SCHEDULE 14A INFORMATION
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Classic Vacation Group, Inc.

(Name of Registrant as Specified In Its Charter)

n/a

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies: Not applicable.
(2) Aggregate number of securities to which transaction applies: Not applicable.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Registrant is receiving an aggregate of $5,037,488.75 in cash and the cancellation of an aggregate of $46,903,543.49 in outstanding debt in exchange for substantially all of its assets and liabilities.
(4) Proposed maximum aggregate value of transaction: $51,941,032.24.
(5) Total fee paid: $10,388.21.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

SUMMARY TERM SHEET

THE PARTIES
THE PROPOSAL
The Closing
Representations and Warranties
Certain Covenants
Conditions to Closing
Termination
The Purchaser Note Purchase Agreement
The Special Payments
Description of the Plan of Liquidation
Liquidation and Dissolution Procedures
Powers of the Company Following Dissolution
Termination
Judicial Supervision of Liquidation
Estimated Amount Available for the Final Distribution
Voting Agreements and Irrevocable Proxy
Recommendation of the Board of Directors
Interests of Certain Persons in the Proposal
Regulatory Approvals
No Appraisal Rights
Certain Federal Income Tax Consequences
To the Company
To the Shareholders
Effect of the Proposal on the Company’s Shareholders
Change in Market Value
Trading of the Company’s Common Stock
Deregistration Under the Securities Exchange Act
Potential Shareholder Liability
Financial Information
THE SPECIAL MEETING
Time, Date and Place
Matters to be Considered at the Special Meeting
Voting and Record Date
Proxies
ADDITIONAL INFORMATION ABOUT THE COMPANY
Recent Sales of Certain of the Company’s Subsidiaries
Security Ownership of Certain Beneficial Owners and Management

CLASSIC VACATION GROUP, INC.

One North First St., Suite 300
San Jose, California 95113
(408) 882-8455

February      , 2002

Dear Shareholder:

      You are cordially invited to attend a Special Meeting of the shareholders of Classic Vacation Group, Inc., a New York corporation (the “Company”), to be held on                 , 2002, at 9:00 a.m. local time, at the Company’s offices at One North First St., Suite 300, San Jose, California 95113.

      At the Special Meeting, the holders of the Company’s common stock, par value $.01 per share (the “Common Stock”), will be asked to consider and vote upon a proposal:

(a)	To approve the sale by the Company of substantially all of its assets to Expedia, Inc., a Washington corporation (the “Purchaser”), for approximately $5 million in cash plus the cancellation of approximately $47 million of the Company’s outstanding debt and the assumption of certain liabilities (the “Sale Transaction”), all to be effected pursuant to an Asset Purchase Agreement, dated as of January 22, 2002; and

(b)	To approve and authorize a proposed Plan of Liquidation and Dissolution of the Company (the “Plan of Liquidation”) including the possible liquidation through a liquidating trust, if the Board determines in its reasonable judgment that the utilization of such a liquidating trust would be cost-efficient or otherwise in the best interests of the Company’s shareholders.

      Details of the Sale Transaction and Plan of Liquidation (together, the “Proposal”) are set forth in the enclosed Proxy Statement, which you are urged to read carefully.

      Your Board of Directors believes that the Proposal is in the best interests of the Company and its shareholders. In arriving at its decision to recommend the Proposal, the Board carefully reviewed and considered the terms and conditions of the Proposal and the factors described in the enclosed Proxy Statement. These factors included a recommendation to approve this transaction made by a Special Committee of the Board constituted to evaluate (a) a pending tender offer previously announced by an affiliate of (i) the Company’s principal lender, an affiliate of Three Cities Research, Inc. (together with its affiliates, “TCR”), and (ii) the Company’s majority shareholder, Thayer Equity Investors III, L.P. (together with its affiliates, “Thayer,” and such offer the “TCR/Thayer Tender Offer”), and (b) any proposed alternative financing transactions to the TCR/Thayer Tender Offer. Your Board of Directors has unanimously approved the Proposal and recommends that holders of Common Stock vote FOR approval of the Proposal.

      Approval of the Proposal requires the affirmative vote of the holders of two-thirds of the Company’s issued and outstanding shares of Common Stock. Consummation of the Proposal will result in the termination of substantially all of the Company’s current operations. Please note that Thayer currently owns greater than two-thirds of the Company’s issued and outstanding shares of Common Stock and has entered into an agreement with the Purchaser to vote its shares in favor of the Proposal.

      Whether or not you plan to attend the Special Meeting, please complete, date, sign and return the enclosed proxy card in the enclosed envelope for which postage has been paid. If you attend the Special Meeting and wish to vote in person, you may do so by withdrawing your proxy prior to the Special Meeting. Under New York law, if you abstain from voting, your abstention will have the same effect as a “no” vote for purposes of determining whether approval of the Proposal has been obtained.

Very truly yours,

Ronald M. Letterman
Vice Chairman, President and
Chief Executive Officer

CLASSIC VACATION GROUP, INC.

One North First St., Suite 300
San Jose, California 95113
(408) 882-8455

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON                    , 2002

       THIS IS NOTICE that a Special Meeting of the shareholders (the “Special Meeting”) of Classic Vacation Group, Inc., a New York corporation (the “Company”), will be held on                 , 2002 at 9:00 a.m. local time, at the Company’s offices at One North First St., Suite 300, San Jose, California 95113, for the purpose of considering and voting upon the following matters:

1.	A proposal:

(a)	To approve the sale by the Company of substantially all of its assets to Expedia, Inc., a Washington corporation, for approximately $5 million in cash plus the cancellation of approximately $47 million of the Company’s outstanding debt and the assumption of certain liabilities, all to be effected pursuant to an Asset Purchase Agreement, dated as of January 22, 2002; and

(b)	To approve and authorize a proposed Plan of Complete Liquidation and Dissolution of the Company including the possible liquidation through a liquidating trust, if the Board determines in its reasonable judgment that the utilization of such a liquidating trust would be cost-efficient or otherwise in the best interests of the Company’s shareholders.

2.	Such other business as may properly come before the Special Meeting and any adjournment thereof.

      The board of directors has fixed February 8, 2002 as the record date of the Special Meeting. Only shareholders of record at the close of business on that date will receive notice of and be entitled to vote at the Special Meeting. All shareholders are cordially invited to attend the Special Meeting.

By the order of the Board of Directors,

Ronald M. Letterman
Vice Chairman, President and
Chief Executive Officer

San Jose, CA

February      , 2002

      Whether or not you plan to attend the Special Meeting, you are urged to sign, date and return the enclosed proxy in the accompanying pre-addressed envelope which requires no postage stamp. Your proxy may be revoked prior to the voting by filing with the secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

CLASSIC VACATION GROUP, INC.

One North First St., Suite 300
San Jose, California 95113
(408) 882-8455

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS
                                     , 2002

       This Proxy Statement is being furnished to the holders as of February 8, 2002 (the “Record Date”) of common stock, par value $.01 per share (the “Common Stock”), of Classic Vacation Group, Inc., a New York corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board” or the “Board of Directors”), for use at a Special Meeting (the “Special Meeting”) of shareholders of the Company (the “Shareholders”) to be held on                 , 2002, at 9:00 a.m. local time at the Company’s offices at One North First St., Suite 300, San Jose, California 95113. This Proxy Statement and the accompanying Proxy are first being mailed to the Shareholders of the Company on or about February      , 2002.

      At the Special Meeting, the holders of the Company’s common stock, par value $.01 per share (the “Common Stock”), will be asked to consider and vote upon a proposal:

(a)	To approve the sale by the Company of substantially all of its assets to Expedia, Inc., a Washington corporation (the “Purchaser”), for approximately $5 million in cash plus the cancellation of approximately $47 million of the Company’s outstanding debt and the assumption of certain liabilities (the “Sale Transaction”), all to be effected pursuant to an Asset Purchase Agreement, dated as of January 22, 2002 (the “Asset Purchase Agreement”); and

(b)	To approve and authorize a proposed Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Liquidation”) including the possible liquidation through a liquidating trust, if the Board determines in its reasonable judgment that the utilization of such a liquidating trust would be cost-efficient or otherwise in the best interests of the Shareholders.

      Details of the Sale Transaction and Plan of Liquidation (collectively, the “Proposal”) are set forth in this Proxy Statement, which you are urged to read carefully.

      Your Board of Directors has unanimously approved the Proposal and recommends that holders of Common Stock vote FOR approval of the Proposal.

      No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement in connection with the solicitation of proxies made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. All information pertaining to the Purchaser and its affiliates contained in this Proxy Statement has been supplied by the Purchaser.

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SUMMARY TERM SHEET

      The following is a brief summary of information contained elsewhere in this Proxy Statement. This summary is not a complete statement of all information, facts or materials to be voted on at the Special Meeting. This summary should only be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained in this Proxy Statement and the Exhibits hereto. Unless otherwise defined, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement. Shareholders are urged to review carefully this Proxy Statement and the Exhibits hereto in their entirety.

The Parties (See page      )

Classic Vacation Group, Inc.

One North First St., Suite 300
San Jose, California 95113
(408) 882-8455

      The Company assembles air, hotel, rental car and other travel components in bulk and provides complete vacations to travelers primarily through other resellers of travel including retail travel agents. The Company primarily provides flexible independent travel programs for individuals. The Company conducts substantially all of its business through its wholly owned subsidiary, Classic Custom Vacations, a California corporation (“CCV”). The Company’s common stock is traded on the American Stock Exchange under the ticker symbol “CLV.”

      The Company’s principal lenders, affiliates of Three Cities Research, Inc. (together with its affiliates, “TCR”), and the Company’s majority Shareholder, Thayer Equity Investors III, L.P. (“Thayer”), have certain interests in the Company and the Proposal set forth in more detail in the sections below captioned “The Proposal — Background,” “The Proposal — Description of the Sale Transaction Pursuant to the Asset Purchase Agreement,” “The Proposal — The Special Payments” and “The Proposal — Interests of Certain Persons in the Proposal.”

Expedia, Inc.

13810 SE Eastgate Way, Suite 400
Bellvue, Washington 98005
(425) 564-7200

      Expedia, Inc., a Washington corporation, is a leading provider of branded online travel services for leisure and business travelers. Expedia operates its own website, located at Expedia.com®, with localized versions in the United Kingdom, Germany, Canada, Italy and the Netherlands. Expedia® also operates the VacationSpot.comTM and Rent-a-Holiday.com websites, a Travelscape® sales call center in Las Vegas, and a call center in Tacoma, Washington. Expedia offers one-stop travel shopping and reservation services, providing reliable, real-time access to schedule, pricing and availability information for over 450 airlines, 4,500 lodging properties, all major car rental companies, dozens of vacation and cruise suppliers and an increasing number of local destination services providers. As of January 15, 2002, Expedia employed approximately 975 full-time employees. The Purchaser’s common stock is traded on the Nasdaq National Market System under the ticker symbol “EXPE.”

The Proposal (See page      )

Description of the Sale Transaction Pursuant to the Asset Purchase Agreement (See page )

      The Company and CCV have entered into an Asset Purchase Agreement, dated as of January 22, 2002, with the Purchaser. The Asset Purchase Agreement provides for the Sale Transaction consisting of the sale by the Company of substantially all of the assets and liabilities of CCV to the Purchaser for an aggregate purchase price of $5,037,488.75 in cash and cancellation of approximately $47 million of the Company’s debt.

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The Purchaser has agreed, pursuant to a note purchase agreement, to purchase such debt from GV Investment, LLC, an affiliate of TCR (“GVI”), and CVG Investment, LLC, an affiliate of TCR and Thayer (“CVGI”), in exchange for either cash or the Purchaser’s common stock or some combination thereof, which cash, together with the net proceeds of the sale of such stock, is equal to the face value of such debt plus interest. Pursuant to this note purchase agreement, the Purchaser has agreed to cancel the convertible and exchangeable debt it receives from CVGI and GVI in exchange for demand replacement notes to be issued by the Company for the same face value, interest terms and default interest terms, which demand replacement notes will be cancelled as part of the purchase price under the Asset Purchase Agreement. The note purchase agreement is described in more detail below in the section captioned “The Proposal — Description of the Sale Transaction Pursuant to the Asset Purchase Agreement — The Purchaser Note Purchase Agreement.”

      Because the Company has disposed of, or wound down, all of its businesses not related to CCV, the Sale Transaction will leave the Company with no travel operations. Accordingly, following consummation of the Asset Purchase Agreement, the Company intends to convert all of its remaining assets to cash and to implement the Plan of Liquidation, whereby the Company will retire all of its remaining liabilities and distribute any remaining cash to the Shareholders. The Asset Purchase Agreement contains certain standard representations and warranties, covenants, closing conditions and termination provisions described in more detail below.

The Special Payments (See page )

      In connection with the purchase by the Purchaser of the debt held by CVGI and GVI, GVI has agreed to pay the Company’s transfer agent, within 45 days after the closing of the Purchaser Note Purchase Agreement, an aggregate of $661,016, with an irrevocable and unconditional instruction to the transfer agent to distribute such amount to the Shareholders (excluding GVI and Thayer) at a rate of $0.15 per share (the “GVI Distribution”). In addition, Thayer has agreed to pay GVI, within 40 days after consummation of the Purchaser Note Purchase Agreement, an aggregate of $484,745 to be forwarded to the transfer agent by GVI concurrently with the payment of the $661,016, with an irrevocable and unconditional instruction to the transfer agent to distribute such amount to the Shareholders (excluding GVI and Thayer) at a rate of $0.11 per share (the “Thayer Distribution”). The payments of an aggregate of $0.26 per share to the Shareholders (excluding GVI and Thayer) are referred to herein as the “Special Payments.”

Description of the Plan of Liquidation (See page )

      Pursuant to the Asset Purchase Agreement, the Company has agreed to liquidate in accordance with New York law as soon as practicable after the Closing to be held under the Asset Purchase Agreement and distribute to the Shareholders any remaining proceeds after discharging all remaining liabilities.

      Concurrently with execution of the Asset Purchase Agreement, the Company entered into the Liquidation and Indemnification Agreement, dated as of January 22, 2002 (the “Liquidation Agreement”), with the Purchaser, Thayer and Debbie A. Lundquist, the Company’s current Executive Vice President, Chief Financial Officer and Treasurer, who, following the Sale Transaction will be an employee of the Purchaser. Pursuant to the Asset Purchase Agreement the Company agreed to, in accordance with the Liquidation Agreement, effect a liquidating distribution to the Shareholders consisting of any cash remaining after payment of all amounts owed to any creditors of Classic including any federal, state or local taxes payable by the Company and its affiliates (including CCV). Such distribution may occur all at once or in a series of distributions.

      The Company is currently considering the most effective means of effecting the liquidating distribution, including the possibility of transferring the Company’s assets into a liquidating trust thereby potentially allowing it to reduce its expenses.

      Although there can be no assurance that any amount will remain after the Company has discharged its remaining liabilities following the consummation of the Sale Transaction, any amounts actually remaining will be distributed to the Shareholders. Because of uncertainties relating to the amount of the Company’s liabilities after the Sale Transaction, at this time the Company is only able to provide a very rough estimate of the

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proceeds that would be available to the Shareholders in any potential liquidating distribution. The Company estimates that as a result of the consummation of the Plan of Liquidation, between $0.11 and $0.25 per share may be available for distribution to the Shareholders. There can be no assurance that amounts estimated will be realized since realization is dependent upon a number of factors beyond the Company’s control including the amount of the transaction costs related to the TCR/Thayer tender offer, the note purchase agreement for the sale of the Notes and the Asset Purchase Agreement (and the transactions related thereto and contemplated thereby), assertion of unanticipated liabilities and the actual realization of certain miscellaneous assets and finalization of obligations to be paid. Any increase in the Company’s actual obligations or decrease in its realization of assets will reduce the per share amounts to be distributed to the Shareholders.

Voting Agreements and Irrevocable Proxy (See page )

      In connection with the repayment of the debt held by CVGI and GVI, the Purchaser has entered into agreements with Thayer and GVI pursuant to which each of GVI and Thayer have agreed to vote in favor of the Proposal and to grant the Purchaser an irrevocable proxy to vote the shares held by Thayer and then-held by GVI in favor of the Proposal.

Recommendation of the Board of Directors (See page )

      The Board of Directors believes that the Proposal is fair to and in the best interests of the Company and its Shareholders. Accordingly, the Board of Directors has unanimously approved the Proposal and recommends to the Company’s Shareholders that they vote FOR the approval of the Proposal. The Board of Directors has determined that the Proposal represents an opportunity to sell the Company’s assets at acceptable valuations given current market conditions and the pending tender offer made by TCR and Thayer. In reaching its decision, the Board considered the terms of the various transaction documents and the recommendation of a special committee of independent directors (the “Special Committee”) to approve the transactions. The Special Committee considered the imminent expiration and expected closing of the tender offer made by TCR and Thayer, the fact that the Proposal represents the best offer available after diligent efforts by the Company and the Special Committee’s financial advisor to secure additional offers and the fact that the Proposal provides for the payment of at least $0.26 per share to the Company’s Shareholders in comparison to the $0.15 per share the Company’s Shareholders would receive in the tender offer. In light of the foregoing and the current market valuation of the Company, the Special Committee determined that, in its judgment, the transactions are, under the circumstances, fair to and in the best interests of the Company and the Shareholders.

Regulatory Approvals (See page )

      No state or federal regulatory approval is required in connection with the Sale Transaction other than the expiration or termination of a waiting period under federal antitrust laws, if applicable. No state or federal regulatory approval is required in connection with the Plan of Liquidation other than obtaining of consent by the Company from the Tax Commission for the State of New York prior to effecting a dissolution under New York law.

No Appraisal Rights (See page )

      There are no dissenters’ rights of appraisal in connection with the Sale Transaction and the Plan of Liquidation.

Certain Federal Income Tax Consequences (See page )

To the Company (See page )

      The sale of the Company’s (and CCV’s) assets pursuant to the Asset Purchase Agreement and liquidation of the Company’s assets pursuant to the Plan of Liquidation will be taxable transactions with respect to the Company (and CCV) to the extent that any gain or loss is realized. The Company (and CCV) will realize gain or loss measured by the difference between the proceeds received by them on such sale and

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the Company’s (and CCV’s) tax basis in the assets. For purposes of calculating gain or loss, the proceeds received by the Company (and CCV) will include the cash received by the Company (and CCV), the amount of the Company’s (and CCV’s) indebtedness that is cancelled or assumed, any other consideration received by the Company (and CCV) for their assets. It is anticipated that the Company (and CCV) will have sufficient current losses to offset any gain for regular Federal income tax purposes.

      The Company (and CCV) may be subject to state income taxes to the extent that gains exceed losses for state tax law purposes, but does not anticipate that such taxes, if any, will be significant.

To the Shareholders (See page )

      Generally, any gain or loss recognized by a Shareholder of the Company on the liquidation of the Company will constitute a capital gain or loss so long as such Shareholder holds his shares as a capital asset. In general, the amount of gain or loss recognized by a Shareholder on the liquidating distribution by the Company will be measured as the amount by which the cash (or other property) received by such Shareholder in the liquidating distribution of the Company exceeds or is less than his tax basis in the shares of Common Stock redeemed in the liquidation. While the issue is not free from doubt, the Company believes that the Shareholders may take the position that the Special Payments are in respect of the Company’s liquidation given that the Special Payments are required in connection with the repayment of the Company’s debt, the sale of its assets and the distribution by the Company of all remaining sale proceeds in complete redemption of all of the Company’s outstanding Common Stock — all of which steps are integral components of the Company’s Plan of Liquidation. As such, the Special Payments would be treated as part of the consideration received by Shareholders in exchange for the termination of their interest in the Company and would therefore be part of the proceeds taken into account in determining their gain or loss on liquidation of the Company. No assurance can be given, however, that the IRS would not take a view that the Special Payments are, for federal income tax purposes, equivalent to a dividend and taxable as ordinary income, particularly if a Shareholder disposes of his Common Stock after the Special Payments are made and before the final liquidating distribution, if any, is made.

      If a liquidating trust is used, Shareholders will be treated for tax purposes at the time of transfer as having received their pro rata share of cash or other property transferred to the liquidating trust, reduced by the amount of liabilities assumed by the liquidating trust or to which the property transferred is subject. The liquidating trust itself should not be subject to tax. After formation of the liquidating trust, the Shareholders must take into account for Federal income tax purposes each year their allocable portion of any income, expense, gain or loss recognized by the liquidating trust. As a result of the transfer of property to the trust and ongoing operations of the trust, Shareholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust with which to pay the tax.

      The foregoing summary is based on current law (which is subject to change) and is provided for general information only.

      Because the tax consequences of the Special Payments and the liquidation of the Company may vary depending upon the particular circumstances of each Shareholder and other factors, Shareholders are urged to consult with their tax advisers to determine the particular tax consequences to them of the Special Payments and the liquidation and the application and effect of state, local, and foreign income and other tax laws.

Effect of the Proposal on the Company’s Shareholders (See page )

      Upon payment of the $0.26 per share by GVI and Thayer to the unaffiliated public Shareholders, the residual value in the Company’s common stock will be the right to receive the proceeds of the liquidating distribution. As a result, it is likely that the market value of the Common Stock will decrease significantly after this payment is made.

      In order to reduce expenses before the liquidating distribution, after the Special Payments are made to the Shareholders and after consummation of the sale of the Company’s assets to the Purchaser, the Company

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may delist its common stock from trading on the American Stock Exchange and may deregister from the public company reporting obligations under federal securities laws. Upon delisting there will no longer be a public market for the Company’s common stock and upon deregistration the Shareholders will no longer be entitled to receive annual reports, quarterly reports, current reports or other similar information from the Company under the federal securities laws.

      While the Board believes that, following the assumption of the liabilities of CCV by the Purchaser as contemplated by the Asset Purchase Agreement, there will be sufficient funds available from the sale of the Company’s (and CCV’s) assets to cover all remaining known obligations and liabilities of the Company (and CCV), and while the liquidating distribution will not be made if and to the extent that the Company has any known contingent liabilities (other than such as the Board believe have been provided for), there can be no assurance that unanticipated claims will not arise against the Company and/or its officers and directors. If such unanticipated claims arise and are not satisfied through insurance proceeds, if applicable, each Shareholder may be jointly and severally liable for such claims up to the amount received by such Shareholder in the liquidating distribution.

The Special Meeting (See page      )

Time, Date and Place; Matters to be Considered (See page )

      The Special Meeting will be held on February      , 2002, at 9:00 a.m. local time, at the Company’s offices at One North First St., Suite 300, San Jose, California 95113. At the Special Meeting, the Shareholders will be asked to consider and vote upon the Proposal and conduct such other business as may properly come before the Special Meeting and any adjournment thereof.

Voting and Record Date (See page )

      The Board of Directors has fixed February 8, 2002, as the record date for determining holders of Common Stock of record entitled to receive notice of and to vote at the Special Meeting. Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by a properly executed proxy, with respect to the approval of the Proposal and any other matter to be submitted to a vote of Shareholders at the Special Meeting.

      The presence at the Special Meeting, in person or by a proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum at the Special Meeting. Votes cast by proxy or in person at the Special Meeting will be counted by the persons appointed by the Company to act as the inspectors for the meeting. Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Vote Required

      The sale of substantially all of the Company’s assets requires an affirmative vote of the holders of two-thirds of the shares entitled to vote at the meeting. Abstentions and “broker non-votes” will be included in the calculation for purposes of determining whether the Proposal has been approved and will have the same effect as “no” votes.

      The Board has unanimously approved the Proposal and recommends a vote FOR the approval of the Proposal. The Company is seeking shareholder approval of the Proposal. If the Company fails to obtain approval of the Proposal by the Shareholders, the Company will not proceed with the Sale Transaction or the Plan of Liquidation. Please note, however, that Thayer owns greater than two-thirds of the Company’s issued and outstanding shares of Common Stock and has entered into an agreement with the Purchaser to vote its shares in favor of the Proposal.

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Proxies

      All shares of Common Stock that are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not duly and timely revoked, will be voted at the Special Meeting in accordance with the choices marked thereon by the Shareholders. Unless a contrary choice is marked, the shares will be voted FOR approval of the Proposal. At the time this Proxy Statement was mailed to Shareholders, the Board of Directors was not aware that any other matters not referred to herein would be presented for action at the Special Meeting. If any other matters properly come before the Special Meeting, the persons designated in the proxy intend to vote the shares represented thereby in accordance with their best judgment.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

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Exhibit A — Asset Purchase Agreement

Exhibit B — Plan of Liquidation
Exhibit C — Purchaser Note Purchase Agreement
Exhibit D — Liquidation and Indemnification Agreement
Exhibit E — Form of Proxy

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THE PARTIES

The Company and Classic Custom Vacations

      The Company assembles air, hotel, rental car and other travel components in bulk and provides complete vacations to travelers primarily through retail travel agents. The Company primarily provides flexible independent travel programs for individuals. The Company conducts substantially all of its business through its wholly owned subsidiary, CCV.

      The principal executive offices of the Company are located at One North First St., Suite 300, San Jose, California 95113 and the telephone number of the Company is (408) 882-8455. As of February      , 2002, there were 14,392,825 shares of Common Stock outstanding. The Common Stock is traded on the American Stock Exchange under the ticker symbol “CLV.”

The Purchaser

      Expedia, Inc., a Washington corporation, is a leading provider of branded online travel services for leisure and business travelers. Expedia operates its own website, located at Expedia.com®, with localized versions in the United Kingdom, Germany, Canada, Italy and the Netherlands. Expedia® also operates the VacationSpot.comTM and Rent-a-Holiday.com websites, a Travelscape® sales call center in Las Vegas, and a call center in Tacoma, Washington. Expedia offers one-stop travel shopping and reservation services, providing reliable, real-time access to schedule, pricing and availability information for over 450 airlines, 4,500 lodging properties, all major car rental companies, dozens of vacation and cruise suppliers and an increasing number of local destination services providers. As of January 15, 2002, Expedia employed approximately 975 full-time employees. The principal executive offices of the Purchaser are located at 13810 SE Eastgate Way, Suite 400, Bellvue, Washington 98005 and the telephone number of the Purchaser is (425) 564-7200. The Purchaser’s common stock is traded on the Nasdaq National Market System under the ticker symbol “EXPE.”

THE PROPOSAL

Background

     Background of the TCR/ Thayer Tender Offer

      GVI currently owns approximately $32 million of the Company’s 9% Convertible Subordinated Notes due 2007 (the “9% Notes”), as well as 386,300 shares of Common Stock. Thayer currently owns 9,599,749 shares of Common Stock, excluding certain shares personally owned by two members of the Board that are affiliates and/or designees of Thayer. Until September 2001, two of TCR’s designees were also members of the Board. In addition, as of February      , 2002, CVGI has purchased an aggregate of $15 million of the Company’s 7.5% Convertible Senior Subordinated Notes due 2006 and 7.5% Exchangeable Senior Subordinated Notes due 2006 (together the “7.5% Notes,” and collectively with the 9% Notes, the “Notes”) pursuant to a Note Purchase Agreement dated November 2, 2001 (the “CVGI Note Purchase Agreement”), described in more detail below.

      Following the terrorist attacks of September 11, 2001, the Company’s business was severely and negatively affected by a sharp reduction in the bookings of new trips as well as an increase in cancellations of existing reservations. Following extensive negotiations with the Company, on October 12, TCR and Thayer agreed to provide additional financing to the Company through CVGI. CVGI and the Company subsequently entered into the CVGI Note Purchase Agreement which provided, subject to certain conditions, that CVGI would purchase up to $24.25 million of the Company’s 7.5% Notes. One element of the CVGI Note Purchase Agreement was that CVGI would initiate a tender offer to take the Company private at a price of $0.15 per share (the “TCR/Thayer Tender Offer”). On November 13, CVGI, through a wholly owned subsidiary, launched the TCR/Thayer Tender Offer. Pursuant to the terms of the CVGI Note Purchase Agreement, during the pendency of the TCR/Thayer Tender Offer the Company had the right to seek a transaction with a third-party acquiror that would provide the Shareholders with a price per share greater than the $0.15 offered in the TCR/Thayer Tender Offer.

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      The Board initially adopted a neutral position with respect to whether the Shareholders should tender their shares in the TCR/Thayer Tender Offer. This neutral position was reflected in the Company’s response to the TCR/Thayer Tender Offer filed with the SEC on November 27. Following the filing of its response, however, the Board, acting through the Special Committee, discovered what it believed to be violations of certain of the SEC’s tender offer rules, in the conduct of the tender offer by CVGI and its affiliates. As such, the Special Committee, acting on behalf of the Board, changed the Board’s recommendation with respect to the TCR/Thayer Tender Offer and recommended that the Shareholders not tender their shares in the TCR/Thayer Tender Offer. Please note that the Company’s response to the TCR/Thayer Tender Offer has been set forth in a Response to Offer to Purchase for Cash, as supplemented, previously mailed to the Shareholders and is available on the SEC’s website at http://www.sec.gov as an exhibit to the Company’s Schedule 14D-9, as amended, initially filed with the SEC on November 27, 2001.

      In forming CVGI, Thayer and TCR entered into a Capital Contribution Agreement to address issues related to CVGI’s capitalization. Certain provisions of the Capital Contribution Agreement provided the basis for some of the Special Committee’s concerns with respect to the legality and fairness of the TCR/Thayer Tender Offer. In one such provision, TCR granted Thayer an option to purchase the rights to $3,897,945 of principal amount of the proceeds of the 9% Notes held by TCR for an exercise price of $897,945 exercisable upon the termination of the CVGI Note Purchase Agreement (the “9% Notes Option”). Thus, in the event that the CVGI Note Purchase Agreement was terminated and the 9% Notes repaid in the context of a transaction with a third-party acquiror, Thayer would obtain $3 million not available to the unaffiliated public Shareholders.

      Following the execution of the CVGI Note Purchase Agreement, the Company and the Special Committee continued to work with its financial and legal advisors to identify and negotiate a transaction with a third-party acquiror that would be more favorable to the Shareholders than the TCR/Thayer Tender Offer. In the process of seeking and evaluating possible financing alternatives to the TCR/Thayer Tender Offer, the Company, through the Special Committee’s financial and legal advisors, together with representatives of Thayer, held discussions with the Purchaser, among others, regarding an acquisition of the Company by the Purchaser that would yield greater than $0.15 per share to the Shareholders. TCR indicated that it would only consent to any such transaction if the Notes, plus all outstanding interest on the Notes, were paid in full, but also indicated that if such repayment were to occur, TCR would pay the Company’s unaffiliated public Shareholders (i.e., Shareholders other than TCR and Thayer) $0.15 per share in connection with such repayment of the debt (the “TCR Distribution”).

      As noted above, the Capital Contribution Agreement provides that in the event that the CVGI Note Purchase Agreement was terminated in order to permit the Company to enter into a transaction with a third-party purchaser in a transaction in which the 9% Notes are repaid, Thayer would have the right to a payment of $3 million by exercising its 9% Notes Option. During the negotiations of the present transaction, it became clear to the Special Committee that Thayer intended to exercise the 9% Note Option. After discussions with the Special Committee, Thayer agreed to share the proceeds of the 9% Note Option with the Company’s public Shareholders. The agreement provided that since Thayer would not be sharing in the TCR Distribution, Thayer would retain $0.15 of the proceeds of the 9% Notes Option for each share of Common Stock owned by Thayer. Thayer would then share the remaining proceeds of the 9% Notes Option with the Company’s public Shareholders in accordance with their pro rata ownership of Common Stock. This pro rata distribution to the Company’s unaffiliated public Shareholders will yield approximately $0.11 per share (the “Thayer Distribution”). The TCR Distribution combined with the Thayer Distribution will result in the unaffiliated public Shareholders receiving $0.26 per share while Thayer will retain $0.26 per share of the proceeds of the 9% Notes Option.

      Since the Special Payment will yield an aggregate of $0.26 per share to the Shareholders with the possibility of an additional amount upon liquidation of the Company, it is the view of the Special Committee and the Board that these transactions in the aggregate are superior to the TCR/Thayer Tender Offer.

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      The TCR/Thayer Tender Offer was initially scheduled to expire on December 31, 2001, but was subsequently extended (as described in more detail in the following section) and is now scheduled to expire on 5:00 p.m., New York City time on February 15, 2002.

     Background of the Transactions with the Purchaser

      On November 19, 2001, the Company, through the Special Committee’s financial advisor, Dresdner Kleinwort Wasserstein (“DrKW”), received a proposal from the Purchaser to acquire CCV (the “November 19 Proposal”). The November 19 Proposal contemplated that the Purchaser would acquire all of the Company’s outstanding Notes for shares of the Purchaser’s common stock to be used to effect a repayment of the entire outstanding balance on the 7.5% Notes at face value and the 9% Notes at a discount, in addition to substantially all of the assets and liabilities of CCV as of September 30, 2001 plus the transfer of certain cash from the Company to CCV prior to the closing of the transaction in exchange for cash. In addition, the Purchaser indicated that following closing of the proposed transaction, it would be willing to use its commercially reasonable efforts to register the shares of the Purchaser’s common stock for resale.

      Following receipt of the November 19 Proposal, the Company’s management and the Special Committee, through its legal counsel and DrKW, entered into discussions with the Purchaser and its legal counsel regarding the status of the pending TCR/Thayer Tender Offer. Since approval of any such proposal would require the consent of the Company’s principal lender and the approval of its majority shareholder, DrKW and the Company’s management also initiated discussions with TCR and Thayer regarding the November 19 Proposal.

      On December 14, 2001, the Company received a letter from a representative of TCR indicating that TCR would not accept a discount with regards to the Notes it held or controlled or accept the stock of the Purchaser (or any other company) in satisfaction of its Notes.

      On December 27, after receiving verbal indications from the Purchaser that it would consider a new proposal that would contemplate payment in full of all the Company’s outstanding debt, counsel to the Company and the Special Committee presented a draft proposal to the Purchaser and its counsel.

      Also on December 27, TCR and Thayer extended the TCR/Thayer Tender Offer until 5:00 p.m., New York City time, on January 7, 2002.

      On December 29, after several discussions among the Purchaser, the Company and their respective counsel concerning the details of such proposal, a draft non-binding Letter of Intent (the “December 29 Letter of Intent”) reflecting an alternative financing transaction which the Company and the Special Committee were in favor of attempting to consummate (but which would require the approval and participation of TCR and Thayer) was circulated among the Company and the Purchaser and their respective counsel. The December 29 Letter of Intent contemplated:

•	the repayment of a certain portion of the Notes by the Company;

•	the contribution by Thayer of $3 million of proceeds from the 9% Notes Option to pay transaction costs related to the TCR/Thayer Offer, this proposed transaction and a liquidating distribution of the Company’s assets;

•	the repayment of the entire outstanding balance on the Notes at face value;

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•	The acquisition by the Purchaser of all of the outstanding shares of CCV for cash; and

•	A liquidating distribution to the Company’s Shareholders of the Company’s assets consisting of the proceeds from the Purchaser’s cash consideration from the sale of assets and any amount remaining from the amount contributed by Thayer after paying the expenses described above.

      While the steps above would have paid 100% of the outstanding face value of the outstanding Notes, GVI and CVGI would not have the certainty they desired that they would be able to sell the Purchaser’s stock and receive proceeds in the full amount of the outstanding Notes. Although the Company believed that the risk to the debtholders was low, TCR indicated that it was unwilling to accept stock with a value as of closing of 100% of its debt value unless it would also be guaranteed that its net proceeds from the sale of that stock would equal 100% of such value as well.

      Between December 29 and January 6, 2002, the parties and their respective counsel entered into discussions regarding the December 29 Letter of Intent. The Company, the Special Committee, TCR and Thayer requested that the Purchaser merge with or otherwise acquire the Company instead of only the specified CCV assets and liabilities, but the Purchaser indicated that it was unwilling to acquire the Company due to concerns about certain potential liabilities of the Company and CCV, including potential liabilities to Shareholders related to the TCR/Thayer Tender Offer or otherwise.

      On January 6, 2002, in discussions among the parties and their respective legal counsel, the Purchaser indicated that it would be willing to provide a payment to GVI and CVGI either in additional shares of the Purchaser’s common stock or in cash, at the Purchaser’s discretion, for any shortfall in the net proceeds received by the debtholders between the time of closing the transaction and the sale of the Purchaser’s common stock, thereby guaranteeing that GVI and CVGI would receive net proceeds of 100% of the debt value plus any outstanding interest as of the closing date of such a transaction. Subsequently, the Special Committee requested that TCR and Thayer extend the TCR/Thayer Tender Offer to allow the parties time to negotiate transaction documents. On January 7, TCR and Thayer extended the TCR/Thayer Tender Offer until 5:00 p.m., New York City time, on January 18, 2002.

      The Company, the Purchaser, TCR and Thayer, and their respective counsel, proceeded, over the next several days, to negotiate definitive transaction documents. On January 18, final agreement regarding the terms of the definitive transaction documents had not been reached and TCR and Thayer extended the TCR/Thayer Tender Offer until 5:00 p.m., New York City time, on January 22, 2002. Final agreement regarding the terms of the definitive transaction documents had not been reached by the afternoon of January 22 and TCR and Thayer extended the TCR/Thayer Tender Offer until 5:00 p.m., New York City time, on January 25, 2002. The parties reached final agreement early in the morning of January 23 and agreed to date the transaction documents as of January 22. Subsequently, TCR and Thayer extended the TCR/Thayer Tender Offer until 5:00 p.m., New York City time, on February 15, 2002.

Description of the Sale Transaction Pursuant to the Asset Purchase Agreement

      The Company and CCV have entered into an Asset Purchase Agreement, dated as of January 22, 2002, with the Purchaser. The Asset Purchase Agreement provides for the Sale Transaction consisting of the sale by the Company of substantially all of the assets and liabilities of CCV to the Purchaser for an aggregate purchase price of $5,037,488.75 in cash and cancellation of approximately $47 million of the Company’s debt. The Purchaser has agreed, pursuant to a note purchase agreement, to purchase such debt from CVGI and GVI, in exchange for either cash or the Purchaser’s common stock or some combination thereof, which cash, together with the net proceeds of the sale of such stock, is equal to the face value of such debt plus interest, subject to certain adjustments. Pursuant to this note purchase agreement, the Purchaser has agreed to cancel the convertible and exchangeable debt it receives from CVGI and GVI in exchange for demand replacement notes to be issued by the Company for the same face value, interest terms and default interest terms, which demand replacement notes will be cancelled as part of the purchase price under the Asset Purchase

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Agreement. The note purchase agreement is described in more detail below in the section captioned “The Proposal — Description of the Sale Transaction Pursuant to the Asset Purchase Agreement — The Purchaser Note Purchase Agreement.”

      The following is a summary of the material provisions of the Asset Purchase Agreement and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, a copy of which is attached as Exhibit A to the Company’s Schedule 14A, filed with the SEC on February      , 2002, a copy of which can be found on the SEC’s website at http://www.sec.gov. Terms in this section which are not otherwise defined in the summary or elsewhere in this Proxy Statement shall have the meanings set forth in the Asset Purchase Agreement.

     Assets

      The Assets include all of the right, title and interest to all of the assets, properties, goodwill and business of every kind related to CCV’s business whether held by the Company or CCV other than (a) a bank account for the deposit of the purchase price upon Closing of the Asset Purchase Agreement, (b) all the rights of CCV under the Asset Purchase Agreement and the related bill of sale and assumption agreement, (c) certain of the Company’s benefit plans and agreements related to employment or insurance and (d) the exclusivity provision of an agreement, to the extent the Purchaser would be bound by such provision, between the Company and a major car rental company.

     Liabilities

      The Assumed Liabilities include all liabilities related to CCV’s business whether held by the Company or CCV other than (a) any tax liability (other than property, sales, use, workers compensation and excise taxes which taxes are specifically assumed) of CCV, the Company and its affiliates, (b) any liabilities under either the Company’s contracts or CCV’s contracts that do not relate to CCV’s business, (c) all liabilities arising from certain excluded assets and (d) all obligations of CCV under the Asset Purchase Agreement and the related bill of sale and assumption agreement (collectively, the “Excluded Liabilities”).

     Consideration

      In consideration for the purchase of the Assets and the Assumed Liabilities, the Purchaser will pay to the Company at the Closing an aggregate purchase price of $5,037,488.75 in cash (the “Purchase Price”), which shall be reduced dollar for dollar to the extent that the following is not achieved by the Company prior to the Closing:

•	the release of up to $1,655,000 of the Company’s restricted cash which is currently being used to collaterize certain of its letters of credit and which cash will be available upon removal of the restrictions by the Company;

•	the release of up to $2,024,000 of the Company’s restricted cash which is currently being used to collaterize certain of its letters of credit and which cash will be available upon provision of substitute collateral by the Purchaser; and

•	the receipt by the Company $450,000 from the proceeds of an agreement between the Company and a major global distribution system provider.

      In addition, as described in more detail below in the section captioned “The Proposal — Description of the Sale Transaction Pursuant to the Asset Purchase Agreement — The Purchaser Note Purchase Agreement,” the Purchaser will be acquiring approximately $47 million of debt from CVGI and GVI which the Purchaser has agreed to cancel in exchange for demand replacement notes to be issued by the Company which demand replacement notes the Purchaser will be cancelled as part of the purchase price under the Asset Purchase Agreement.

      The Purchase Price was determined by negotiations among the Company, the Purchaser, TCR and Thayer. The Company did not utilize an appraisal or other independent determination of asset value, and the Company did not obtain a fairness opinion. The Board and the Company’s management believe that the Purchase Price reflects the fair market value of the assets to be sold and liabilities to be assumed or cancelled in light of current market conditions.

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     The Closing

      The sale and transfer of the Assets to, and the assumption of the Assumed Liabilities and cancellation of the $47 million in debt by, the Purchaser will take place on the third business day after the expiration or termination of all applicable waiting periods under the federal antitrust statutes and satisfaction or waiver of all other conditions to closing described in the section below captioned “The Proposal — Description of the Sale Transaction Pursuant to the Asset Purchase Agreement — Conditions to Closing.” The date of the Closing under the Asset Purchase Agreement is referenced herein as the “Closing Date.”

     Representations and Warranties

      The Asset Purchase Agreement contains certain representations and warranties of the parties relating to, among other things, the authority of each of the parties to execute and enter into the Asset Purchase Agreement, the lack of conflict with any organizational documents, agreements or rules and obtaining requisite consents and approvals. The Asset Purchase Agreement also contains certain representations and warranties of CCV and the Company relating to, among other things, the accuracy of information provided to the Purchaser related to the CCV’s financial affairs, including the character, ownership of and ability to transfer the Assets and the nature and extent of CCV’s liabilities, such as receivables, payables, bookings, conduct of business, the absence of litigation and other legal proceedings, compliance with laws, material contracts, intellectual property, real property, consortia, suppliers, employee benefits, taxes, insurance.

     Certain Covenants

      The Asset Purchase Agreement contains certain covenants and agreements of the Company and CCV to and with the Purchaser regarding the relationship prior to and after Closing between the Company and CCV, on the one hand, and the Purchaser, on the other. These covenants include the agreements by the Company and CCV, among other things: (a) to conduct CCV’s business in the ordinary course and consistent with CCV’s prior practice; (b) to allow the Purchaser reasonable access to CCV’s records and provide such additional financial and operational data as the Purchaser may reasonably request; (c) maintain the confidentiality of information related to CCV’s business; (d) to use their best efforts to obtain any requisite governmental approvals or consents; (e) to provide notice to the Purchaser of events, circumstances or material developments that could result in a default under the Asset Purchase Agreement; (f) to refrain from soliciting or discussing proposals with any third party related to the acquisition in part or whole of the Company (including CCV); (g) to obtain the necessary approval of the Shareholders; (h) to obtain the consent of the Purchaser prior to undertaking certain actions before Closing; and (i) to effect a liquidating distribution in accordance with New York law and the Liquidation Agreement described in more detail in the section captioned “The Proposal — Description of the Plan of Liquidation”). These covenants also include certain agreements of the Company and CCV related to effecting the transfer of the Assets and the Assumed Liabilities.

     Conditions to Closing

      The obligations of each party to consummate the Sale Transaction is subject to the fulfillment (or waiver) of certain conditions including, among other things: (a) that the Sale Transaction has been approved by the Shareholders and (b) that no government order is in effect prohibiting or restricting the consummation of the Sale Transaction.

      The obligations of the Purchaser to consummate the Sale Transaction is subject to the fulfillment (or waiver) of certain additional conditions including, among other things: (a) that the representations and warranties of the Company and CCV are true and correct in all material respects and that the Company and CCV have complied with their covenants in all material respects; (b) that the Purchaser has received all necessary government consents and approvals and certain specified third party consents; (c) that no material adverse effect has occurred; and (d) that the transactions contemplated by the Purchaser Note Purchase Agreement described below shall have been consummated.

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     Termination

      The Asset Purchase Agreement may be terminated at any time prior to the Closing:

•	by the Purchaser (a) if an event or condition has occurred that results in or may reasonably be expected to result in a material adverse effect, (b) there has been a default by the Company or CCV under the Asset Purchase Agreement or (c) the Company or CCV has instituted bankruptcy proceedings;

•	by the Purchaser if the Closing has not occurred by June 30, 2002, provided that a default by Purchaser under the Asset Purchase Agreement is not responsible for the Closing not having occurred;

•	by any party if there is in effect a final or nonappealable order from a governmental authority prohibiting the transactions contemplated by the Asset Purchase Agreement; or

•	by mutual written agreement of the parties.

     The Purchaser Note Purchase Agreement

      As set forth above in “The Proposal — Background” and “The Proposal — Description of the Sale Transaction Pursuant to the Asset Purchase Agreement — Conditions to Closing,” in connection with the Sale Transaction, the Purchaser and the Company entered into a Note Purchase Agreement dated January 22, 2002 (the “Purchaser Note Purchase Agreement”) with CVGI and GVI pursuant to which the Purchaser agreed to purchase all of the outstanding Notes issued by the Company and held by GVI or CVGI for approximately, $47 million, which amount represents all of the outstanding principal and accrued interest under the Notes as of the date of purchase. Under the Note Purchase Agreement, the Purchaser agreed to acquire from CVGI all of the outstanding 7.5% Notes and from GVI all of the outstanding 9% Notes. The following summary description of the Purchaser Note Purchase Agreement is qualified in its entirety by reference to the Purchaser Note Purchase Agreement, a copy of which is attached as Exhibit C to the Company’s Schedule 14A, filed with the SEC on February      , 2002, a copy of which can be found on the SEC’s website at http://www.sec.gov.

      In connection with its purchase of the Notes pursuant to the Purchaser Note Purchase Agreement, the Purchaser agreed to deliver to each of CVGI and GVI either cash or newly issued shares of the Purchaser’s common stock or a combination thereof, at the Purchaser’s discretion. To permit each of CVGI and GVI to resell any common shares issued to them by the Purchaser, the Purchaser also agreed to register those shares on a resale registration statement and to maintain that registration until all such shares are sold. Under the Purchaser Note Purchase Agreement, the Purchaser will control the form, timing, manner and size of each resale for the first 30 trading days following the purchase of the Notes, such that the aggregate net proceeds to each of CVGI and GVI from the resale of such shares, together with any cash paid by the Purchaser, will equal all of the outstanding principal and accrued interest on the Notes owed to such noteholder as of the date of the purchase of the Notes.

      The Purchaser filed the resale registration statement with the SEC on January 30, 2002, and the transactions contemplated by the Purchaser Note Purchase Agreement will close promptly following the SEC declaring the resale registration statement effective. Upon the consummation of the transactions contemplated by the Purchaser Note Purchase Agreement, the Notes will be cancelled and the Company will issue to the Purchaser replacement notes (the “Replacement Notes”) in the amount of the outstanding principal and accrued interest under the Notes as of the date of issuance of the Replacement Notes. Each Replacement Note will have the same interest rate, maturity date and default interest rate as the Note in place of which it will be issued, but the Replacement Notes will otherwise be demand notes with no other features such as conversion or exchange rights. The Replacement Notes will be cancelled upon the consummation of the transactions contemplated by the Asset Purchase Agreement as payment by the Purchaser, together with approximately $5 million in cash, of the purchase price thereunder. In the event that the Asset Purchase Agreement is terminated prior to the consummation of the transactions contemplated by the Asset Purchase Agreement, the Purchaser will have the right to demand payment from the Company under the Replacement Notes at any time after such date.

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      Pursuant to the Purchaser Note Purchase Agreement, CVGI agreed to cause the TCR/Thayer Tender Offer to be extended until February 15, 2002 and agreed to further extend the TCR/Thayer Tender Offer as necessary to the actual date of closing under the Purchaser Note Purchase Agreement unless the Purchaser Note Purchase Agreement is terminated before the sale of the Notes is consummated. CVGI also agreed to withdraw the TCR/Thayer Tender Offer within one business day after the closing to be held under the Purchaser Note Purchase Agreement. Within 45 days after the closing to be held under the Purchaser Note Purchase Agreement, GVI and Thayer have agreed to make the Special Payments totaling $0.26 per share to the Company’s unaffiliated public Shareholders as explained in more detail in the section below captioned “The Proposal — The Special Payments.” As described above in the section captioned “The Proposal — Description of the Sale Transaction Pursuant to the Asset Purchase Agreement,” the closing of the Asset Purchase Agreement is conditioned upon the closing of the Purchaser Note Purchase Agreement.

The Special Payments

      As described in the section captioned “The Proposal — Description of the Sale Transaction Pursuant to the Asset Purchase Agreement and the Asset Purchase Agreement — The Purchaser Note Purchase Agreement” above, GVI has agreed to pay the Company’s transfer agent, within 45 days after consummation of the Purchaser Note Purchase Agreement, an aggregate of $661,016, with an irrevocable and unconditional instruction to the transfer agent to make the GVI Distribution. In addition, Thayer has agreed to pay GVI, within 40 days after consummation of the Purchaser Note Purchase Agreement, an aggregate of $484,745 to be forwarded to the transfer agent by GVI concurrently with the payment of the $661,016, with an irrevocable and unconditional instruction to the transfer agent to distribute such amount to the Shareholders (excluding GVI and Thayer) to make the Thayer Distribution.

Description of the Plan of Liquidation

      Pursuant to the Asset Purchase Agreement, the Company has agreed to liquidate in accordance with New York law as soon as practicable after the Closing to be held under the Asset Purchase Agreement and distribute to the Shareholders any remaining proceeds after discharging all remaining liabilities (such distribution, the “Liquidating Distribution”). Accordingly, the Board has approved and adopted the Plan of Liquidation. The following is a summary description of the material provisions of the Plan of Liquidation and the Liquidation Agreement entered into concurrently with execution of the Asset Purchase Agreement, both of which are qualified in their entirety by reference to the complete texts of the Plan of Liquidation and the Liquidation Agreement, copies of which are attached as Exhibits B and C, respectively, to the Company’s Schedule 14A, filed with the SEC on February      , 2002, a copy of which can be found on the SEC’s website at http://www.sec.gov.

      Pursuant to the Asset Purchase Agreement, the Company agreed, in accordance with the Liquidation Agreement, to effect a liquidating distribution to the Shareholders of the assets remaining after payment of all amounts owed to any creditors of Classic including any federal, state of local taxes payable by the Company and its affiliates (including CCV). Debbie A. Lundquist, the Company’s current Executive Vice President, Chief Financial Officer and Treasurer, will be employed by the Purchaser following the Closing under the Asset Purchase Agreement, but pursuant to the Liquidation Agreement, Ms. Lundquist has agreed to assist the Company with effecting such liquidating distribution. The Company and Thayer have jointly and severally agreed to indemnify Ms. Lundquist and the Purchaser and its affiliates, successors and assigns with respect to any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including without limitation, reasonable attorneys’ fees and expenses actually suffered or incurred) arising out of or resulting from the liquidating distribution, any payments to, or the failure to pay, any creditors of the Company or the winding up of the Company.

      As described in the Plan of Liquidation, the Board is currently considering the benefit to the Shareholders of effecting the Liquidating Distribution through a liquidating trust (the “Liquidating Trust”) and may ultimately decide to pursue this approach. This is a method often utilized by public companies which have adopted a plan of liquidation in order to save on the costs of stock exchange registration and public company reporting obligations. Upon liquidating the Company through the Liquidating Trust, the Common Stock

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would be delisted and no longer be traded on the American Stock Exchange and the Company would no longer be subject to public company obligations and public company reporting requirements under the federal securities laws, thus reducing the Company’s expenses and increasing the potential distribution of liquidation proceeds to the Shareholders. In a liquidation through the Liquidating Trust, each Shareholder would receive non-transferable, uncertificated interests in the Liquidating Trust in the Liquidating Distribution proportional to such Shareholder’s pro rata ownership of the issued and outstanding Common Stock on the date of such transfer of assets. The Liquidating Trust would discharge any and all of the Company’s remaining liabilities and distribute the remaining proceeds, if any, to the Shareholders.

      Alternatively, the Board may adopt and approve another structure which the Board believes is cost-effective and advisable which is consistent with the terms of the Liquidation Agreement and the Plan of Liquidation. The Board may modify, amend or abandon the Plan of Liquidation at any time without Shareholder approval if it determines such action to be in the best interest of the Company or its Shareholders; provided, however, that if the Board determines that the amendment or modification will materially and adversely affect the interest of the Shareholders, it will submit such amendment or modification to the Shareholders for approval. The Board and officers of the Company shall approve any changes to the terms of transactions related to the liquidation, to interpret the Liquidation Agreement and the related transaction documents and to take whatever additional action that may become necessary in order to carry out the provisions of the Plan of Liquidation.

     Liquidation and Dissolution Procedures

      If the Board determines it is in the best interests of the Company and the Shareholders, the Company will, as soon as practicable after the Special Payments have been made, transfer its assets to the Liquidating Trust and distribute uncertificated, non-transferable interests in the Liquidating Trust to the Shareholders. The Company or the Liquidating Trust, as the case may be, will immediately commence liquidation by preparing and distributing the appropriate notices to creditors and claimants under applicable provisions of New York law (the “Liquidation Notices”). If the Board opts not to liquidate the Company through the Liquidating Trust, as soon as reasonably practicable after the Closing under the Asset Purchase Agreement, the Company will file a certificate of voluntary dissolution of the Company with the Secretary of State of the State of New York.

      After the transfer of the Company’s assets to the Liquidating Trust or filing of the certificate of dissolution, the Company or the Liquidating Trust, as the case may be, will use its best efforts to convert any remaining non-cash assets into cash for the purpose of winding up the Company’s affairs, paying or contesting liabilities and claims and distributing the remaining assets to the Shareholders.

      During the period from the time from the distribution of the Liquidation Notices until the distribution of the liquidation proceeds, if any, assets of the Company will be applied first to pay (or provide for the payment of) certain obligations of the Company, including payment of expenses associated with the transactions contemplated herein and the related liquidations and dissolutions, as well as the payment of all remaining claims and liabilities of the Company that are, or have become, known during this period.

      Following the Closing of the Sale Transaction, the Company or the Liquidating Trust, as the case may be, will pay or otherwise dispose of all remaining claims and obligations of the Company on the later of (a) six months from the date of the Liquidation Notices, or (b) the date all known or contingent liabilities and obligations of the Company are satisfied or otherwise disposed of (such later date, the “Claim Completion Date”), which in any event is expected to occur within the twelve-month period following the Closing under the Asset Purchase Agreement.

      As soon as is reasonably practicable after the Claim Completion Date, the Company or the Liquidating Trust, as the case may be, will distribute any remaining assets to the Shareholders. This distribution is referred to herein as the “Final Distribution,” although please note that if the Board opts not to utilize the Liquidating Trust, the Final Distribution will be the same as the Liquidating Distribution. The Final Distribution will occur within 12 months from the date of the dissolution of the Company in accordance with New York law.

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      In the event that any Shareholder cannot be located or has not properly surrendered its certificate evidencing its Common Stock by the time of the Final Distribution, the distribution to which such Shareholder is entitled shall be transferred to an official of such state or other jurisdiction as is authorized by applicable law to receive the proceeds of such Final Distribution.

      A vote to approve the Proposal will be considered a vote to approve the Plan of Liquidation described herein including the possible transfer of the Company’s assets to the Liquidating Trust. In connection with the sale of the Assets and the dissolution and liquidation of the Company, Shareholders of the Company will not have appraisal rights as set forth in the section below captioned, “The Proposal — No Appraisal Rights.”

     Powers of the Company Following Dissolution

      The directors and officers of the Company or the trustee of the Liquidating Trust, as the case may be, will have broad discretion in winding up the Company’s affairs and may perform any and all acts necessary or desirable to carry out the Plan of Liquidation. The Company or the Liquidating Trust, as the case may be, will maintain, manage, and control the distribution of the assets of the Company and, to that end, may invest such assets in demand and time deposits in one or more commercial bank and/or savings bank accounts or temporarily invest and reinvest such cash in certain conservative and prudent temporary investments such as short-term certificates of deposit or Treasury bills. The Company or the Liquidating Trust, as the case may be, will also convert any remaining non-cash Company assets to cash prior to distribution to the Shareholders.

      The Company is, and the Liquidating Trust will be, specifically prohibited from entering into or otherwise engaging in any trade or business and using the assets of the Company in furtherance thereof. The Liquidating Trust or the Company, as the case may be, following the filing of the Certificate of Dissolution with the Secretary of State of the State of New York (or the appropriate authorities of such other jurisdiction wherein the Liquidating Trust is established), will be restricted to collecting and holding the assets of the Company, to the conservation and protection thereof prior to distribution to the Shareholders, and to the payment or other disposition of remaining claims against the Company.

     Termination

      The Company or the Liquidating Trust, as the case may be, will continue winding up its affairs until the complete distribution of the assets of the Company to the Shareholders.

     Judicial Supervision of Liquidation

      Notwithstanding the adoption of the Plan of Liquidation by the Company, pursuant to applicable provisions of New York law, if the Board opts not to utilize the Liquidating Trust, after the certificate of voluntary dissolution has been filed with the Secretary of State of the State of New York, the Company or, in certain circumstances, a creditor, claimant, director, Shareholder and certain others, may petition the court for a judicially supervised liquidation. In such event, the court would have the authority to replace the directors and officers of the Company with court-appointed receivers and would have authority over all matters affecting the liquidation and winding up of the affairs of the Company. The timing and amount of any liquidating distribution to the Company’s Shareholders could be affected if the dissolution of the Company were to become judicially supervised.

     Estimated Amount Available for the Final Distribution

      The total of the cash received from the Purchaser, the cash balances of the Company and cash to be received from the refund of deposits and sale of other assets, will be used to discharge obligations including accounts payable, legal and accounting fees, and other liquidating expenses. There can be no assurance that any amount will remain after discharging such obligation, however, any amounts that do remain will be distributed to Shareholders.

      Because of the uncertainties relating to the amount of the Company’s liabilities after consummating the Sale Transaction, at this time the Company is only able to provide a very rough estimate of the proceeds that

20

would be available to the Shareholders in any potential liquidating distribution. Based on the knowledge of the Company’s management of known liabilities as of February      , 2002, the Company estimates that as a result of the consummation of the Plan of Liquidation, between $0.11 and $0.25 per share may be available for distribution to the Shareholders. For a description of pro forma financial information of the Company after consummation of the Sale Transaction, see “The Proposal — Financial Information — Pro Form Information.”

      There can be no assurance that amounts estimated will be realized since realization is dependent upon a number of factors beyond the Company’s control including the amount of transaction costs related to the TCR/Thayer Tender Offer and the Asset Purchase Agreement (and the transactions related thereto and contemplated thereby), assertion of unanticipated liabilities and the actual realization of certain miscellaneous assets and finalization of obligations to be paid. Any increase in actual obligations or decrease in realization of assets will reduce the per share amounts to be distributed to the Shareholders.

      Variations based on actual results from management’s assumptions could significantly reduce amounts available for distribution to the Shareholders. Under certain circumstances, the Shareholders may be required to return the amount of any liquidating distribution previously received by them. See “The Proposal — Potential Shareholder Liability.”

Voting Agreements and Irrevocable Proxy

      In connection with the Purchaser Note Purchase Agreement, the Purchaser has entered into agreements with GVI and Thayer pursuant to which each of GVI and Thayer have agreed to vote in favor of the Proposal and to grant the Purchaser an irrevocable proxy to vote the shares held by Thayer and then-held by GVI in favor of the Proposal.

Recommendation of the Board of Directors

      The Board of Directors believes that the Proposal is fair to and in the best interests of the Company and its Shareholders. Accordingly, the Board of Directors has unanimously approved the Proposal and recommends to the Company’s Shareholders that they vote FOR the approval of the Proposal. The Board of Directors has determined that the Proposal represents an opportunity to sell the Company’s assets at acceptable valuations given current market conditions and the pending TCR/Thayer Tender Offer.

      In reaching its conclusions, the Board of Directors considered the terms of the Asset Purchase Agreement, the Purchaser Note Purchase Agreement and Liquidation Agreement and the recommendation of the Special Committee to approve the transactions contemplated thereby. In making its recommendation, the Special Committee considered the following material factors:

•	the imminent expiration, and expected closing, of the pending TCR/ Thayer Tender Offer and CVGI’s agreement to extend and withdraw the TCR/ Thayer Tender Offer upon consummation of the Purchaser Note Purchase Agreement;

•	the fact that the Company and the Special Committee’s financial advisor diligently attempted to sell the Company or its assets for a price that would yield Shareholders more than the $0.15 per share they would receive in the TCR/Thayer Tender Offer (or subsequent squeeze-out merger) and the Proposal represented the best available offer; and

•	the fact that the Proposal provides for the Special Payments to the Shareholders of an aggregate of $0.26 per share with the possibility of receiving additional funds through a liquidating distribution in comparison to the $0.15 per share Shareholders would receive if the TCR/Thayer Tender Offer (and subsequent squeeze-out merger) were to be consummated.

      In light of the foregoing and the current market valuation of the Company, the Special Committee determined that, in its judgment, the transactions proposed by the Purchaser and embodied in the Asset Purchase Agreement, the Purchaser Note Purchase Agreement and the Liquidation Agreement are, under the circumstances, fair to and in the best interests of the Company and the Shareholders.

21

Interests of Certain Persons in the Proposal

      Frederic V. Malek, the Company’s Chairman of the Board, is an affiliate of Thayer and Daniel Raskas a member of the Company’s Board is a designee of Thayer. Willem de Vogel and Michael Bulkin, former directors of the Company who both resigned on September 27, 2001, were designees of TCR. TCR and Thayer have certain interests in the transactions contemplated by the Proposal, particularly in relation to repayment of the Company’s debt held by CVGI and GVI pursuant to the Purchaser Note Purchase Agreement and the extension and withdrawal of the TCR/Thayer Tender Offer, as described above in the sections captioned “The Parties — The Company and CCV — Relationship with TCR and Thayer; the TCR/Thayer Tender Offer” and “The Proposal — Description of the Sale Transaction Pursuant to the Asset Purchase Agreement — The Purchaser Note Purchase Agreement.” As such, the aforementioned directors and former directors who are affiliates or designees of TCR or Thayer may have an interest in the outcome of the transactions contemplated by the Proposal.

      Ronald M. Letterman, the Company’s current Vice Chairman of the Board, President and Chief Executive Officer, Debbie A. Lundquist, the Company’s current Executive Vice President, Chief Financial Officer and Treasurer and Joseph K. Grabow, the Company’s current Secretary, will be employees of the Purchaser upon consummation of the Asset Purchase Agreement.

      Each member of the Special Committee has received $25,000 for service as a Special Committee member. Each Special Committee member will be compensated an additional $25,000 upon the consummation of the Asset Purchase Agreement. The Board and the Special Committee believe that these payments do not affect the Special Committee’s independence or impartiality.

      Other than as described above, the Board of Directors is not aware of any potential material conflicts of interest the Board or management may have in relation to the Proposal.

Regulatory Approvals

      No state or federal regulatory approval is required in connection with the Sale Transaction other than the expiration or termination of a waiting period under federal antitrust laws, if applicable. No state or federal regulatory approval is required in connection with the Plan of Liquidation other than obtaining of consent by the Company from the Tax Commission for the State of New York prior to effecting a dissolution under New York law.

No Appraisal Rights

      Shareholders are not entitled to any rights of appraisal or similar rights of dissenters under New York law in connection with the approval or consummation of the transactions contemplated by the Asset Purchase Agreement or the Plan of Liquidation, since the sale of assets under the Asset Purchase Agreement is a transaction wholly for cash where the Shareholders’ approval is required for the dissolution of the Company and the distribution of substantially all of its net assets to the Shareholders in accordance with their respective interests within one year after the Closing Date.

Certain Federal Income Tax Consequences

      The following discussion of certain U.S. Federal income tax consequences under present law for transactions contemplated by the Purchaser Note Purchase Agreement, the Asset Purchase Agreement and the Plan of Liquidation does not purport to discuss all aspects of U.S. Federal income taxation that may be relevant to particular Shareholders. In addition, the discussion does not consider the effect of any applicable state, local, foreign or other tax laws.

     To the Company

      The sale of the Company’s (and CCV’s) assets pursuant to the Asset Purchase Agreement and the liquidation of the Company’s assets pursuant to the Plan of Liquidation will be taxable transactions with respect to the Company (and CCV) to the extent that any gain or loss is realized. The Company (and CCV)

22

will realize gain or loss measured by the difference between the proceeds received by them on such sale and the Company’s (and CCV’s) tax basis in the assets. For purposes of calculating gain or loss, the proceeds received by the Company (and CCV) will include the cash received by the Company (and CCV), the amount of the Company’s (and CCV’s) indebtedness that is cancelled or assumed, and any other consideration received by the Company (and CCV) for their assets. It is anticipated that the Company (and CCV) will have sufficient current losses to offset any gain for regular Federal income tax purposes.

      The Company (and CCV) may be subject to state income taxes to the extent that gains exceed losses for state tax law purposes, but does not anticipate that such taxes, if any, will be significant.

     To the Shareholders

      Generally, any gain or loss recognized by a Shareholder of the Company on the liquidation of the Company will constitute a capital gain or loss so long as such Shareholder holds his shares as a capital asset. In general, the amount of gain or loss recognized by a Shareholder on the liquidating distribution by the Company will be measured as the amount by which the cash (or other property) received by such Shareholder in the liquidating distribution of the Company exceeds or is less than his tax basis in the shares of Common Stock redeemed in the liquidation. While the issue is not free from doubt, the Company believes that Shareholders may take the position that the Special Payments are in respect of the Company’s liquidation given that the Special Payments are required in connection with the repayment of the Company’s debt, the sale of its assets and the distribution by the Company of all remaining sale proceeds in complete redemption of all of the Company’s outstanding Common Stock — all of which steps are integral components of the Company’s Plan of Liquidation. As such, the Special Payments would be treated as part of the consideration received by Shareholders in exchange for the termination of their interest in the Company and would therefore be part of the proceeds taken into account in determining their gain or loss on liquidation of the Company. No assurance can be given, however, that the IRS would not take a view that the Special Payments are, for federal income tax purposes, equivalent to a dividend and taxable as ordinary income.

      Liquidating distributions to Shareholders will first be applied against the total adjusted basis of each block of Common Stock and gain will be recognized only after an amount equal to his or her adjusted basis in such block of Common Stock has been fully recovered. For the purposes of this discussion, a “block of Common Stock” means the number of shares of Common Stock purchased by a Shareholder at any one time in a given transaction. Where a Shareholder of the Company owns more than one block of Common Stock and if he or she were to receive a series of distributions in complete liquidation of the Company, each distribution would be allocated ratably among the several blocks of Common Stock owned by that Shareholder in the proportion that the number of shares in the particular block bears to the total number of shares of Common Stock held by that Shareholder. Gain or loss must be computed separately with respect to each block of Common Stock, and gain will be recognized with respect to a block of Common Stock only after the adjusted basis of that block has been recovered. Once the adjusted basis of a specific block of Common Stock has been recovered, any subsequent distributions allocable to that block would be recognized as gain in their entirety. Any losses resulting from the liquidation would be recognized only after the Company has made its final liquidation distribution.

      Gain or loss recognized by a Shareholder with respect to Common Stock constituting capital assets in his or her hands will be characterized as long-term capital gain or loss, provided such Shareholder meets the one-year capital gain holding period required under the Internal Revenue Code. In the case of a Shareholder other than a corporation, capital losses must be offset against capital gains. Any net short-term and long-term capital losses of Shareholders other than a corporation are also allowed as a deduction against ordinary income in any one year up to a maximum of $3,000. Any net capital losses not allowed in one year can be carried over to subsequent years.

      In the case of a corporate Shareholder, capital losses can be used only to offset capital gains. Corporations may generally carry back unused capital losses three years and/or carry them forward five years.

      If a liquidating trust is used, Shareholders will be treated for tax purposes at the time of transfer as having received their pro rata share of cash or other property transferred to the liquidating trust, reduced by the

23

amount of liabilities assumed by the liquidating trust or to which the property transferred is subject. The liquidating trust itself should not be subject to tax. After formation of the liquidating trust, the Shareholders must take into account for Federal income tax purposes each year their allocable portion of any income, expense, gain or loss recognized by the liquidating trust. As a result of the transfer of property to the liquidating trust and ongoing operations of the liquidating trust, Shareholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust with which to pay the tax.

      The foregoing is based on current law (which is subject to change) and is provided for general information only.

      Because the tax consequences of the Special Payments and the liquidation of the Company may vary depending upon the particular circumstances of each Shareholder and other factors, Shareholders are urged to consult with their tax advisers to determine the particular tax consequences to them of the Special Payments and the liquidation and the application and effect of state, local, and foreign income and other tax laws.

Effect of the Proposal on the Company’s Shareholders

     Change in Market Value

      Upon payment of the Special Payments, the residual value in the Common Stock will be the right to receive the proceeds of the Liquidating Distribution. As a result, it is likely that the market value of the Common Stock will decrease significantly after the Special Payments are made.

     Trading of the Company’s Common Stock

      In order to minimize costs, the Company currently intends to delist the Common Stock from the American Stock Exchange on the earlier of: (a) the date on which the American Stock Exchange so directs, (b) as soon as possible after the date the Special Payments are made, (c) the date of the Liquidating Distribution, or (d) the date of distribution of interests in the Liquidating Trust to the Shareholders, if applicable. Upon delisting there will no longer be a public market for the Common Stock. In addition, the Company currently intends to close its stock transfer books on the date of the Liquidating Distribution (or upon merger of the Company with and into the Liquidating Trust, if applicable) and at such time to cease recording stock transfers and issuing stock certificates, after which time no trading of the Common Stock will be possible.

     Deregistration Under the Securities Exchange Act

      In order to minimize public company reporting costs and obligations, the Company currently intends to deregister from the reporting requirements under the Securities Exchange Act, as amended, by filing a Form 15 with the SEC on the earlier of: (a) the date the number of holders of record of the Common Stock, to the knowledge of the Company, is less than 300, (b) the date of the Liquidating Distribution or (c) if applicable, the date the Company merges with and into the Liquidating Trust. Upon filing the Form 15, the Company will no longer be required to prepare and provide Shareholders or file with the SEC regular reports such as annual reports, quarterly reports or current reports and after effectiveness of the Form 15, within 60 days after filing such form or earlier if so directed by the SEC in its discretion, the Company shall have no further public company reporting obligations.

     Potential Shareholder Liability

      The Plan of Liquidation contemplates that the liquidating distribution may be made to the Company’s Shareholders as early as the expiration of the six month notice period to all creditors and claimants under the applicable statutory provisions of New York law, but only to the extent of the excess of the Company’s distributable assets following the payment of its obligations and liabilities. While the Board believes that, following the assumption of the liabilities of CCV by the Purchaser as contemplated by the Asset Purchase

24

Agreement, there will be sufficient funds available from the sale of the Company’s (and CCV’s) assets to cover all remaining obligations and liabilities of the Company (and CCV), and while the liquidating distribution will not be made if and to the extent that the Company has any known contingent liabilities (other than such as the Board believe have been provided for), there can be no assurance that unanticipated claims will not arise against the Company and/or its officers and directors. If adequate funds or the proceeds of applicable insurance policies, if any, are not sufficient to discharge such liabilities and to indemnify the Company’s officers and directors, then each Shareholder of the Company may become liable for any such undischarged liabilities in an amount not necessarily limited to his or her pro rata share of such undischarged liabilities, but rather limited only by the amount received by him or her in the liquidating distribution. Such Shareholder liability may be joint and several, so that a creditor of the Company might assert a claim against one or more, but fewer than all, of the Shareholders to the extent of the liquidating distribution received by each Shareholder.

Financial Information

SELECTED CONSOLIDATED FINANCIAL DATA

	Fiscal Years Ended December 31,					Nine Months Ended
	(In thousands, except per share amounts)					September 30,

	1996	1997	1998	1999	2000	2000	2001

INCOME STATEMENT DATA:
Net Revenues	$22,259	$24,255	$90,421	$126,000	$132,867	$104,366	$84,016
Operating Expenses	16,025	17,852	69,386	111,688	120,648	94,939	74,637
Income (loss) from operations	(825)	(1,576)	8,008	(4,886)	(43,401)	(42,228)	(7,371)
Net income (loss)	(370)	(1,103)	4,723	(3,482)	(44,702)	(43,113)	(8,681)
Net income (loss) per common share:
Basic	$(0.07)	$(0.21)	$0.22	$(0.24)	$(3.11)	$(3.00)	$(0.60)
Diluted	(0.07)	(0.21)	0.22	(0.24)	(3.11)	(3.00)	(0.60)
BALANCE SHEET DATA:
Current assets	19,260	18,939	54,245	55,146	49,959	84,432	53,640
Total assets	19,677	19,375	134,060	178,675	133,147	168,757	128,272
Current Liabilities	18,004	19,017	79,112	104,659	100,848	134,292	101,170
Total debt	—	—	6,663	29,513	28,190	27,500	30,136
Total shareholders’ (deficit) equity	1,673	358	53,585	48,964	4,319	5,859	(4,289)

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

      The following pro forma consolidated financial information of the Company is based on and should be read in conjunction with the Company’s consolidated interim and annual financial statements reported in the Company’s Forms 10-Q and 10-K for the nine and twelve months periods ended September 30, 2001 and December 31, 2000, respectively. The pro forma condensed consolidated balance sheet as of September 30, 2001 gives effect to certain sales of subsidiaries of the Company that occurred subsequent to September 30, 2001 (the “Earlier Sales”) including the sale of Allied Tours, which closed on January 17, 2002; the sale of Globetrotters Vacations, Inc. and related technology assets, which closed on January 23, 2002; and the sale of Island Resort Tours and International Travel & Resorts, which closed on November 19, 2001. Also included together with the adjustments for the Earlier Sales are pro forma adjustments to reflect the Purchaser Note Purchase Agreement together which also includes the cash infusion and costs related to the transactions contemplated by the CVGI Note Purchase Agreement (“CVGI Financing”), as well as the costs incurred by the Company related to the TCR/Thayer Tender Offer. The pro forma condensed consolidated balance sheet also gives effect to the proposed sale of CCV and related cancellation of debt pursuant to the Asset Purchase Agreement, as well as the proposed liquidation of the Company pursuant to the Plan of Liquidation.

25

      The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable in the circumstances. The pro forma condensed consolidated balance sheet of the Company should be read in conjunction with the notes thereto.

26

CLASSIC VACATION GROUP, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

		Pro forma
		Adjustments for			Pro forma
		Earlier Sales and		Pro forma	Adjustments for			Pro forma		Pro forma
	September 30,	the Note		(pre sale of	the Sale		Pro forma	Adjustments for		(post
	2001	Purchase		Classic)	Transaction		(pre liquidation)	Liquidation		liquidation)

	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,935	$5,054	(A)	$30,989	$(30,540	)(I)	$449	$(449	)(O)	$—
Restricted short- term investments	5,150	—		5,150	—		5,150	(5,150	)(P)	—
Accounts receivable, net	18,744	(16,706	)(B)	2,038	(2,038	)(J)	—	—		—
Other current assets	3,811	(812	)(B)	2,999	(2,720	)(J)	279	(279	)(Q)	—

Total current assets	53,640	(12,464)		41,176	(35,298)		5,878	(5,878)		—
Property and equipment, net	4,568	(2,010	)(B)	2,558	(2,555	)(J)	3	(3	)(Q)	—
Goodwill and intangible assets, net	69,942	(1,437	)(C)	68,505	(68,505	)(K)	—	—		—
Other assets	122	(87	)(B)	35	(21	)(J)	14	(14	)(Q)	—

Total assets	$128,272	$(15,998)		$112,274	$(106,379)		$5,895	$(5,895)		$—

Liabilities and shareholders’ (deficit) equity
Current liabilities
Demand notes payable	$—	$46,518	(D)	$46,518	$(46,518	)(L)	$—	$—		$—
Accounts payable and accrued expenses	57,105	(25,580	)(E)	31,525	(30,054	)(M)	1,471	(1,471	)(R)	—
Customer deposits	44,065	(5,294	)(B)	38,771	(38,771	)(J)	—	—		—

Total current liabilities	101,170	15,644		116,814	(115,343)		1,471	(1,471)		—
Convertible notes payable	30,136	(30,136	)(F)	—	—		—	—		—
Other long-term liabilities	1,255	(736	)(G)	519	(519	)(J)	—	—		—

Total liabilities	132,561	(15,228)		117,333	(115,862)		1,471	(1,471)		—
Shareholders’ (deficit) equity
Common stock	148	—		148	—		148	—		148
Additional paid- in-capital	95,873	—		95,873	—		95,873	(2,578	)(S)	93,295
Retained deficit	(97,994)	(770	)(H)	(98,764)	9,483	(N)	(89,281)	(1,846	)(T)	(91,127)
Treasury stock	(2,316)	—		(2,316)	—		(2,316)	—		(2,316)

Total shareholders (deficit) equity	(4,289)	(770)		(5,059)	9,483		4,424	(4,424)		—

Total liabilities and shareholders’ (deficit) equity	$128,272	$(15,998)		$112,274	$(106,379)		$5,895	$(5,895)		$—

See accompanying notes to pro forma condensed consolidated balance sheet.

27

CLASSIC VACATION GROUP, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA FINANCIAL STATEMENTS

Notes Related to Earlier Sales and the Purchaser Note Purchase Agreement

A.	Represents the cash provided by the cash infusion from the CVGI Financing, less expenses related to the financing, including costs incurred by the Company related to the tender offer by an affiliate of CVGI, offset in part by the net cash and cash equivalents included in the sales of Allied Tours, Globetrotters, Island Resort Tours and International Travel & Resorts (collectively “the Sold Business Units”). The net cash and cash equivalents from the Sold Business units is the cash and cash equivalents included in the sale less the cash proceeds received from the sales net of transaction expenses incurred as follows (in thousands):

Cash infusion from the sale of notes	$15,000
Less: expenses incurred related to the financing and tender offer	(2,500)

Net cash provided by the sale of notes		$12,500
Cash and cash equivalents included with Sold Business Units	$(11,386)
Cash proceeds received:
Allied Tours, LLC	3,500
Island Resort Tours and International Travel & Resorts	500
Globetrotters Vacations, Inc.	—
Less: Transaction expenses	(60)

Net cash and cash equivalents included with Sold Business
Units		(7,446)

Net pro forma adjustment to cash and cash equivalents		$5,054

B.	Represents assets and liabilities that were included in the Sold Business Units as part of the sales of subsidiaries.

C.	Represents $296,000 of unamortized goodwill included in the Sold Business Units as part of the sales of subsidiaries together with approximately $1.1 million of previously deferred financing costs related to the 9% Notes that have been amortized over the tem of the 9% Notes, which are immediately expensed as interest expense upon the conversion of the 9% Notes to demand Replacement Notes.

D.	Represents the reclassification of the $30.1 million of 9% Notes due to the 9% Notes becoming demand notes as a result of the Purchaser Note Purchase Agreement together with the $15 million of 7.5% Notes issued as part of the cash infusion and $1.4 million of additional 9% Notes issued between October 1, 2001 and the anticipated closing of the Purchaser Note Purchase Agreement.

E.	Represents approximately $24.8 million in liabilities that were included in the Sold Business Units as part of the sales of subsidiaries together with $537,000 of accrued interest representing the expected accrued interest on the Notes at the anticipated closing of the Purchaser Note Purchase Agreement.

F.	Represents the reclassification of the 9% Notes as a result of their becoming demand Replacement Notes as a result of the Purchaser Note Purchase Agreement.

G.	Represents the change in classification of long-term accrued interest totaling $676,000 and $60,000 of other long-term liabilities that were included in the Sold Business Units as part of the sales of subsidiaries.

H.	Represents the estimated net gain on the sale of the Sold Business Units that would have been recognized had each of the sales occurred on September 30, 2001 offset by costs incurred by the Company related to the CVGI Financing and the TCR/ Thayer Tender Offer, the write-off of deferred financing costs related to the change in the term of the 9% Notes, and additional pro forma

28

CLASSIC VACATION GROUP, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA FINANCIAL STATEMENTS — (Continued)

interest expense on the Notes from October 1, 2001 until the anticipated closing of the Purchaser Note Purchase Agreement as follows:

Pro forma net gain on the sale of the Sold Business Units	$4,114
Expenses related to the CVGI Financing and the Tender Offer	(2,400)
Write-off of deferred financing costs	(1,141)
Pro forma interest expense on the Notes	(1,243)

Net pro forma adjustment to retained earnings	$(770)

Because the sales occurred after September 30, and each of the business units continued to operate as part of the Company after September 30 incurring either income or losses through the closing date of the respective transactions, the pro forma net gain shown is not necessarily predictive of the final net gain expected to be reported.

Notes Related to the Sale of CCV

I.	Represents the cash and cash equivalents that are to be included as part of the sale of the CCV assets to the Purchaser pursuant to the Sale Transaction offset in part by the proceeds to be received by the Company from the Purchaser in connection with the Sale Transaction, net of estimated transaction expenses related to the Sale Transaction as follows (in thousands):

Cash and cash equivalents to be included with the Sale Transaction	$(34,677)
Cash proceeds to be received from the Sale Transaction	5,037
Estimated transaction expenses	(900)

Net pro forma adjustment to cash and cash equivalents	$(30,540)

J.	Represents assets and liabilities that are to be included as part of the Sale Transaction.

K.	Represents the net book value as of the goodwill related to the assets included as part of the Sale Transaction.

L.	Represents the principal portion of the Notes that are to be cancelled in connection with the Sale Transaction as adjusted in Note A above for the $15.0 million of cash infusion received by the Company subsequent to September 30, 2001 and $1.4 million of additional 9% Notes issued as payment of interest subsequent to September 30, 2001.

M.	Represents liabilities that are to be included as part of the Sale Transaction together with $537,000 of interest expense accrued related to the Notes to be cancelled. In total, the debt to be cancelled of approximately $47.0 million includes $46.5 million of Notes (referred to in Note L above) and the $537,000 of accrued interest referred to in this Note M.

N.	Represents the net gain to be recorded by the Company related to the Sale Transaction as if the Sale Transaction had occurred as of September 30, 2001 net of estimated transaction expenses of $900,000. As the transaction did take place on September 30, the adjustment is not necessarily predictive of the actual net gain the Company expects to realize as a result of the transaction.

Notes Related to the Liquidation of the Company

O.	Represents the proceeds from the anticipated sale of short-term investments restricted at September 30, 2001 (See Note P below) offset by estimated cash payments to settle the remaining liabilities of the Company during the liquidation process, estimated cash expenses related to the

29

CLASSIC VACATION GROUP, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA FINANCIAL STATEMENTS — (Continued)

liquidation, and a projected liquidating dividend to shareholders of approximately $0.18 per share as if the liquidation had taken place as of September 30, 2001 as follows (in thousands):

Anticipated proceeds from sale of restricted short-term investments	$5,150
Less:
Estimated payments of remaining liabilities	(1,471)
Estimated cash expenses related to the liquidation	(1,550)
Estimated liquidating distribution to shareholders	(2,578)

Total estimated net cash used in the liquidation	$(449)

Since the liquidation did not take place on September 30, 2001, the above estimates are not necessarily predictive of the cash available for a liquidating distribution to shareholders at the eventual distribution. Management estimates that the cash available for liquidation will likely range between $3.6 million and $1.6 million, or between $0.25 per share and $0.11 per share. However, due to the uncertainty related to the liquidation the amount available might be either higher or lower than the amounts estimated.

P.	Represents the expected sale of restricted short-term investments. The Company maintains a $5.2 million certificate of deposit pledged as collateral for the Company’s credit facility use to secure standby letters of credit issued for the benefit of the Company’s suppliers. Upon liquidation the Company expects to cancel the credit facility and the underlying letters of credit thereby enabling the sale of the certificate of deposit and use the cash generated from the sale to fund the liquidation as discussed in Note O above.

Q.	Represents other miscellaneous assets not expected to be realizable upon liquidation.

R.	Represents the liabilities as of September 30, 2001 that would have been payable during the liquidation process had the liquidation occurred at September 30. Since the Company has in the ordinary course of business made payments for existing accrued liabilities and incurred additional accrued liabilities, the amount of the adjustment is not necessarily predictive of the total amount of liabilities to be paid during liquidation process.

S.	Represents the payment of an anticipated liquidating distribution to shareholders of approximately $0.18 per share from pro forma cash on hand. Since the liquidation did not take place on September 30, 2001 the estimate shown is not necessarily predictive of cash available for the eventual liquidating distribution to shareholders. Management estimates that the cash available for liquidation will likely range between $3.6 million and $1.6 million, or between $0.25 per share and $0.11 per share. However, due to the uncertainty related to the liquidation and the other transactions presented on the pro forma condensed consolidated balance sheet the amount available might be either higher or lower than the amounts estimated.

T.	Represents the estimated net loss during the liquidation period as follows (in thousands):

Estimated liquidation costs and expenses	$1,550
Estimated loss on realization of certain assets	296

Estimated net loss during the liquidation period	$1,846

30

THE SPECIAL MEETING

Time, Date and Place

      This Proxy Statement is being furnished to the holders as of the Record Date of the Common Stock in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting to be held on February      , 2002, at 9:00 a.m. local time, at the Company’s offices at One North First St., Suite 300, San Jose, California 95113.

Matters to be Considered at the Special Meeting

      At the Special Meeting, the Shareholders of the Company will be asked to consider and vote upon the Proposal and conduct such other business as may properly come before the Special Meeting and any adjournment thereof.

Voting and Record Date

      The Board of Directors has fixed February 8, 2002, as the Record Date for determining holders of Common Stock of record entitled to receive notice of and to vote at the Special Meeting. Accordingly, only holders of record of Common Stock who are holders of such securities as of the Record Date will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 14,392,825 shares of Common Stock outstanding and entitled to vote.

      Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by a properly executed proxy, with respect to the approval of the Proposal and any other matter to be submitted to a vote of Shareholders at the Special Meeting.

      The presence at the Special Meeting, in person or by a proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum at the Special Meeting. Votes cast by proxy or in person at the Special Meeting will be counted by the persons appointed by the Company to act as the inspectors for the meeting. Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

      For corporations in existence on February 23, 1998, New York law provides that a sale, lease, exchange or other disposition of all or substantially all of the assets of a New York corporation, such as the Company, would require the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon, unless the corporation’s Certificate of Incorporation has been amended to provide for a simple majority vote. The Company’s Certificate of Incorporation has not been amended as such; therefore, the affirmative vote of the holders of at least two-thirds of the shares entitled to vote on the Record Date is required to authorize the Proposal. Abstentions, “broker non-votes” and failures to vote will have the same effect as “no” votes.

      The Board, on the recommendation of the Special Committee, has unanimously approved the proposal and recommends a vote FOR the approval of the Proposal. The Company is seeking Shareholder approval of the Proposal. If the Company fails to obtain approval of the Proposal by the Company’s Shareholders, the Company will not proceed with the Sale Transaction or the Plan of Liquidation. Please note, however, that Thayer, the Company’s majority Shareholder, owns greater than two-thirds of the Company’s issued and outstanding shares of Common Stock and has entered into an agreement with the Purchaser to vote its shares in favor of the Proposal.

Proxies

      All shares of Common Stock that are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not duly and timely revoked, will be voted at the Special Meeting in accordance with the choices marked thereon by the Shareholders. Unless a contrary choice is marked, the shares will be voted FOR approval of the Proposal. At the time this Proxy Statement was mailed to Shareholders, the Board of Directors was not aware that any other matters not referred to herein would be

31

presented for action at the Special Meeting. If any other matters properly come before the Special Meeting, the persons designated in the proxy intend to vote the shares represented thereby in accordance with their best judgment.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote of the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

      All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokers and other custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of shares of Common Stock held of record by such brokers, custodians, nominees and fiduciaries, and the Company may reimburse such brokers, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith. Directors and employees of the Company may also solicit proxies in person or by telephone without receiving any compensation in addition to their regular compensation as directors and employees.

ADDITIONAL INFORMATION ABOUT THE COMPANY

Recent Sales of Certain of the Company’s Subsidiaries

      On November 19, 2001, the Company sold two of its subsidiaries, Island Resort Tours, a small package vacation wholesaler, and International Travel & Resorts, a hotel representation company, to Steven A. Hicks, the president and prior owner of these subsidiaries, for an aggregate of $500,000 in cash including the settlement of amounts owed by the subsidiaries to the Company of $240,000.

      On January 17, 2002, the Company sold its wholly owned subsidiary, Allied Tours LLC which primarily created and coordinated packages and tours for international travel wholesalers selling vacations to North America, to an affiliate of Kuoni Travel Holdings LTD, a Switzerland-based travel company for aggregate consideration of $3.5 million in cash plus the assumption of approximately $600,000 in liabilities.

      On January 23, 2002, the Company sold its wholly owned subsidiary, Globetrotters, which represented the Company’s private label operations, and substantially all of the assets of the Company’s GVG Technology, Inc. subsidiary, to Private Label Travel, Inc., a company formed by a group consisting of the subsidiary’s management team immediately prior to the sale and a former executive of the Company, for nominal consideration and the assumption of liabilities in excess of tangible assets totaling approximately $1.8 million as well as certain lease obligations.

      The financial effect of these sales on a pro forma basis is included in the above section captioned “The Proposal — Financial Information — Pro Forma Consolidated Financial Information.”

32

Security Ownership of Certain Beneficial Owners and Management

      The table attached as Schedule I hereto sets forth information regarding the beneficial ownership of Common Stock as of February      , 2002 by (i) the directors and executive officers of the Company (ii) and each Shareholder of the Company known by the Company to beneficially hold at least 5% of the issued and outstanding Common Stock.

By the order of the Board of Directors,

Ronald M. Letterman
Vice Chairman, President and
Chief Executive Officer

                              , 2002

33

SCHEDULE I

BENEFICIAL OWNERSHIP TABLE

      The following table sets forth information regarding the beneficial ownership of Common Stock as of February 1, 2002 by (i) the directors and executive officers of the Company (ii) and each shareholder of the Company known by the Company to beneficially hold at least 5% of the issued and outstanding Common Stock.

      As of February 1, 2002, there were 14,392,825 shares of common stock outstanding.

	Common Stock

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership(1)		of Class(1)

Kenneth M. Duberstein	14,025	(2)	*
Director
2100 Pennsylvania Avenue, N.W.
Suite 350
Washington, DC 20004
Ronald M. Letterman	62,254	(3)	*
President and Chief Executive Officer
One North First Street
Suite 300
San Jose, CA 95113
Frederic V. Malek	19,050		*
Chairman
1455 Pennsylvania Avenue, N.W.
Washington, DC 20004
Daniel A. Raskas	38,240	(4)	*
Director
1455 Pennsylvania Avenue
Washington, DC 20004
James M. Sullivan	16,025	(5)	*
Director
10400 Fernwood Road, Suite 632
Bethesda, MD 20817
Debbie A. Lundquist	25,786	(6)	*
Executive Vice President,
Chief Financial Officer, Treasurer
One North First Street, Suite 300
San Jose, CA 95113
CVG Investment LLC	33,333,333	(7)	69.8%
650 Madison Avenue, 24th Floor
New York, NY 10022
GV Investment, LLC	6,389,809	(8)	31.3%
650 Madison Avenue, 24th Floor
New York, NY 10022
Thayer Equity Investors III, LP	9,599,749	(9)	66.7%
1455 Pennsylvania Avenue
Washington, DC 20004

34

	Common Stock

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership(1)		of Class(1)

TC Co-Investors, LLC	86,122	(10)	*
1455 Pennsylvania Avenue
Washington, DC 20004
Executive Officers and Directors as a group (6 persons)	175,380	(11)	1.2%

*	Less than 1 percent.

(1)	The information set forth above has been presented in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of Common Stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of shares as to which such person has the right to acquire voting or investment power within 60 days. As used in this information statement, “voting power” is the power to vote or direct the voting of Common Stock and “investment power” is the power to dispose or direct the disposition of Common Stock. Except as noted, each shareholder listed has sole voting and investment power with respect to the Common Stock shown as beneficially owned by such shareholder.

(2)	Includes 13,025 Shares which Mr. Duberstein may acquire upon exercise of options exercisable within 60 days of February 1, 2002.

(3)	Includes 53,929 Shares which Mr. Letterman may acquire upon exercise of options within 60 days of February 1, 2002.

(4)	Includes 7,500 Shares which Mr. Raskas may acquire upon exercise of options within 60 days of February 1, 2002.

(5)	Includes 13,025 Shares which Mr. Sullivan may acquire upon exercise of options within 60 days of February 1, 2002.

(6)	Includes 24,286 Shares which Ms. Lundquist may acquire upon exercise of options within 60 days of February 1, 2002.

(7)	Includes 33,333,333 Shares which CVG Investment, LLC may acquire upon the surrender of certain notes of the Company that it holds for conversion into Common Stock. CVG Investment, LLC is a Delaware limited liability company and an affiliate of Three Cities Fund III, L.P. and Thayer Equity Investors III, L.P. Three Cities Research, Inc. is the investment advisor to Three Cities Fund III, L.P.

(8)	Includes 6,003,509 Shares that GV Investment, LLC may acquire upon the surrender of certain notes of the Company that it holds for conversion into Common Stock. GV Investment, LLC is a Delaware limited liability company which is 95% owned by Three Cities Fund III, L.P. and 5% owned by two related funds. Three Cities Research, Inc. is the investment advisor to Three Cities Fund III, L.P. and the related funds.

(9)	Does not include any shares beneficially held by Thayer Equity Investors III, LP through its interest in CVG Investment, LLC. Thayer Equity Investors III, LP is a Delaware limited partnership whose sole general partner is TC Equity Partners, L.L.C. TC Equity Partners, L.L.C. has sole voting and investment power with respect to the Common Stock owned by Thayer Equity Investors III, LP.

(10)	TC Co-Investors, LLC, an affiliate of Thayer, is a Delaware limited liability company whose managing member is TC Management, L.L.C. TC Management, L.L.C. has sole voting and investment power with respect to the Common Stock owned by TC Co-Investors, LLC.

(11)	Includes 111,765 shares which the executive officers and directors may acquire upon exercise of options exercisable within 60 days of February 1, 2002.

35

EXHIBIT A
[ASSET PURCHASE AGREEMENT]

     ASSET PURCHASE AGREEMENT, dated as of January 22, 2002, by and among CLASSIC CUSTOM VACATIONS, a California corporation (the “Company”), CLASSIC VACATION GROUP, INC. a New York corporation (“Classic”), and EXPEDIA, INC., a Washington corporation (the “Purchaser”).

W I T N E S S E T H:

     WHEREAS, the Company is engaged in the business of providing customized vacation product at various locations in the United States and other countries (as conducted by the Company immediately prior to the date hereof, the “Business”);

     WHEREAS, Classic owns all the issued and outstanding shares of capital stock of the Company;

     WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Business, including, without limitation, all right, title and interest of the Company in and to the property and assets of the Business, and in connection therewith the Purchaser is willing to assume all of the liabilities of the Company relating thereto, except for those specifically excluded hereunder, all upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Board of Directors of Classic (the “Classic Board”) has (i) determined that this Agreement, the Liquidation and Indemnification Agreement and the Note Purchase Agreement (each as defined below) are fair to, and in the best interests of, Classic and its stockholders and has approved and adopted this Agreement and declared its advisability and approved the other transactions contemplated by this Agreement and (ii) has recommended the approval and adoption of this Agreement by the stockholders of Classic;

     WHEREAS, the Board of Directors of the Company (the “Company Board”) has (i) determined that this Agreement is fair to, and in the best interests of, the Company and its stockholder and has approved and adopted this Agreement and declared its advisability and approved the other transactions contemplated by this Agreement and (ii) has recommended the approval and adoption of this Agreement by the stockholder of the Company;

     WHEREAS, as a condition to and contemporaneously with this Agreement, the Purchaser, Classic, GV Investment LLC, a Delaware limited liability company (“GVI”), and CVG Investment LLC, a Delaware limited liability company (“CVGI”) are entering into a Note Purchase Agreement (the “Note Purchase Agreement”), dated as of the date hereof, pursuant to which the Purchaser has agreed to acquire (i) from CVGI all of the outstanding 7.5% Convertible Senior Subordinated Notes due December 31, 2006 issued by Classic and all of the 7.5% Exchangeable Senior Subordinated Notes due December 31, 2006 issued by Classic and (ii) from GVI all of the 9% Convertible Subordinated Notes due July 1, 2007 issued by Classic (collectively, the “Notes”), all on the terms and subject to the conditions more particularly set forth therein;

     WHEREAS, as a condition to and contemporaneously with this Agreement, each of Thayer Equity Investors III, L.P., a Delaware limited partnership (“Thayer”) and Three Cities Fund III, L.P., a Delaware limited partnership (“TCR”) are entering into a Voting Agreement and

Irrevocable Proxy with the Purchaser (the “Voting Agreements”), dated as of the date hereof, pursuant to which each of Thayer and TCR are agreeing, among other things, to vote at any stockholders’ meeting of Classic in favor of the transactions contemplated hereunder and to grant to the Purchaser with respect to such matters an irrevocable proxy with respect to the voting securities of Classic held by such entity, all on the terms and subject to the conditions more particularly set forth therein;

     WHEREAS, as a condition to and contemporaneously with this Agreement, each of Ronald Letterman and Debbie Lundquist are entering into an employment agreement with the Purchaser to be effective upon the consummation of the transactions contemplated hereunder, all on the terms and subject to the conditions more particularly set forth therein; and

     WHEREAS, as a condition to and contemporaneously with this Agreement, Classic, the Purchaser, Thayer and Debbie Lundquist are entering into a Liquidation and Indemnification Agreement (the “Liquidation and Indemnification Agreement”), dated as of the date hereof, pursuant to which, among other things, after the consummation of the transactions contemplated by this Agreement, (i) Classic shall effect a liquidating distribution to its stockholders in accordance with the NYBCL, (ii) the Purchaser shall use commercially reasonable efforts to cause Debbie Lundquist to be available to assist Classic with effecting such liquidating distribution, and (iii) each of Classic and Thayer shall indemnify and hold harmless the Purchaser and Debbie Lundquist for any losses suffered by either the Purchaser or Debbie Lundquist in connection with the winding up of Classic and such liquidating distribution, all on the terms and subject to the conditions more particularly set forth therein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Company, the Purchaser and Classic hereby agree as follows:

ARTICLE I
DEFINITIONS

     SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     “Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

     “Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     “Agreement” or “this Agreement” means this Asset Purchase Agreement, dated as of January 22, 2002, among the Company, Classic and the Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 9.09.

     “Amadeus Contract Amount “ means $450,000.

     “Ancillary Agreements” means the Bill of Sale and the Assumption Agreement.

     “Assets” has the meaning specified in Section 2.01(a).

     “Assumed Liabilities” has the meaning specified in Section 2.02(a).

     “Assumption Agreement” means the Assumption Agreement to be executed by the Purchaser and the Company on the Closing Date substantially in the form of Exhibit 1.01(a).

     “Bill of Sale” means the Bill of Sale and Assignment to be executed by the Company and Classic on the Closing Date substantially in the form of Exhibit 1.01(b).

     “Business” has the meaning specified in the recitals to this Agreement.

     “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

     “Classic” has the meaning specified in the preamble to this Agreement.

     “Classic Board” has the meaning specified in the recitals to this Agreement.

     “Classic Contracts” has the meaning specified in Section 2.01(a)(xiii).

     “Classic SEC Reports” has the meaning specified in Section 4.04(a).

     “Closing” has the meaning specified in Section 2.04.

     “Closing Date” has the meaning specified in Section 2.04.

     “Code” means the Internal Revenue Code of 1986, as amended through the date hereof.

     “Company” has the meaning specified in the preamble to this Agreement.

     “Company Board” has the meaning specified in the recitals to this Agreement.

     “Company Contracts” has the meaning specified in Section 2.01(a)(xii).

     “Consolidated Corporation” means any corporation that was included in the filing of a Return with Classic on a consolidated or combined basis.

     “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     “CVGAC” means CVG Acquisition Corporation, a Delaware corporation and the party that is the purchaser in connection with the pending Tender Offer.

     “CVGI” has the meaning specified in the recitals to this Agreement.

     “Disclosure Schedule” means the Disclosure Schedule of the Company attached hereto, dated as of the date hereof, and forming a part of this Agreement.

     “Encumbrance” means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     “Environment” means surface waters, groundwaters, surface water sediment, soil, subsurface strata and ambient air.

     “Environmental Claims” means any and all actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Material or arising from any alleged injury or threat of injury to health or safety or related to the Environment.

     “Environmental Law” means any Law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the Environment, or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

     “Environmental Permit” means any permit, approval, identification number, license or other authorization required to operate the Business under any applicable Environmental Law.

     “ERISA” has the meaning specified in Section 3.21(a).

     “Exchange Act” means Securities Exchange of 1934, as amended.

     “Excluded Assets” has the meaning specified in Section 2.01(b).

     “Excluded Liabilities” has the meaning specified in Section 2.02(b).

     “Financial Statements” has the meaning specified in Section 3.05(a).

     “Governmental Authority” means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

     “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     “GVI” has the meaning specified in the recitals to this Agreement.

     “Hazardous Materials” means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (b) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

     “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     “Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade credit extended in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     “Information Statement” has the meaning specified in Section 6.09(a).

     “Intellectual Property” means (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions (d) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof and all rights therein provided by international treaties or conventions, (e) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (f) moral rights (including, without limitation, rights of paternity and integrity), and waivers of such rights by others, (g) computer software, in any and all forms and versions, including, without limitation, source code, operating systems and specifications, data, databases, Internet websites, domain names, web content and links, files, documentation and other materials related thereto, (h) confidential and proprietary information, including trade secrets and know-how, (i) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (j) copies and tangible embodiments of all the foregoing, in whatever form or medium, (k) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (l) all rights to sue or recover and retain damages and costs and attorneys’ fees for present and past infringement or misappropriation of any of the foregoing.

     “IRS” means the Internal Revenue Service of the United States.

     “Law” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

     “LC Collateral Amount” has the meaning specified in Section 4.07.

     “Letters of Credit” has the meaning specified in Section 4.07.

     “Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, the Payables and those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

     “Licensed Intellectual Property” has the meaning specified in Section 3.16(c).

     “Liquidation and Indemnification Agreement” has the meaning specified in the recitals to this Agreement.

     “Material Adverse Effect” means any circumstance, change in, or effect on the Business, Classic or the Company that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business, Classic or the Company: (a) is, or is reasonably likely to be, materially adverse to the business, operations, assets or Liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Company, or (b) is reasonably likely to materially and adversely affect the ability of the Purchaser or the Company to operate or conduct the Business in the manner in which it is currently operated or conducted by Classic or the Company; provided, however, that, in either case, the foregoing shall not include any circumstance, change or effect resulting from the public announcement or pendency of the transactions contemplated hereby.

     “Material Contract” has the meaning specified in Section 3.15(a).

     “Notes” has the meaning specified in the recitals to this Agreement.

     “Note Purchase Agreement” has the meaning specified in the recitals to this Agreement.

     “NYBCL” means the Business Corporation Law of the State of New York.

     “Owned Intellectual Property” has the meaning specified in Section 3.16(b).

     “Payables” means any and all accounts payable, notes and other amounts payable by the Company to third parties, including, without limitation, customers, arising from the conduct of the Business or otherwise before the Closing Date, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

     “Permitted Encumbrances” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of the amount accrued therefor on the Reference Balance Sheet; (b) Encumbrances imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

     “Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     “Plans” has the meaning specified in Section 3.21(a).

     “Purchase Price” has the meaning specified in Section 2.03(a).

     “Purchase Price Bank Account” means a bank account in the United States to be designated by the Company in a written notice to the Purchaser at least two Business Days before the Closing.

     “Purchaser” has the meaning specified in the preamble to this Agreement.

     “Receivables” means any and all accounts receivable, notes and other amounts receivable by the Company from third parties, including, without limitation, customers, arising from the conduct of the Business or otherwise before the Closing Date, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

     “Reference Balance Sheet” has the meaning specified in Section 3.05(a).

     “Regulations” means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

     “Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

     “Remedial Action” means any investigation, assessment, monitoring, treatment, excavation, removal, remediation or cleanup of Hazardous Materials in the Environment.

     “Replacement Notes” means the Replacement Notes to be issued to the Purchaser by Classic upon the consummation of the transactions contemplated by the Note Purchase Agreement, all on the terms and subject to the conditions more particularly set forth therein.

     “Returns” has the meaning specified in Section 3.23.

     “Restricted Cash” has the meaning specified in Section 4.07.

     “Restricted Cash Shortfall” has the meaning specified in Section 2.06(a).

     “SEC” means the U.S. Securities and Exchange Commission.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Stockholders’ Meeting” has the meaning specified in Section 6.09(a).

     “Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

     “TCR” has the meaning specified in the recitals to this Agreement.

     “Tender Offer” means the pending tender offer launched by CVGAC for the shares of common stock of Classic held by unaffiliated public stockholders of Classic.

     “Thayer” has the meaning specified in the recitals to this Agreement.

     “Transferred Employees” has the meaning specified in Section 6.17.

     “U.S. GAAP” means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

     “Voting Agreements” has the meaning specified in the recitals to this Agreement.

ARTICLE II

PURCHASE AND SALE

     SECTION 2.01 Assets to Be Sold. (a) On the terms and subject to the conditions of this Agreement, the Company shall, and with respect to any of the Classic Contracts which have theretofore not been transferred to the Company in accordance with Section 6.19 hereof, Classic shall (or shall cause its Affiliates party thereto to), on the Closing Date, sell, assign, transfer, convey and deliver to the Purchaser or cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, and the Purchaser shall purchase from the Company (or Classic, as applicable, for no additional consideration), on the Closing Date, all the assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by the Company or to which it is directly or indirectly entitled and, in any case, belonging to or used or intended to be used in the Business, other than the Excluded Assets (the assets to be purchased by the Purchaser being referred to as the “Assets”), including, without limitation, the following:

     (i)  the Business as a going concern;

     (ii)  all rights in respect of leased real property;

     (iii)  all furniture, fixtures, equipment, machinery and other tangible personal property used or held for use by the Company at the locations at which the Business is conducted, or otherwise owned or held by the Company at the Closing Date for use in the conduct of the Business and not otherwise included in clause (ii) above;

     (iv)  all vehicles;

     (v)  all cash, cash equivalents and bank accounts (other than the Purchase Price Bank Account) owned by the Company at the Closing Date;

     (vi)  all Receivables;

     (vii)  all books of account, general, financial, tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto owned, associated with or employed by the Company or used in, or relating to, the Business at the Closing Date, other than organization documents, minute and stock record books and the corporate seal of the Company;

     (viii)  the goodwill of the Company relating to the Business;

     (ix)  all the Company’s right, title and interest in, to and under the Owned Intellectual Property and the Licensed Intellectual Property;

     (x)  except for the Excluded Assets, all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), pertaining to, arising out of, and ensuring to the benefit of the Company;

     (xi)  all sales and promotional literature, customer lists and other sales-related materials owned, used, associated with or employed by the Company at the Closing Date;

     (xii)  except for the Excluded Assets, all rights of the Company under all contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all commitments, bids and offers (to the extent such offers are transferable) (collectively, the “Company Contracts”);

     (xiii)  except for the Excluded Assets, all rights of Classic (or its Affiliates, other than the Company) under all contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all commitments, bids and offers (to the extent such offers are transferable) which relate to, or are required for, the Business, other than (1) employment agreements or independent contractor or consulting agreements or arrangements, (2) those Letters of Credit and the contracts or agreements related thereto which are not transferred to the Purchaser, (3) insurance contracts, (4) employee benefit plans or (5) to the extent that the Purchaser would be bound by the exclusivity provisions thereof upon the assignment of such contract, the Tour Operator Agreement, dated August 9, 2001, between the Hertz Corporation and Classic (those contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders which are included among the Assets, being, collectively, the “Classic Contracts”);

     (xiv)  all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations held or used by the Company in connection with, or required for, the Business, to the extent transferable; and

     (xv)  except for the Excluded Assets, all the Company’s right, title and interest on the Closing Date in, to and under all other assets, rights and claims of every kind and nature used or intended to be used in the operation of, or residing with, the Business.

     (b)  The Assets shall exclude the following assets owned by the Company (the “Excluded Assets”):

     (i)  the Purchase Price Bank Account; and

     (ii) all rights of the Company under this Agreement and the Ancillary Agreements.

     SECTION 2.02 Assumption and Exclusion of Liabilities. (a) On the terms and subject to the conditions of this Agreement, the Purchaser shall, on the Closing Date, assume and shall pay, perform and discharge when due all Liabilities of the Company (including all Liabilities under the Classic Contracts to the extent they relate to the Business, regardless of whether consent is received for the assignment of such Classic Contracts, and including the Assumed Taxes) as at the Closing Date arising out of or relating to the Business, whether accrued or arising before or after the Closing, except for the Excluded Liabilities (the “Assumed Liabilities”).

     (b)  The Company (or Classic, as applicable) shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, the following Liabilities of the Company as of the Closing Date which are not Assumed Liabilities (the “Excluded Liabilities”):

     (i)  all Taxes (other than property, sales, use, workers compensation and excise taxes, the taxes in this parenthetical being the “Assumed Taxes”) now or hereafter owed by Classic or any Affiliate of Classic, including the Company;

     (ii)  all Liabilities under the Classic Contracts which do not relate to the Business;

     (iii)  all Liabilities under the Company Contracts which do not relate to the Business;

     (iv)  all Liabilities relating to or arising out of the Excluded Assets; and

     (v)  all obligations of the Company under this Agreement and the Ancillary Agreements.

     SECTION 2.03 Purchase Price. (a) The aggregate purchase price for the Assets shall be (i) $5,037,488.75 and (ii) the cancellation of the Replacement Notes (the “Purchase Price”).

     (b)  The sum of the Purchase Price and the Assumed Liabilities shall be allocated among the Assets as of the Closing Date at the Purchaser’s discretion in a manner consistent with Treasury Regulation § 1.1060-1T(f). For all Tax purposes, the Purchaser and the Company agree to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement and that none of them will take any position inconsistent therewith in any Tax return, in any refund claim, in any litigation, or otherwise.

     SECTION 2.04 Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Shearman & Sterling, 555 California Street, San Francisco, California, at 10:00 A.M. local time on the third Business Day following the later to occur of (A) expiration or termination of all applicable waiting periods under the HSR Act and (B) satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VII (other than conditions which it is contemplated will be fulfilled at the Closing), or at such other place or at such other time or on such other date as Classic and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

     SECTION 2.05 Closing Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Purchaser:

     (a)  the Bill of Sale and such other instruments, in form and substance satisfactory to the Purchaser, as may be requested by the Purchaser to transfer the Assets to the Purchaser or evidence such transfer on the public records;

     (b)  an executed counterpart of the Assumption Agreement;

     (c)  a receipt for the Purchase Price; and

     (d)  the certificates and other documents required to be delivered pursuant to Section 7.03.

     SECTION 2.06 Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Company:

     (a)  the Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account; provided, however, the Purchase Price wired to the Purchase Price Bank Account shall be reduced dollar for dollar by (i) the LC Collateral Amount, (ii) the Amadeus Contract Amount and (iii) in the event that, prior to the Closing, Classic has not contributed to the Company the entire amount of the Restricted Cash (any such shortfall in such contribution being referred to herein as the “Restricted Cash Shortfall”), the amount of the Restricted Cash Shortfall;

     (b)  an executed counterpart of the Assumption Agreement;

     (c)  the Replacement Notes to be cancelled; and

     (d)  the certificates and other documents required to be delivered pursuant to Section 7.02.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CLASSIC

     As an inducement to the Purchaser to enter into this Agreement, each of the Company and, as applicable, Classic, hereby represents and warrants to the Purchaser as follows:

     SECTION 3.01 Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not (i) adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements or (ii) individually or in the aggregate have a Material Adverse Effect. The execution and delivery of this Agreement and the Ancillary Agreements by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company. This Agreement has been, and upon their execution the Ancillary Agreements shall have been, duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

     SECTION 3.02 Subsidiaries. There are no corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. The Company is not a member of (nor is any part of the Business conducted through) any partnership. The Company is not a participant in any joint venture or similar arrangement.

     SECTION 3.03 No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.04 have been obtained and all filings and notifications listed in Section 3.04 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company do not and will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or By-laws (or similar organizational documents) of the Company, (b) conflict with or violate in any material respect (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Company, or any of its assets, properties or businesses, including, without limitation, the Business, or (c) except as set forth in Section 3.03(c) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Company pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party or by which any of such assets or properties is bound or affected.

     SECTION 3.04 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a) as described in Section 3.04 of the Disclosure Schedule and (b) the notification requirements of the HSR Act.

     SECTION 3.05 Financial Information, Books and Records. (a) True and complete copies of (i) the unaudited balance sheet of the Company for each of the three fiscal years ended as of December 31, 2001, 2000 and 1999, and the related unaudited statements of income of the Company (collectively referred to herein as the “Financial Statements”) have been delivered by the Company to the Purchaser and, in the case of the unaudited balance sheet of the Company as of December 31, 2001 (the “Reference Balance Sheet”), attached as Exhibit 3.05 hereto. The Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the financial condition and results of operations of the Company as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company, and (iv) include all adjustments that are necessary for a fair presentation of the financial condition of the Company and the results of the operations of the Company as of the dates thereof or for the periods covered thereby, subject to normal and recurring year-end adjustments which would not have had, and would not have, individually or in the aggregate, a Material Adverse Effect.

     (b)  The books of account and other financial records of the Company: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

     SECTION 3.06 No Undisclosed Liabilities. There are no material Liabilities of the Company, other than Liabilities (i) reflected or reserved against on the Reference Balance Sheet, (ii) disclosed in Section 3.06 of the Disclosure Schedule. Reserves are reflected on the Reference Balance Sheet against all Liabilities of the Company in amounts that have been established on a basis consistent with the past practices of the Company and in accordance with U.S. GAAP.

     SECTION 3.07 Receivables Section 3.07 of the Disclosure Schedule sets forth an aged list of the material Receivables of the Company as of December 31, 2001 showing separately those material Receivables that as of such date had been outstanding and the date from which they have been outstanding. Except to the extent, if any, reserved for on the Reference Balance Sheet, all material Receivables reflected on the Reference Balance Sheet arose from, and the material Receivables existing on the Closing Date will have arisen from, the sale of services to Persons not affiliated with the Company and in the ordinary course of the Business consistent with past practice and, except as reserved against on the Reference Balance Sheet, constitute or will constitute, as the case may be, only valid, undisputed claims of the Company not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of the Business consistent with past practice. To the knowledge of the Company, all material Receivables reflected on the Reference Balance Sheet or arising from the date thereof until the Closing (subject to the reserve for bad debts, if any, reflected on the Reference Balance Sheet) are or will be good and have been collected or are or will be collectible, without resort to litigation or extraordinary collection activity, with respect to receivables payable in cash within 90 days of the Closing Date, and with respect to receivables payable in kind in the ordinary course of the Business consistent with past practice.

     SECTION 3.08 Payables. Section 3.08 of the Disclosure Schedule sets forth an aged list of certain Payables of the Company (namely, unvouchered payables to hotels and vouchered trade payables) as of December 31, 2001 showing separately those Payables that as of such date had been outstanding and the date from which they have been outstanding. All material Payables reflected on the Reference Balance Sheet arose from, and the material Payables existing on the Closing Date will have arisen from, the purchase of services from Persons not affiliated with the Company (except as disclosed in Section 3.08 of the Disclosure Schedule) and in the ordinary course of the Business consistent with past practice and constitute or will constitute, as the case may be, only valid, undisputed obligations of the Company incurred in the ordinary course of the Business consistent with past practice.

     SECTION 3.09 Bookings. As of January 20, 2002, 2002 gross bookings accepted by the Company totalled $115,175,833, and, as of the date immediately preceding the date hereof, 2002 gross bookings accepted by the Company are estimated to be $118,643,000 (subject to normal reconciliations which are completed on a weekly basis). Section 3.09 of the Disclosure Schedule lists all bookings by date of booking which have been accepted by the Company, and which were open as of January 20, 2002.

     SECTION 3.10 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since December 31, 2001, except as disclosed in Section 3.10 of the Disclosure Schedule, the business of the Company has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in Section 3.10 of the Disclosure Schedule, since December 31, 2001, the Company has not, other than in the ordinary course of its business and consistent with past practice:

     (i)  permitted or allowed any of its material assets or properties (whether tangible or intangible) to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

     (ii)  discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any Liability, other than current liabilities reflected on the Reference Balance Sheet and current liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2001;

     (iii)  made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person;

     (iv)  failed to pay any creditor any amount owed to such creditor when due;

     (v)  redeemed any of its capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of its capital stock or otherwise;

     (vi) made any material changes in its customary methods of operations, including, without limitation, practices and policies relating to manufacturing, purchasing, marketing, selling and pricing;

     (vii)  merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of business consistent with past practice;

     (viii)  made any capital expenditure or commitment for any capital expenditure in excess of $50,000 individually or $250,000 in the aggregate;

     (ix)  accepted any bookings in a barter transaction or otherwise agreed to make any purchases involving exchanges in value (other than cash) in excess of $50,000 individually or $150,000 in the aggregate;

     (x)  sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets);

     (xi)  issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company;

     (xii)  entered into any material agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

     (xiii)  (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by it to any of its employees, including, without limitation, any increase or change pursuant to any Plan or (B) established or increased or promised to increase any benefits under any Plan, in either case except as required by Law or any collective bargaining agreement and involving ordinary increases consistent with its past practices;

     (xiv)  written down or written up (or failed to write down or write up in accordance with U.S. GAAP consistent with past practice) the value of any Receivables in any material respect or revalued any of its material assets other than in the ordinary course of business consistent with past practice and in accordance with U.S. GAAP;

     (xv)  amended, terminated, cancelled or compromised any of its material claims or waived any other rights of substantial value to it;

     (xvi)  made any change in any method of accounting or accounting practice or policy used by it, other than such changes required by U.S. GAAP or disclosed in Section 3.10 of the Disclosure Schedule;

     (xvii)  failed to maintain its material assets in accordance with good business practice and in good operating condition and repair;

     (xviii) allowed any material permit that was issued or relates to it or otherwise relates to any Asset to lapse or terminate or failed to renew any such permit or any insurance policy that is scheduled to terminate or expire within 45 calendar days of March 31, 2002;

     (xix)  incurred any Indebtedness (other than accrued interest under the Notes);

     (xx)  amended, modified or consented to the termination of any Material Contract or its rights thereunder;

     (xxi)  amended or restated its Articles of Incorporation or By-laws (or other organizational documents);

     (xxii)  terminated, discontinued, closed or disposed of any plant, facility or other business operation, or laid off any employees (other than layoffs of less than 10 employees in any three-month period in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

     (xxiii)  made any charitable contribution;

     (xxiv)  (a) abandoned, sold, assigned, or granted any security interest in or to any item of the Owned Intellectual Property or the Licensed Intellectual Property, including, without limitation, failing to perform or failing to cause to be performed all applicable filings, recordings and other acts, and pay or caused to be paid all required fees and taxes, to maintain and protect its interest in such Intellectual Property, (b) granted to any third party any license with respect to any Owned Intellectual Property or Licensed Intellectual Property, (c) developed, created or invented any Intellectual Property jointly with any third party, or (d) disclosed, or allow to be disclosed, any confidential Intellectual Property, unless such Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against disclosure thereof;

     (xxv)  made any express or deemed election or settled or compromised any liability, with respect to Taxes of the Company;

     (xxvi)  suffered any casualty loss or damage with respect to any of its assets which in the aggregate have a replacement cost of more than $100,000, whether or not such loss or damage shall have been covered by insurance;

     (xxvii)  suffered any Material Adverse Effect; or

     (xxviii)  agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.10 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.10, except as expressly contemplated by this Agreement.

     SECTION 3.11 Litigation. Except as set forth in Section 3.11 of the Disclosure Schedule, there is no Action pending or, to the knowledge of the Company, threatened against the Company, or any property or asset of the Company, before any Governmental Authority that

(a)  individually or in the aggregate, has had or would have a Material Adverse Effect or (b) seeks to materially delay or prevent the consummation of the transactions contemplated by this Agreement, the Liquidation and Indemnification Agreement, the Note Purchase Agreement or the Ancillary Agreements. Neither the Company nor any material property or asset of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would prevent or materially delay the Company from performing its obligations under this Agreement or the Ancillary Agreements or would, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.12 Certain Interests. (a) Except as disclosed in Section 3.12(a) of the Disclosure Schedule, no officer or director of the Company and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

     (i)  has any material direct or indirect financial interest in any competitor, supplier or customer of the Company, provided, however, that the ownership of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a “financial interest” so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

     (ii)  owns, directly or indirectly, in whole or in part, or has any other material interest in any tangible or intangible property which the Company uses or has used in the conduct of the Business or otherwise; or

     (iii)  has outstanding any Indebtedness to the Company.

     (b)  Except as disclosed in Section 3.12(b) of the Disclosure Schedule, no officer or director of the Company and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director has outstanding any Indebtedness to the Company.

     (c)  Except as disclosed in Section 3.12(c) of the Disclosure Schedule, the Company has no Liability or any other obligation of any nature whatsoever (i) to any director or shareholder of the Company or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such director or shareholder, or (ii) other than in respect of accrued wages, the reimbursement of expenses and the extension of benefits to such person made in the ordinary course of its business consistent with past practice, to any officer or senior executive of the Company or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or senior executive.

     SECTION 3.13 Compliance with Laws. (a) Except as set forth in Section 3.13(a) of the Disclosure Schedule, the Company has conducted and continues to conduct the Business in accordance in all material respects with all Laws and Governmental

Orders applicable to the Company or any of its assets or the Business, and the Company is not in violation of any such Law or Governmental Order.

     (b)  Section 3.13(b) of the Disclosure Schedule sets forth a brief description of each Governmental Order applicable to the Company or any of its assets or the Business, and no such Governmental Order has or has had a Material Adverse Effect.

     SECTION 3.14 Environmental Matters. Except as described in Section 3.14 of the Disclosure Schedule or as would not prevent or materially delay the Company from performing its obligations under this Agreement and the Ancillary Agreements and would not, individually or in the aggregate, have a Material Adverse Effect, (a) the Company has not violated and is not in violation of any Environmental Law; (b) none of the properties currently leased or operated by the Company (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance; (c) the Company is not actually, or to the Company’s knowledge, potentially or allegedly liable for any off-site contamination by Hazardous Substances; (d) the Company is not actually, or to the Company’s knowledge, potentially or allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens); (e) the Company has all material Environmental Permits; and (f) the Company has always been and is in compliance in all material respects with its Environmental Permits.

     SECTION 3.15 Material Contracts. Except as set forth in Section 3.15 of the Disclosure Schedule, (a) neither the Company nor Classic (with respect to contracts, arrangements, commitments or understandings which relate to, or are required for, the Business) is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Classic SEC Reports, (ii) which materially restricts the conduct of any line of business by the Company or upon consummation of the transactions contemplated by this Agreement will materially restrict the conduct of any line of business by the Purchaser, the Purchaser’s subsidiaries or the ability of the Purchaser or any of the Purchaser’s subsidiaries to engage in any line of business, (iii) which upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will subject the Company to any exclusivity arrangements or (iv) (other than any plan or agreement covered by Section 3.21 hereof) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Ancillary Agreements, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Ancillary Agreements. Each contract, arrangement, commitment or understanding of the type described in this Section 3.15, together with any material license or contract relating to Intellectual Property, whether or not set forth in the Disclosure Schedule, is referred to herein as a “Material Contract,” and neither the Company nor Classic knows of, and have not received notice of, any violation of the above by any of the other parties thereto which will have, individually or in the aggregate, a Material Adverse Effect.

     (b)  (i) Each Material Contract is valid and binding on the Company (or, as applicable, Classic) and in full force and effect, (ii) the Company (or, as applicable, Classic) has in all material respects performed all obligations required to be performed by it to date under each Material Contract, except where such noncompliance, either individually or in the aggregate, will not have a Material Adverse Effect and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of the Company (or, as applicable, Classic) under any such Material Contract, except for such defaults, which, either individually or in the aggregate, will not have a Material Adverse Effect.

     SECTION 3.16 Intellectual Property. Except as would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth in Section 3.16 of the Disclosure Schedule, (a) the conduct of the business of the Company as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to the Company that the conduct of the Business as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property Rights of any third party; (b) with respect to each item of Intellectual Property owned by the Company (or Classic, as the case may be) and material to the Business, or to the financial condition or results of operations of the Company (“Owned Intellectual Property”), the Company (or Classic, as the case may be) is the owner of the entire right, title and interest in and to such Owned Intellectual Property and is entitled to use such Owned Intellectual Property in the continued operation of the Business; (c) with respect to each item of Intellectual Property licensed to the Company (or Classic, as the case may be) that is material to the Business, or to the financial condition or results of operations of the Company (“Licensed Intellectual Property”), the Company (or Classic, as the case may be) has the right to use such Licensed Intellectual Property in the continued operation of the Business in accordance with the terms of the license agreement governing such Licensed Intellectual Property; (d) to the knowledge of the Company (or Classic, as the case may be), the Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part; (e) to the knowledge of the Company (or Classic, as the case may be), no person is engaging in any activity that infringes upon or misappropriates the Owned Intellectual Property; (f) the Owned Intellectual Property and the Licensed Intellectual Property constitute all the Intellectual Property used by the Company in the conduct of the Business and no other items of Intellectual Property are material to the Business, (g) to the knowledge of the Company (or Classic, as the case may be), each license of the Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect; (h) to the knowledge of the Company (or Classic, as the case may be), no party to any license of the Licensed Intellectual Property is in breach thereof or default thereunder; and (i) neither the execution of this Agreement nor the consummation of any transaction contemplated hereunder shall adversely affect any of the Company’s material rights with respect to the Owned Intellectual Property or the Licensed Intellectual Property.

     SECTION 3.17 Real Property. (a) The Company does not own any real property.

     (b) Each parcel of real property leased by the Company (i) is leased free and clear of all Encumbrances, other than Permitted Encumbrances, and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

     (c)  All leases of real property leased for the use or benefit of the Company to which the Company is a party, and all amendments and modifications thereto, are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company, except as would not prevent or materially delay the Company from performing its obligations under this Agreement and the Ancillary Agreements and would not, individually or in the aggregate, have a Material Adverse Effect.

     (d)  There are no contractual or legal restrictions that preclude or restrict in any material respect the ability to use any real property leased by the Company for the purposes for which it is currently being used. There are no material latent defects or material adverse physical conditions affecting the real property, and improvements thereon, leased by the Company other than those that would not prevent or materially delay Classic from performing its obligations under this Agreement and the Ancillary Agreements and would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.18 Assets. (a) Except as disclosed in Section 3.18(a) of the Disclosure Schedule or as otherwise provided in the representations and warranties of the Company set forth herein, the Company (and with respect to the Classic Contracts, Classic) owns, leases or has the legal right to use all the properties and assets used or intended to be used in the conduct of the Business or otherwise owned, leased or used by the Company and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Company in or in relating to the conduct of the Business, all of which properties, assets and rights constitute Assets except for the Excluded Assets. The Company has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances, except (i) as disclosed in Section 3.18(a) of the Disclosure Schedule; and (ii) Permitted Encumbrances.

     (b)  The Assets and the Excluded Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Business.

     (c) Except as set forth in Section 3.18(c) of the Disclosure Schedule, the Company (and with respect to the Classic Contracts, Classic) has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Assets to the Purchaser without penalty or other adverse consequences. Following the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and the execution of the instruments of transfer contemplated by this Agreement and the Ancillary Agreements, the Purchaser will own, with good, valid and marketable title, or lease, under valid and subsisting leases, or otherwise acquire the interests of the Company in the Assets, free and clear of any Encumbrances, other than Permitted Encumbrances, and without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

     SECTION 3.19 Consortia. Listed in Section 3.19 of the Disclosure Schedule are the names and addresses of the most significant consortia of the Company (by consortia revenue of the Company) for the twelve-month period ended December 31, 2001 and the travelled revenue generated by each such consortium during such period. Except as disclosed in Section 3.19 of the Disclosure Schedule, the Company has not received any notice or has any reason to believe that any significant consortium of the Company has ceased, or will cease, to use the products, equipment, goods or services of the Company, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

     SECTION 3.20 Suppliers. Set forth in Section 3.20 of the Disclosure Schedule is a true and complete copy of the 2001 Vendor Productivity Report of the Company, which accurately reflects the gross bookings for each supplier listed therein for the calendar year 2001. Except as disclosed in Section 3.20 of the Disclosure Schedule, the Company has not received any notice or has any reason to believe that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Company at any time after the Closing Date on terms and conditions substantially similar to those used in its current sales to the Company, subject only to general and customary price increases.

     SECTION 3.21 Employee Benefit Matters. (a) Plans and Material Documents. Section 3.21(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Business, (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company could incur liability under Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between Classic or any of its Affiliates and any employee of the Business, including, without limitation, any contracts, arrangements or understandings relating to the sale of the Business (collectively, the “Plans”). Each Plan is in writing and Classic has furnished the Purchaser a complete and accurate copy of each Plan and a complete and accurate copy of each material document prepared in connection with each such Plan.

     (b) Compliance with Applicable Law. Each Plan is now and always has been operated in all respects in accordance with the requirements of all applicable Law, including, without limitation, ERISA and the Code, and all persons who participate in the operation of such Plans and all Plan “fiduciaries” (within the meaning of Section 3(21) of ERISA) have always acted in accordance with the provisions of all applicable Law, including, without limitation, ERISA and the Code. The Company has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and the Company has no knowledge of any default or violation by any party to, any Plan. No legal action, suit or claim is pending or threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claim.

     (c)  Qualification of Certain Plans. Each Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

     (d)  Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. The Company has not incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and no fact or event exists which could give rise to any such liability. The Company has not incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or multiple employer plan (within the meaning of 4063 or 4064 of ERISA), and no fact or event exists which could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. No Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan. None of the assets of the Company is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; the Company has not been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

     (e)  Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance. As of the Closing Date, no Plan which is subject to Title IV of ERISA will have an “unfunded benefit liability” (within the meaning of Section 4001(a)(18) of ERISA).

     SECTION 3.22 Labor Matters (a) Except as set forth in Section 3.22 of the Disclosure Schedule, (i) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to employees of the Business and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company, (ii) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best knowledge of the Company after due inquiry, threatened between the Company and any employees of the Business, (iii) and there are no unfair labor practice complaints pending against the Company before the National Labor

Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Business.

     (b)  The Company is currently in compliance in all material respects with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority.

     SECTION 3.23 Taxes. Except as set forth in Section 3.23 of the Disclosure Schedule (i) All returns and reports in respect of Taxes required to be filed with respect to the Company (including the consolidated federal income tax return of Classic and any state Tax return that includes the Company on a consolidated or combined basis) (“Returns”) have been timely filed; (ii) all Taxes required to be shown on such Returns or otherwise due have been timely paid; (iii) all such Returns are true, correct and complete in all material respects; (iv) no adjustment relating to such Returns has been proposed formally or informally by any Tax authority (and the Company has not received any inquiries, orally or in writing, from any Tax authority concerning any such adjustments) and, to the best knowledge of the Company (after due inquiry), no basis exists for any such adjustment; (v) there are no Tax liens on any assets of the Company; and (vi) neither Classic nor any subsidiary or Affiliate of Classic is a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code (without regard to Section 280G(b)(4) of the Code).

     SECTION 3.24 Insurance. Except as set forth in Section 3.24 of the Disclosure Schedule, the Company maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance).

     SECTION 3.25 Full Disclosure. (a) The Company is not aware of any facts pertaining to the Company, the Assets or the Business which would have or which would likely have in the future a Material Adverse Effect on the Company, the Assets or the Business and which have not been disclosed in this Agreement, the Disclosure Schedule or the Classic SEC Reports or otherwise disclosed to the Purchaser by the Company in writing.

     (b)  No representation or warranty of the Company in this Agreement or the Ancillary Agreements, nor any statement or certificate furnished or to be furnished to the Purchaser pursuant to this Agreement or the Ancillary Agreements, or in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 3.26 Brokers. Except for Dresdner Kleinwort Wasserstein, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of the Company.

     SECTION 3.27 Board Approvals. The Company Board, by resolutions duly adopted by unanimous written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Ancillary Agreements are fair to and in the best interests of the Company and its stockholder and (ii) approved this Agreement and the Ancillary Agreements and declared their advisability.

     SECTION 3.28 Classic Destination Management. In the event that prior to the Closing the Company, or subsequent to the Closing, the Purchaser, elects to transfer or shut down the division of the Business known as Classic Destination Management — Hawaii, there will be no material Liabilities to the Company, or, as applicable, the Purchaser in connection with such transfer or shutting down.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CLASSIC

     As an inducement to the Purchaser to enter into this Agreement, Classic hereby represents and warrants to the Purchaser as follows:

     SECTION 4.01 Organization, Authority and Qualification of Classic. Classic is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all necessary power and authority to enter into this Agreement, the Liquidation and Indemnification Agreement and the Note Purchase Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Liquidation and Indemnification Agreement and the Note Purchase Agreement by Classic, the performance by Classic of its obligations hereunder and thereunder and the consummation by Classic of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Classic. This Agreement has been, and upon their execution the Liquidation and Indemnification Agreement and the Note Purchase Agreement shall have been, duly executed and delivered by Classic, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and upon their execution the Liquidation and Indemnification Agreement and the Note Purchase Agreement will constitute, legal, valid and binding obligations of Classic enforceable against Classic in accordance with their respective terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

     SECTION 4.02 No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 4.03 have been obtained and all filings and notifications listed in Section 3.04 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement, the Liquidation and Indemnification Agreement and the Note Purchase Agreement by Classic do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws (or similar organizational documents) of Classic, (b) conflict with or violate in any material respect (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to Classic or any of its assets, properties or businesses, or

(c)  conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Classic pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Classic is a party or by which any of such assets or properties is bound or affected, except where such conflict, breach or violation would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 4.03 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement, the Liquidation and Indemnification Agreement and the Note Purchase Agreement by Classic do not and will not require any material consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a) as described in Section 3.04 of the Disclosure Schedule and (b) the notification requirements of the HSR Act.

     SECTION 4.04 SEC Filings; Financial Statements. (a) Classic has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2000 (including, without limitation, all forms, reports and documents in connection with the Tender Offer) (collectively, the “Classic SEC Reports”). The Classic SEC Reports (i) were prepared in all material respects in accordance with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (b)  Each of the consolidated financial statements (including, in each case, any notes thereto) contained in Classic SEC Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Classic and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not have, a material adverse effect on the business, properties, prospects, and financial condition of Classic).

     SECTION 4.05 Full Disclosure. (a) Classic is not aware of any facts pertaining to the Company, the Assets or the Business which would have or which would likely have in the future a Material Adverse Effect on the Company, the Assets or the Business and which have not been disclosed in this Agreement, the Disclosure Schedule or the Classic SEC Reports or otherwise disclosed to the Purchaser by Classic in writing.

     (b)  No representation or warranty of Classic in this Agreement, the Liquidation and Indemnification Agreement or the Note Purchase Agreement nor any statement or certificate furnished or to be furnished to the Purchaser hereunder or thereunder, or in connection with the transactions contemplated by this Agreement, the Liquidation and Indemnification Agreement and the Note Purchase Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 4.06 Brokers. Except for Dresdner Kleinwort Wasserstein, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement, the Liquidation and Indemnification Agreement and the Note Purchase Agreement based upon arrangements made by or on behalf of Classic. Classic is solely responsible for the fees and expenses of Dresdner Kleinwort Wasserstein.

     SECTION 4.07 Cash Contribution; Restricted Cash. Between December 31, 2001 and the date hereof, Classic has (a) contributed the amount of $7,860,000 in cash to the Company, evidence of which contribution has been provided to the Purchaser and (b) forgiven all intercompany obligations owed to Classic by the Company. In addition, certain cash of Classic (i) in the amount of $1,655,000 (the “Restricted Cash”) is subject to restrictions in connection with the collateralization of certain Classic letters of credit (the “Letters of Credit”) and will be transferred to the Company upon the removal of such restrictions pursuant to Section 6.15 hereof and (ii) in the amount of $2,024,000 (the “LC Collateral Amount”) collateralizes certain additional Classic letters of credit and will become unrestricted upon the provision of substitute collateral by the Purchaser pursuant to Section 6.18.

     SECTION 4.08 Board Approvals; Vote Required. (a) The Classic Board, by resolutions duly adopted by unanimous written consent, in accordance with the recommendation of the Special Committee of Classic’s Board pursuant to the resolutions duly adopted by unanimous vote of the Special Committee at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement, the Liquidation and Indemnification Agreement and the Note Purchase Agreement are fair to and in the best interests of Classic and its stockholders, (ii) approved this Agreement, the Liquidation and Indemnification Agreement and the Note Purchase Agreement and declared their advisability, (iii) recommended that the stockholders of Classic approve and adopt this Agreement and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by Classic’s stockholders at the Stockholders’ Meeting.

     (b)  The only vote of the holders of any class or series of capital stock of Classic necessary to approve this Agreement and the transactions contemplated hereby is the affirmative vote of the holders of two thirds of the outstanding shares of common stock, par value $0.01, of Classic in favor of the approval and adoption of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     As an inducement to the Company and Classic to enter into this Agreement, the Purchaser hereby represents and warrants to the Company and Classic as follows:

SECTION 5.01 Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all necessary corporate power and authority to enter into this Agreement, the Liquidation and Indemnification Agreement, the Note Purchase Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Liquidation and Indemnification Agreement, the Note Purchase Agreement and the Ancillary Agreements by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been, and upon their execution the Liquidation and Indemnification Agreement, the Note Purchase Agreement and the Ancillary Agreements will be, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and upon their execution the Liquidation and Indemnification Agreement, the Note Purchase Agreement and the Ancillary Agreements will constitute, legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

     SECTION 5.02 No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 5.03 have been obtained, the execution, delivery and performance of this Agreement, the Liquidation and Indemnification Agreement, the Note Purchase Agreement and the Ancillary Agreements by the Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or By-laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement, the Liquidation and Indemnification Agreement, the Note Purchase Agreement and the Ancillary Agreements.

     SECTION 5.03 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement, the Liquidation and Indemnification Agreement, the Note Purchase Agreement and the Ancillary Agreements by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except the notification requirements of the HSR Act.

     SECTION 5.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement, the Liquidation and Indemnification Agreement, the Note

Purchase Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of the Purchaser.

ARTICLE VI

ADDITIONAL AGREEMENTS

     SECTION 6.01 Conduct of Business Prior to the Closing. (a) The Company covenants and agrees that, except as described in Section 6.01(a) of the Disclosure Schedule, between the date hereof and the time of the Closing, the Company shall not conduct its business other than in the ordinary course and consistent with the Company’s prior practice. Without limiting the generality of the foregoing, except as described in Section 6.01(a) of the Disclosure Schedule, the Company shall (i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of its Payables or Receivables; (iii) use its best efforts to (A) preserve intact its business organization and the business organization of the Business, (B) keep available to the Purchaser the services of the employees of the Company, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Company and the Business and (D) preserve its current relationships with its customers, suppliers and other persons with which it has significant business relationships; (iv) exercise, but only after notice to the Purchaser and receipt of the Purchaser’s prior written approval, any rights of renewal pursuant to the terms of any of any leases or subleases which by their terms would otherwise expire; and (v) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Company to be untrue or result in a breach of any covenant made by the Company in this Agreement.

     (b)  The Company covenants and agrees that, prior to the Closing, without the prior written consent of the Purchaser, the Company will not do any of the things enumerated in the second sentence of Section 3.10 (including, without limitation, clauses (i) through (xxviii) thereof).

     SECTION 6.02 Access to Information. (a) From the date hereof until the Closing, upon reasonable notice, the Company and each of the Company’s officers, directors, employees, agents, representatives, accountants and counsel shall: (i) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Company and to those officers, directors, employees, agents, accountants and counsel of the Company who have any knowledge relating to the Company or the Business and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company and the Business (or legible copies thereof) as the Purchaser may from time to time reasonably request.

     (b)  In order to facilitate the resolution of any claims made against or incurred by the Company prior to the Closing, for a period of seven years after the Closing, the Purchaser shall (i) retain the books and records of the Company relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Company and Classic and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Company and Classic reasonable access (including the right to make, at the Company’s expense, photocopies), during normal business hours, to such books and records.

     (c)  In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, the Company and Classic shall (i) cause to be retained all books and records of the Company which are not transferred to the Purchaser pursuant to this Agreement and which relate to the Company, its operations or the Business for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser and (ii) upon reasonable notice, cause to be afforded the officers, employees and authorized agents and representatives of the Purchaser, reasonable access (including the right to make photocopies at the Purchaser’s expense), during normal business hours, to such books and records.

     SECTION 6.03 Confidentiality. Each of Classic and the Company agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Business and the Company, (ii) in the event that Classic, the Company or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser may seek a protective order or other remedy or waive compliance with this Section 6.03, (iii) in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 6.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, (iv) promptly furnish (prior to the Closing) the Purchaser any and all copies (in whatever form or medium) of all such confidential information then in the possession of Classic, the Company or any of their agents, representatives, Affiliates, employees, officers and directors and destroy any and all additional copies then in the possession of Classic, the Company or any of their agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by Classic, the Company, their agents, representatives, Affiliates, employees, officers or directors; provided further that, with respect to Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. Each of Classic and the Company agrees and acknowledges that remedies at law for any breach of its obligations under this Section 6.03 are inadequate and that in addition thereto the Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

     SECTION 6.04 Regulatory and Other Authorizations; Notices and Consents. (a) Each of Classic and the Company shall use its best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its respective obligations pursuant to, this Agreement, the Liquidation and Indemnification Agreement, the Note Purchase Agreement and the Ancillary Agreements and will cooperate fully with the Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each of the parties hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within five Business Days of the date hereof and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act.

     (b)  Each of Classic and the Company shall give promptly such notices to third parties and use its best efforts to obtain such third party consents and estoppel certificates as the Purchaser may in its sole and absolute discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement, the Liquidation and Indemnification Agreement, the Note Purchase Agreement and the Ancillary Agreements, including, without limitation, all third party consents that are necessary or desirable in connection with the transfer of the Material Contracts.

     (c)  The Purchaser shall cooperate and use all reasonable efforts to assist Classic and the Company in giving such notices and obtaining such consents and estoppel certificates; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which the Purchaser in its sole and absolute discretion may deem adverse to the interests of the Purchaser or the Business.

     (d)  Neither Classic nor the Company knows of any reason why all the consents, approvals and authorizations necessary for the consummation of the transactions contemplated hereby will not be received.

     (e)  The Company, Classic and the Purchaser agree that, in the event any consent, approval or authorization necessary or desirable to preserve for the Business or the Purchaser any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Company or Classic is a party is not obtained prior to the Closing, the Company or Classic, as appropriate, will, subsequent to the Closing, cooperate with the Purchaser in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Company or Classic, as appropriate, shall use its best efforts to provide the Purchaser with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, regardless of whether Company or Classic, as appropriate, provides such rights and benefits, the Purchaser shall assume the obligations and burdens thereunder; provided, however, that the agreements of Classic and the Company in this Section 6.04 shall not give the Purchaser the right to prevent Classic from proceeding to wind-up and effect a liquidating distribution.

     SECTION 6.05 Notice of Developments. Prior to the Closing, each of Classic and the Company shall promptly notify the Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of its respective representation or warranty or covenant in this Agreement or which could have the effect of making any of its respective representations or warranties in this Agreement untrue or incorrect in any respect and (ii) all other material developments affecting the Assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Company or the Business.

     SECTION 6.06 No Solicitation or Negotiation. Each of Classic and the Company agrees that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, neither Classic nor the Company nor any of their respective Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of Classic or the Company or assets of Classic or the Company, (ii) to enter into any business combination with Classic or the Company or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to Classic or the Company, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. Each of Classic and the Company immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing, other than as required by the Exchange Act in connection with the Tender Offer. Each of Classic and the Company shall notify the Purchaser promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to the Purchaser, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. Each of Classic and the Company agrees not to, without the prior written consent of the Purchaser, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which Classic or the Company is a party.

     SECTION 6.07 Use of Intellectual Property. (a) Each of Classic and the Company acknowledges that from and after the Closing, the name “Classic Custom Vacations” and all similar or related names, marks and logos (all of such names, marks and logos being the “Trade Names”) shall be owned by the Purchaser, that none of Classic, the Company or any of their Affiliates shall have any rights in the Trade Names, and that none of Classic, the Company or any of their Affiliates will contest the ownership or validity of any rights of the Purchaser in or to the Trade Names.

     (b)  Except as set forth in Section 6.07(b) of the Disclosure Schedule, from and after the Closing, none of Classic, the Company or any of their Affiliates shall use any of the Owned Intellectual Property or any of the Licensed Intellectual Property.

     SECTION 6.08 Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the transactions contemplated by this Agreement and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company as are necessary for the consummation of the transactions contemplated by this Agreement; provided that the Purchaser will not be required by this Section 6.08 to take any action, including entering into any consent decree, hold separate orders or other arrangements, that (A) requires the divestiture of any assets of any of the Purchaser, any of its subsidiaries or the Assets or (B) limits the Purchaser’s freedom of action with respect to, or its ability to retain, the Assets or any portion thereof or any of the Purchaser’s or its affiliates’ other assets or businesses. In case, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

     SECTION 6.09 Information Statement. (a) As promptly as practicable after the execution of this Agreement, (i) Classic shall prepare and file with the SEC the information statement to be sent to the stockholders of Classic relating to the meeting of Classic’s stockholders (the “Stockholders’ Meeting”) to be held to consider, among other things, the approval and adoption of this Agreement (such information statement, as amended or supplemented, being referred to herein as the “Information Statement”). The Purchaser shall furnish all information concerning the Purchaser as Classic may reasonably request in connection with such actions and the preparation of the Information Statement. As promptly as practicable, Classic shall mail the Information Statement to its stockholders.

     (b)  None of the Classic Board or any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser, the approval or recommendation by the Classic Board or any committee thereof of this Agreement, and the Information Statement shall include the recommendation of the Classic Board to the stockholders of Classic in favor of approval and adoption of this Agreement; provided, however, that the Classic Board may, at any time prior to the Stockholders’ Meeting, withdraw or modify any such recommendation to the extent that the Classic Board determines, in its good faith judgment after consultation with independent legal counsel (who may be Classic’s regularly engaged independent legal counsel), that the failure to so withdraw or modify its recommendation would cause the Classic Board to breach its fiduciary duties to Classic and its stockholders under applicable Law.

     (c)  No amendment or supplement to the Information Statement will be made by the Purchaser or Classic without the approval of the other party (such approval not to be unreasonably withheld or delayed). The Purchaser and Classic each will advise the other, promptly after they receive notice thereof, of any request by the SEC for amendment of the Information Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     (d)  The information supplied by the Purchaser for inclusion in the Information Statement shall not, at (i) the time the Information Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Classic, (ii) the time of the Stockholders’ Meeting and (iii) the Closing, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Closing, any event or circumstance relating to the Purchaser, or its officers or directors, should be discovered by the Purchaser which should be set forth in an amendment or a supplement to the Information Statement, the Purchaser shall promptly inform Classic. All documents that the Purchaser is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (e)  The information supplied by Classic for inclusion in the Information Statement shall not, at (i) the time the Information Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Classic, (ii) the time of the Stockholders’ Meeting and (iii) the Closing, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Closing, any event or circumstance relating to Classic or any of its subsidiaries, or their respective officers or directors, should be discovered by Classic which should be set forth in an amendment or a supplement to the Information Statement, Classic shall promptly inform the Purchaser. All documents that Classic is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     SECTION 6.10 Stockholders’ Meeting. Classic shall call and hold the Stockholders’ Meeting as promptly as practicable for the purpose of voting upon the approval and adoption of this Agreement and Classic shall use its reasonable best efforts to hold the Stockholders’ Meeting as soon as practicable as permitted under the Exchange Act, other applicable Law, or any stock exchange requirements. Classic shall use its reasonable best efforts to take all action necessary or advisable to secure the required vote or consent of its stockholders, except in the event and to the extent that Classic’s Board, in accordance with Section 6.09(b), withdraws or modifies its recommendation to the stockholders of Classic in favor of the approval and adoption of this Agreement.

     SECTION 6.11 Liquidating Distribution. As soon as practicable after the Closing Date, Classic shall effect a liquidating distribution to its stockholders in accordance with the NYBCL and the Liquidation and Indemnification Agreement. Such liquidating distribution shall be made after payment of all amounts owed to any creditors of Classic and shall be made net of any federal, state or local Taxes payable by Classic, the Company or any Consolidated Corporation for all Tax periods (or portions thereof) ending at the close of business on the day of such liquidating distribution.

     SECTION 6.12 Excluded Liabilities. The Company will pay and discharge the Excluded Liabilities as and when the same become due and payable.

     SECTION 6.13 Bulk Transfer Laws. (a) The Purchaser hereby waives compliance by the Company with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Assets to the Purchaser (other than any obligations with respect to the application of the proceeds herefrom).

     (b)  The Company and the Purchaser agree to take any action, including, but not limited to, filing any forms or statements to protect the Purchaser from potential liabilities as a transferee for Taxes (other than the Assumed Taxes) of the Company.

     SECTION 6.14 Conveyance Taxes. The Purchaser shall be liable for and shall hold the Company and Classic harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. The Company, after the review and consent by the Purchaser, shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. The Purchaser shall execute and deliver all instruments and certificates necessary to enable the Company to comply with the foregoing. The Purchaser shall complete and execute a resale or other exemption certificate with respect to the inventory items sold hereunder, and shall provide the Company with an executed copy thereof.

     SECTION 6.15 Contribution of Restricted Cash. As promptly as practicable, but in any event within two (2) Business Days, following the removal of any restrictions on all or any portion of the Restricted Cash which prevent Classic from contributing the Restricted Cash to the Company, Classic shall contribute to the Company that portion of the Restricted Cash which has become unrestricted.

     SECTION 6.16 Material Contracts. Within five (5) Business Days after the date hereof, the Company shall deliver to the Purchaser a list of all Material Contracts which are not, by their terms, cancelable by the Company upon sixty (60) days notice.

     SECTION 6.17 Welfare Benefits for Transferred Employees. As of the first day of the month following the Closing Date, the Purchaser shall provide welfare benefits under its welfare benefit plans to employees of the Business the Purchaser employs as of the Closing (the “Transferred Employees”). Classic shall continue to cover Transferred Employees under its welfare benefit plans up to the last day of the month in which the Closing Date occurs and the Purchaser shall fund (or reimburse Classic for the payment of) the administrative fee associated with the claims run-off for 90 days thereafter. The Purchaser shall reimburse Classic for the cost of providing welfare benefits to the Transferred Employees from the Closing Date through the date Purchaser provides welfare benefits to the Transferred Employees.

     SECTION 6.18 Letters of Credit. At Closing, the Purchaser shall provide substitute collateral (either in cash or a substitute letter of credit) in the amount of the LC Collateral Amount for the letters of credit which the LC Collateral Amount collateralizes so as to remove the restrictions from Classic’s cash which collateralizes such letters of credit.

     SECTION 6.19 Transfer of Classic Contracts. Prior to Closing, Classic shall use commercially reasonable efforts to transfer or assign to the Company the Classic Contracts.

ARTICLE VII

CONDITIONS TO CLOSING

     SECTION 7.01 Conditions to Obligations of Each Party. The obligations of the parties hereto to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver (where permissible), at or prior to the Closing, of each of the following conditions:

     (a)  Classic Stockholder Approval. This Agreement shall have been approved and adopted by the requisite affirmative vote of the stockholders of Classic in accordance with the NYBCL and Classic’s Certificate of Incorporation;

     (b)  No Governmental Order. No Governmental Authority shall have enacted, issued, promulgated or entered any Governmental Order which is then in effect and has the effect of seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which is likely to render it impossible or unlawful to consummate such transactions.

     (c)  HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Assets contemplated hereby shall have expired or shall have been terminated.

     SECTION 7.02 Conditions to Obligations of each of Classic and the Company. The obligations of each of Classic and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver (where permissible), at or prior to the Closing, of each of the following conditions:

     (a)  Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing Date, except as would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 7.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and Classic and the

Company shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

     (b)  Resolutions. Classic and the Company shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

     (c)  Incumbency Certificate. Classic and the Company shall have received a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement, the Liquidation and Indemnification Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder; and

     (d)  Ancillary Agreements. The Purchaser shall have executed and delivered to the Company each of the Ancillary Agreements to which it is a party.

     SECTION 7.03 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver (where permissible), at or prior to the Closing, of each of the following conditions:

     (a)  Representations, Warranties and Covenants. The representations and warranties of each of Classic and the Company contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 7.03(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by each of Classic and the Company on or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate of each of Classic and the Company to such effect signed by a duly authorized officer thereof;

     (b)  Resolutions of Classic and the Company. The Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of each of Classic and the Company, of the resolutions duly and validly adopted by their respective Board of Directors evidencing such Board of Directors’ authorization of the execution and delivery, as applicable, of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

     (c)  Incumbency Certificate of Classic and the Company. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of each of Classic and the Company certifying the names and signatures of the officers of Classic and the Company authorized to sign, as applicable, this Agreement, the Liquidation and Indemnification Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder;

     (d)  Consents and Approvals. The parties hereto shall have received, each in form and substance satisfactory to the Purchaser in its sole and absolute discretion, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents set forth in Section 7.03(d) of the Disclosure Schedule (which schedule of consents the Purchaser, acting reasonably, shall have the opportunity to add additional consents to, such additional consents shall only be consents to Material Contracts (excluding, however, Material Contracts cancelable at will, such as travel agency/consortia contracts and hotel, air and ground contracts)), by written notice to the Company, delivered within five (5) Business Days following the delivery by the Company of the list contemplated by Section 6.16);

     (e)  Ancillary Agreements. The Company shall have executed and delivered to the Purchaser each of the Ancillary Agreements to which it is a party;

     (f)  No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could have, a Material Adverse Effect; and

     (g)  Note Purchase Agreement. The transactions contemplated by the Note Purchase Agreement shall have been consummated.

ARTICLE VIII

TERMINATION AND WAIVER

     SECTION 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

     (a)  by the Purchaser if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or that may be reasonably expected to result in a Material Adverse Effect, (ii) any material representation or warranty of either Classic or the Company contained in this Agreement shall not have been true and correct when made, (iii) either Classic or the Company shall not have complied with any material covenant or agreement to be complied with by it and contained in this Agreement and the Ancillary Agreements; or (iv) either Classic or the Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Classic or the Company seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

     (b)  by the Purchaser if the Closing shall not have occurred by June 30, 2002; provided, however, that the Purchaser shall have no right to terminate this Agreement under this Section 8.01(b) if the Purchaser’s failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

     (c)  by any party hereto in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

     (d)  by the mutual written consent of the parties hereto.

     SECTION 8.02 Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Sections 6.03, 8.02(b) and 9.01 and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

     SECTION 8.03 Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by any other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of any other party contained herein, provided, however, that Classic and the Company shall be deemed the same party for the purposes of this Section 8.03. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

ARTICLE IX

GENERAL PROVISIONS

     SECTION 9.01 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

(a)	if to Classic or the Company:

Classic Vacation Group, Inc.
One North First Street, Suite 300
San Jose, CA 95113
Telecopy: (408) 993-8547

Attention: Chief Financial Officer

with a copy to:

Hogan & Hartson LLP
555 Thirteenth Street, NW
Washington, D.C. 20004
Telecopy: (202) 637-5910
Attention: J. Hovey Kemp, Esq.

(b)	if to the Purchaser:

Expedia, Inc.
13810 SE Eastgate Way, Suite 400
Bellevue, WA 98005
Telecopy: (425) 564-7240
Attention: General Counsel

with a copy to:

Shearman & Sterling
555 California Street, Suite 2000
San Francisco, CA 94104
Telecopy: (415) 616-1199
Attention: Peter D. Lyons, Esq.

     SECTION 9.03 Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other parties hereto, and the parties shall cooperate as to the timing and contents of any such press release or public announcement, except to the extent required by Law or by rules of the Nasdaq National Market or the American Stock Exchange, in which case each party shall agree to use reasonable efforts to consult with the other parties hereto regarding the timing and contents thereof prior to any such release or public announcement or communication.

     SECTION 9.04 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 9.06 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof.

     SECTION 9.07 Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of the parties hereto); provided, however, that the Purchaser may assign this Agreement to an Affiliate of the Purchaser without the consent of Classic or the Company.

     SECTION 9.08 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.09 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the parties hereto or (b) by a waiver in accordance with Section 8.03.

     SECTION 9.10 Governing Law. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (b)  Each party hereto irrevocably submits to the jurisdiction of any Washington state court or any federal court sitting in the State of Washington in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Washington state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

     (c)  To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

     (d)  Each party hereto waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party hereto certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section.

     SECTION 9.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CLASSIC CUSTOM VACATIONS

By:____________________________
Name: Debbie A. Lundquist Title: Executive Vice President and Chief Financial Officer

CLASSIC VACATION GROUP, INC

By:____________________________
Name: Debbie A. Lundquist Title: Executive Vice President and Chief Financial Officer

EXPEDIA, INC

By:____________________________
Name: Gregory S. Stanger Title: Senior Vice President and Chief Financial Officer

EXHIBIT 1.01(a)

FORM OF ASSUMPTION AGREEMENT

EXHIBIT 1.01(a)

ASSUMPTION AGREEMENT

     ASSUMPTION AGREEMENT, dated as of [ ], 2002 (this “Assumption Agreement”), between CLASSIC CUSTOM VACATIONS, a California corporation (the “Company”) and EXPEDIA, INC., a Washington corporation (the “Purchaser”).

W I T N E S S E T H:

     WHEREAS, the Company, the Purchaser and Classic Vacation Group, Inc., a New York corporation (“Classic”), have entered into an Asset Purchase Agreement, dated as of January 22, 2002 (the “Asset Purchase Agreement”; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement);

     WHEREAS, pursuant to the Asset Purchase Agreement, the Purchaser has agreed to assume certain liabilities and obligations of the Company with respect to the Business; and

     WHEREAS, the execution and delivery of this Assumption Agreement by the Purchaser is a condition to the obligations of the Company to consummate the transactions contemplated by the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein and in the Asset Purchase Agreement, and intending to be legally bound hereby, the Purchaser and the Company hereby agree as follows:

1. Assumption of Liabilities. Subject to Section 2 hereof, the Purchaser hereby assumes and agrees to pay, perform and discharge when due all Liabilities of the Company (including all Liabilities under the Classic Contracts to the extent they relate to the Business, regardless of whether consent is received for the assignment of such Classic Contracts, and including the Assumed Taxes) as at the Closing Date arising out of or relating to the Business, whether accrued or arising before or after the Closing (the “Assumed Liabilities”).

2. Excluded Liabilities. Notwithstanding the provisions of Section 1 hereof, the Company (or Classic, as applicable) shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, all Liabilities of the Company as of the Closing Date other than the Assumed Liabilities (the “Excluded Liabilities”), including, without limitation:

(i) all Taxes (other than the Assumed Taxes) now or hereafter owed by Classic or any Affiliate of the Company, including the Company;

(ii) all Liabilities under the Classic Contracts which do not relate to the Business;

(iii) all Liabilities under the Company Contracts which do not relate to the Business;

(iv) all Liabilities relating to or arising out of the Excluded Assets; and

(v) all obligations of the Company under this Agreement and the Ancillary Agreements.

3. No Third Party Beneficiaries. This Assumption Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Assumption Agreement.

4. Assignment. This Assumption Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Company and the Purchaser (which consent may be granted or withheld in the sole discretion of the Company or the Purchaser); provided, however, that the Purchaser may assign this Assumption Agreement to an Affiliate of the Purchaser without the consent of the Company.

5. Counterparts. This Assumption Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

6. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, applicable to contracts executed in and to be performed entirely within that state.

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     IN WITNESS WHEREOF, the Purchaser and the Company have caused this Assumption Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CLASSIC CUSTOM VACATIONS

By:____________________________
Name: Debbie A. Lundquist Title: Executive Vice President and Chief Financial Officer

EXPEDIA, INC

By:____________________________
Name: Gregory S. Stanger Title: Senior Vice President and Chief Financial Officer

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EXHIBIT 1.01(b)

FORM OF BILL OF SALE AND ASSIGNMENT

EXHIBIT 1.01(b)

BILL OF SALE AND ASSIGNMENT

     BILL OF SALE AND ASSIGNMENT, dated as of [ ], 2002 (this “Bill of Sale and Assignment”), from CLASSIC CUSTOM VACATIONS, a California corporation (the “Company”) and CLASSIC VACATION GROUP, INC., a New York corporation (“Classic”) to EXPEDIA, INC., a Washington corporation (the “Purchaser”).

W I T N E S S E T H:

     WHEREAS, the Company, the Purchaser and Classic have entered into an Asset Purchase Agreement, dated as of January 22, 2002 (the “Asset Purchase Agreement”; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement);

     WHEREAS, the execution and delivery of this Bill of Sale and Assignment by the Company and Classic is a condition to the obligations of the Purchaser to consummate the transactions contemplated by the Asset Purchase Agreement.

     NOW, THEREFORE, for good and valuable consideration to the Company and Classic, receipt of which is hereby acknowledged, and pursuant to the Asset Purchase Agreement, each of the Company and Classic, intending to be legally bound hereby, does hereby agree as follows:

1. Sale and Assignment of Assets and Properties. (a) The Company (and, for the purposes of clause (xiii) only, Classic) does hereby sell, assign, transfer, convey, grant, bargain, set over, release, deliver, vest and confirm unto the Purchaser, its successors and assigns, forever, the entire right, title and interest of the Company (and, for the purposes of clause (xiii) only, Classic) in and to the following property and assets (the “Assets”):

(i) the Business as a going concern;

(ii) all rights in respect of leased Real Property;

(iii) all furniture, fixtures, equipment, machinery and other tangible personal property used or held for use by the Company at the locations at which the Business is conducted, or otherwise owned or held by the Company at the Closing Date for use in the conduct of the Business and not otherwise included in clause (ii) above;

(iv) all vehicles;

(v) all cash, cash equivalents and bank accounts (other than the Purchase Price Bank Account) owned by the Company at the Closing Date;

(vi) all Receivables;

(vii) all books of account, general, financial, tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto owned, associated with or employed by the Company or used in, or relating to, the Business at the Closing Date, other than organization documents, minute and stock record books and the corporate seal of the Company;

(viii) the goodwill of the Company relating to the Business;

(ix) all the Company’s right, title and interest in, to and under the Owned Intellectual Property and the Licensed Intellectual Property;

(x) except for the Excluded Assets, all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), pertaining to, arising out of, and ensuring to the benefit of the Company;

(xi) all sales and promotional literature, customer lists and other sales-related materials owned, used, associated with or employed by the Company at the Closing Date;

(xii) except for the Excluded Assets, all rights of the Company under all Company Contracts;

(xiii) except for the Excluded Assets, all rights of Classic (or its Affiliates, other than the Company) under all Classic Contracts;

(xiv) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations held or used by the Company in connection with, or required for, the Business, to the extent transferable; and

(xv) except for the Excluded Assets, all the Company’s right, title and interest on the Closing Date in, to and under all other assets, rights and claims of every kind and nature used or intended to be used in the operation of, or residing with, the Business.

Each of the Company and Classic warrants that upon delivery to the Purchaser of the Assets sold, assigned, transferred, conveyed, granted, bargained, set over, released, delivered, vested and confirmed from the Company and Classic to the Purchaser pursuant to this Bill of Sale and Assignment, the Purchaser will own, with good and marketable title, or lease, under valid and subsisting leasehold interests, the Assets, free and clear of all Encumbrances, except as expressly contemplated by the Asset Purchase Agreement, including, without limitation, the Exhibits and the Disclosure Schedule that are a part thereof.

ii

2. Assets and Properties Not Sold and Assigned. The Assets shall exclude the following assets owned by the Company (the “Excluded Assets”):

(i) the Purchase Price Bank Account; and

(ii) all rights of the Company under this Agreement and the Ancillary Agreements.

3. Power of Attorney. Each of the Company and Classic hereby constitutes and appoints the Purchaser, its successors and assigns, the true and lawful attorney and attorneys of the Company and Classic, with full power of substitution, in the name of the Purchaser or in the name and stead of the Company and Classic, but on behalf of, for the benefit and at the expense of the Purchaser, its successors and assigns:

(i) to collect, demand and receive any and all Assets hereby sold and assigned to the Purchaser or intended so to be and to give receipts and releases for and in respect of the same;

(ii) to institute and prosecute any and all actions, suits or proceedings, at law, in equity or otherwise, which the Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets hereby sold and assigned to the Purchaser or intended so to be, to defend or compromise any and all actions, suits or proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as the Purchaser shall deem advisable;

(iii) to take any and all other reasonable action designed to vest more fully in the Purchaser the Assets hereby sold and assigned to the Purchaser or intended so to be and in order to provide for the Purchaser the benefit, use, enjoyment and possession of such Assets; and

(iv) to do all reasonable acts and things in relation to the Assets hereby sold and assigned.

Each of the Company and Classic acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by it or upon its subsequent dissolution or in any manner or for any reason. The Purchaser shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto. The Company shall from time to time pay to the Purchaser, when received, any amounts which shall be received directly or indirectly by the Company (including amounts received as interest) in respect of any Assets sold and assigned to the Purchaser pursuant hereto.

4. Obligations and Liabilities Not Assumed. Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by the Purchaser of any Liabilities of the Company or Classic. The Purchaser does not by this Bill of Sale and Assignment assume or agree to pay, perform or discharge any Liabilities of the Company or Classic of any nature, kind or description whatsoever. The terms and

iii

provisions of the assumption of Liabilities by the Purchaser are set forth in the Assumption Agreement dated as of the date hereof between the Purchaser and the Company.

5. No Third Party Beneficiaries. This Bill of Sale and Assignment shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Bill of Sale and Assignment.

6. Assignment. This Bill of Sale and Assignment may not be assigned by operation of Law or otherwise without the express written consent of the Company and the Purchaser (which consent may be granted or withheld in the sole discretion of the Company or the Purchaser); provided, however, that the Purchaser may assign this Bill of Sale and Assignment to an Affiliate of the Purchaser without the consent of the Company or Classic.

7. Governing Law. This Bill of Sale and Assignment shall be governed by, and construed in accordance with, the laws of the State of Washington.

iv

     IN WITNESS WHEREOF, the Company and Classic have caused this Bill of Sale and Assignment to be executed as of the date first written above by its officer thereunto duly authorized.

CLASSIC CUSTOM VACATIONS

By:________________________
Name: Debbie A. Lundquist Title: Executive Vice President and Chief Financial Officer

[Corporate Seal]

Attest:

By____________________________ Name:
Title:

CLASSIC VACATION GROUP, INC

By:__________________________
Name: Debbie A. Lundquist Title: Executive Vice President and Chief Financial Officer

[Corporate Seal]

Attest:

By____________________________ Name:
Title:

v

CALIFORNIA	)
	)	ss.:
COUNTY OF SAN JOSE	)

     On that [      ] day of [                ], 2002, before me personally came Debbie A. Lundquist to me known, who, being by me duly sworn, did depose and say she resides at [                          ]; and that she is Executive Vice President and Chief Financial Officer of Classic Custom Vacations, a California corporation, and Classic Vacation Group, Inc., a New York corporation and the corporations described in and which executed the foregoing instrument, and that she had the authority to sign her name thereto on behalf of said corporations.

Notary Public

[Notarial Seal]

EXHIBIT 3.05

REFERENCE BALANCE SHEET

EXECUTION COPY

ASSET PURCHASE AGREEMENT

Among

CLASSIC CUSTOM VACATIONS,

CLASSIC VACATION GROUP, INC.

and

EXPEDIA, INC.

Dated as of January 22, 2002

Page

ARTICLE I DEFINITIONS
SECTION 1.01 Certain Defined Terms	2

ARTICLE II
PURCHASE AND SALE

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CLASSIC

i

SECTION 3.11 Litigation	17
SECTION 3.12 Certain Interests	18
SECTION 3.13 Compliance with Laws	18
SECTION 3.14 Environmental Matters	19
SECTION 3.15 Material Contracts	19
SECTION 3.16 Intellectual Property	20
SECTION 3.17 Real Property	20
SECTION 3.18 Assets	21
SECTION 3.19 Consortia	22
SECTION 3.20 Suppliers	22
SECTION 3.21 Employee Benefit Matters	22
SECTION 3.22 Labor Matters	23
SECTION 3.23 Taxes	24
SECTION 3.24 Insurance	24
SECTION 3.25 Full Disclosure	24
SECTION 3.26 Brokers	24
SECTION 3.27 Board Approvals	25
SECTION 3.28 Classic Destination Management. In the event that prior to the Closing the Company, or subsequent to the Closing, the Purchaser, elects to transfer or shut down the division of the Business known as Classic Destination Management [does this accurately describe the Hawaii business which may be transferred?], there will be no material Liabilities to the Company, or, as applicable, the Purchaser in connection with such transfer or shutting down	25

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CLASSIC

SECTION 4.01 Organization, Authority and Qualification of Classic	25
SECTION 4.02 No Conflict	25

ii

SECTION 4.03 Governmental Consents and Approvals	26
SECTION 4.04 SEC Filings; Financial Statements	26
SECTION 4.05 Full Disclosure	26
SECTION 4.06 Brokers	27
SECTION 4.07 Cash Contribution; Restricted Cash	27
SECTION 4.08 Board Approvals; Vote Required	27

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 5.01 Organization and Authority of the Purchaser	28
SECTION 5.02 No Conflict	28
SECTION 5.03 Governmental Consents and Approvals	28
SECTION 5.04 Brokers	28

ARTICLE VI

ADDITIONAL AGREEMENTS

iii

SECTION 6.12 Excluded Liabilities	35
SECTION 6.13 Bulk Transfer Laws	35
SECTION 6.14 Conveyance Taxes	35
SECTION 6.15 Contribution of Restricted Cash. As promptly as practicable, but in any event within two (2) Business Days, following the removal of any restrictions on all or any portion of the Restricted Cash which prevent Classic from contributing the Restricted Cash to the Company, Classic shall contribute to the Company that portion of the Restricted Cash which has become unrestricted	35
SECTION 6.16 Material Contracts. Within ten (10) days after the date hereof, the Company shall deliver to the Purchaser a list of all Material Contracts which are not, by their terms, cancelable by the Company upon sixty (60) days notice	35

ARTICLE VII

CONDITIONS TO CLOSING

SECTION 7.01 Conditions to Obligations of Each Party	36
SECTION 7.02 Conditions to Obligations of each of Classic and the Company	36
SECTION 7.03 Conditions to Obligations of the Purchaser	37

ARTICLE VIII

TERMINATION AND WAIVER

SECTION 8.01 Termination	38
SECTION 8.02 Effect of Termination	39
SECTION 8.03 Waiver	39

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01 Expenses	39
SECTION 9.02 Notices	39
SECTION 9.03 Public Announcements	40
SECTION 9.04 Headings	40
SECTION 9.05 Severability	40

iv

SECTION 9.06 Entire Agreement	41
SECTION 9.07 Assignment	41
SECTION 9.08 No Third Party Beneficiaries	41
SECTION 9.09 Amendment	41
SECTION 9.10 Governing Law	41
SECTION 9.11 Counterparts	42
SECTION 9.12 Specific Performance	42

EXHIBITS

1.01(a)	FORM OF ASSUMPTION AGREEMENT
1.01(b)	FORM OF BILL OF SALE AND ASSIGNMENT
3.05	REFERENCE BALANCE SHEET

EXHIBIT B
PLAN OF LIQUIDATION

PLAN OF LIQUIDATION AND DISSOLUTION OF
CLASSIC VACATION GROUP, INC.

     This Plan of Liquidation and Dissolution (the “Plan”) of Classic Vacation Group, Inc., a New York corporation (the “Company”), is intended to accomplish the complete liquidation and dissolution of the Company in accordance with the New York Business Corporation Law and Section 331 of the Internal Revenue Code of 1986, as amended (the “Code”), as follows:

     1.     The Company’s Board of Directors (the “Board”) has adopted this Plan and called a meeting of the Company’s shareholders (the “Shareholders”) to take action on this Plan. If at said meeting of the Company’s Shareholders two-thirds of the outstanding shares of common stock, par value $.01 per share (the “Common Stock”), of the Company vote for the adoption of this Plan, the Plan shall constitute the adopted Plan of the Company as of the date on which such Shareholder approval is obtained (the“Adoption Date”).

     2.     After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business and affairs, including the liquidation of its subsidiary Classic Custom Vacations, a California corporation (“CCV”), and distribute its assets in accordance with this Plan and that certain Liquidation and Indemnification Agreement, dated as of January 22, 2002 (the “Liquidation Agreement”), by and among the Company, Expedia, Inc., a Washington corporation (the “Purchaser”), Thayer Equity Investors III, L.P., a Delaware limited partnership, and Debbie A. Lundquist, the current Executive Vice President, Chief Financial Officer and Treasurer of the Company. In addition, no later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

     3.     From and after the Adoption Date and subject to the provisions of Section 6 below, the Company shall complete the following corporate actions:

             (a)  The Company shall sell substantially all of its assets and liabilities, by and among the Purchaser, the Company and CCV related to CCV’s business, to the Purchaser pursuant to an Asset Purchase Agreement dated January 22, 2002, and shall collect, sell, exchange or otherwise dispose of all of its remaining property and assets in one or more transactions upon such terms and conditions as the Board, in its absolute discretion, deems expedient and in the best interests of the Company and its Shareholders. In connection with such collection, sale, exchange and other disposition, the Company shall marshal its assets and collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company and CCV which are not otherwise transferred to the Purchaser. As part of the foregoing, the Company shall liquidate and dissolve CCV in a manner consistent with this Plan.

             (b)  The Company shall pay or, as determined by the Board, make reasonable provision to pay, all claims and obligations of the Company and CCV, including all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown.

             (c)  The Company shall distribute pro rata to the Company’s Shareholders all available cash including the cash proceeds of any sale, exchange or disposition, of any of its assets except such cash, property or assets as are required for paying or making provision for the claims and obligations of the Company and CCV. Such distribution may occur all at once or in a series of distributions and shall be in cash in such amounts, and at such time or times as the Board, in its absolute discretion, may determine.

If and to the extent deemed necessary, appropriate, or desirable by the Board, in its absolute discretion, the Company may establish and set aside a reasonable amount (the “Contingency Reserve”) to satisfy claims against the Company and CCV, including, without limitation, tax obligations and all expenses of the sale of the Company’s property and assets, of the collection and defense of the Company’s property and assets, and of the liquidation and dissolution provided for in this Plan. The Contingency Reserve may consist of cash and/or property.

     4.     The distributions to the Company’s Shareholders pursuant to Section 3 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution to the Company’s Shareholders, the Board, in its absolute discretion, may require Shareholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of the loss, theft, or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board (“Satisfactory Evidence and Indemnity”). As a condition to receipt of any final distribution to the Company’s Shareholders, the Board, in its absolute discretion, may require Shareholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity.

     The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earlier to occur of (i) the close of business on the record date fixed by the Board for the final liquidating distribution, or (ii) the date on which the Company ceases to exist under the New York Business Corporation Law whether by merger, dissolution (following any post-dissolution continuation period thereunder) or otherwise, and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law.

     5.     If any distribution to a Shareholder cannot be made, whether because the Shareholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder, or for any other reason, the distribution to which the Shareholder is entitled (unless transferred to the Trust established pursuant to Section 6 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction as is authorized by applicable law to receive the proceeds of the distribution. The proceeds of the distribution shall thereafter be held solely for the benefit of and for ultimate distribution to the Shareholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distributions revert to or become the property of the Company.

     6.     The Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the Company’s Shareholders, may choose to merge the Company with and into a liquidating trust (the “Trust”) or transfer any or all of the assets of the Company to one or more liquidating trustees, for the benefit of the Company’s Shareholders (the “Trustees”), under the Trust, if the Board determines that such a merger or transfer is in the best interests of the Shareholders and reasonably likely to provide either a larger final liquidating distribution to the Shareholders or minimize the potential liability of the Shareholders with respect to any potential or actual liquidating distribution. If the Board determines that a transfer to the Trust (whether by merger or otherwise) is in the best interests of the Shareholders then upon consummation of such transfer, the Shareholders will receive a distribution of uncertificated, non-transferable interests in the Trust and the Trust will take the necessary actions to effect a final liquidating distribution of the Trust in accordance with the procedures set forth for the Company in Section 3 above.

     The Board is hereby authorized to appoint one or more individuals, corporations, partnerships, or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents, or representatives of the Company, to act as the Trustee or Trustees for the benefit of the Company’s Shareholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title, and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, the Trustees shall have the full power to liquidate, deal with, give receipt for and manage all of the property and assets conveyed to the Trustees by the Company (whether by merger or otherwise), to the exclusion of the Company and its officers and directors (if the Company’s existence has not been terminated), and any conveyance of assets to the Trustees (whether by merger or otherwise) shall be deemed to be a distribution of property and assets by the Company to its Shareholders for the purposes of Section 3 of this Plan. Any such conveyance to the Trustees shall be solely in their capacity as Trustees. The Company, subject to this Section 6 and as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate, or desirable. Adoption of this Plan by two-thirds of the outstanding shares of Common Stock shall constitute the approval of the Company’s Shareholders of any such appointment and any such liquidating trust agreement as their act and as a part hereof as if herein written.

     7.     After the Adoption Date, assuming the Company is not merged into the Trust or otherwise ceases to exist, the officers of the Company shall, at such time as the Board, in its absolute discretion, deems necessary, appropriate or desirable, file with the Secretary of State of the State of New York a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the New York Business Corporation Law and obtain any certificates required from the New York tax authorities related to such dissolution.

     8.     Adoption of this Plan by two-thirds of the outstanding shares of Common Stock shall constitute the approval of the Company’s Shareholders of the sale, exchange, or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange, or other disposition which are conditioned on adoption of this Plan.

     9.     In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

     10.     In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay to the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by two-thirds of the outstanding shares of Common Stock shall constitute the approval of the Company’s Shareholders of the payment of any such compensation.

     11.     The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, and its by-laws and any contractual arrangements, for actions taken in connection with the Plan and the winding up of the affairs of the Company as well as for actions taken theretofore. The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary to cover the Company’s obligations hereunder.

     12.     Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Shareholders, the Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Company’s Shareholders if it determines such action to be in the best interest of the Company or the Shareholders; provided, however, that if the Board determines that the amendment or modification of this Plan will materially and adversely affect the interests of the Shareholders, it will submit such amendment or modification to the Shareholders for approval. The Board and the officers of the Company shall approve any changes to the terms of transactions related to the liquidation, to interpret the Liquidation Agreement and the related transaction documents and to take whatever additional action that may become necessary in order to carry out the provisions of this Plan.

     13.     The Board is hereby authorized, without further action by the Shareholders, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

EXHIBIT C
[PURCHASER NOTE PURCHASE AGREEMENT]

EXECUTION COPY

NOTE PURCHASE AGREEMENT

Among

CVG INVESTMENT LLC,

GV INVESTMENT LLC,

EXPEDIA, INC.

and

CLASSIC VACATION GROUP, INC.

Dated as of January 22, 2002

Page

ARTICLE I

DEFINITIONS

SECTION 1.01 Certain Defined Terms	2

ARTICLE II

PURCHASE AND SALE

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

SECTION 3.01 Organization, Authority and Qualification of the Seller	9
SECTION 3.02 No Conflict	9
SECTION 3.03 Governmental Consents and Approvals	9
SECTION 3.04 Good and Marketable Title	9
SECTION 3.05 Representations and Warranties contained in the NPAs	10

SECTION 3.06 Full Disclosure	10
SECTION 3.07 Valid Exemption	10
SECTION 3.08 Purchase Entirely for Own Account	10
SECTION 3.09 Investment Experience	10
SECTION 3.10 Receipt of Information	10
SECTION 3.11 Allied Capital Note	11

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CLASSIC

SECTION 4.01 Asset Purchase Agreement	11
SECTION 4.02 Replacement Notes	11

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.01 Regulatory and Other Authorizations; Notices and Consents	14
SECTION 6.02 Notice of Developments	14
SECTION 6.03 Further Action	14

SECTION 6.04 Extension of Tender Offer; Termination of NPAs; Deemed Amendment to Notes	14
SECTION 6.05 Cancellation of Notes; Issuance of Replacement Notes	15
SECTION 6.06 Withdrawal of Tender Offer and Payment to Classic Stockholders	15
SECTION 6.07 Registered Shares	15

ARTICLE VII

CONDITIONS TO CLOSING

SECTION 7.01 Condition to Obligations of the Sellers and the Purchaser	19
SECTION 7.02 Conditions to Obligations of the Sellers	19

ARTICLE VIII

TERMINATION AND WAIVER

SECTION 8.01 Termination	19
SECTION 8.02 Effect of Termination	19
SECTION 8.03 Waiver	20

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.10 Governing Law	23
SECTION 9.11 Counterparts	24
SECTION 9.12 Specific Performance	24

Exhibit A	Form of 7.5% Replacement Note
Exhibit B	Form of 9% Replacement Note
Exhibit 6.04(c)(i)	7.5% Notes Amendment and Waiver Agreement
Exhibit 6.04(c)(ii)	9% Notes Amendment and Waiver Agreement

     NOTE PURCHASE AGREEMENT, dated as of January 22, 2002, by and among GV INVESTMENT LLC, a Delaware limited liability company (“GVI”), CVG INVESTMENT LLC, a Delaware limited liability company (“CVGI”; and, together with GVI, the “Sellers”; and each a “Seller”), EXPEDIA, INC., a Washington corporation (the “Purchaser”), CLASSIC VACATION GROUP, INC., a New York corporation (“Classic”) and, solely for the purposes of Section 6.06(b) herein, THAYER EQUITY INVESTORS III, L.P., a Delaware limited partnership (“Thayer”).

W I T N E S S E T H:

     WHEREAS, pursuant to that certain Note Purchase Agreement (the “7.5% NPA”), dated as of November 2, 2001, between CVGI and Classic, CVGI purchased all of the 7.5% Convertible Senior Subordinated Notes due December 31, 2006 issued by Classic and all of the 7.5% Exchangeable Senior Subordinated Notes due December 31, 2006 issued by Classic (collectively, the “7.5% Notes”);

     WHEREAS, as contemplated by the 7.5% NPA, CVG Acquisition Corporation, a Delaware corporation (“CVGAC”) and a wholly owned subsidiary of CVGI, commenced a tender offer for the shares of Classic held by unaffiliated public stockholders of Classic (the “Tender Offer”); and such Tender Offer is pending as of the date of this Agreement;

     WHEREAS, pursuant to that certain Note Purchase Agreement (the “9% NPA”; and, where appropriate, together with the 7.5% NPA, the “NPAs”), dated as of June 20, 2000, between GVI and Classic (the name of which was then “Global Vacation Group, Inc.”), GVI purchased all of the 9% Convertible Subordinated Notes due July 1, 2007 issued by Classic (the “9% Notes”; and, where appropriate, together with the 7.5% Notes, the “Notes”);

     WHEREAS, contemporaneously with this Note Purchase Agreement, the Purchaser, Classic Custom Vacations, a California corporation (“CCV”) and a wholly owned subsidiary of Classic, and Classic are entering into an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of the date hereof, pursuant to which the Purchaser has agreed to acquire certain of the assets, and assume certain of the liabilities, of CCV, all on the terms and subject to the conditions more particularly set forth therein;

     WHEREAS, the Purchaser desires to purchase, and CVGI and GVI desire to sell, all of the outstanding Notes, all on the terms and subject to the conditions more particularly set forth herein;

     WHEREAS, upon execution of this Agreement, (a) the Sellers shall cause CVGAC to extend the Tender Offer until the Closing, (b) the NPAs shall terminate, and (c) the Notes shall be amended so as to allow for the consummation of the transactions contemplated by this Agreement and the Asset Purchase Agreement; and

     WHEREAS, as soon as practicable following the consummation of the transactions at the Closing contemplated by this Agreement, (a) the Tender Offer shall be withdrawn by CVGAC, and (b) the Notes shall be cancelled and in consideration therefor Classic shall issue to the Purchaser the Replacement Notes, substantially in the form as Exhibits A and B attached hereto (the “Replacement Notes”).

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser, CVGI, GVI and Classic hereby agree as follows:

ARTICLE I

DEFINITIONS

     SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     “Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

     “Additional CVGI Cash Consideration” has the meaning specified in Section 2.09(b).

     “Additional CVGI Net Proceeds” has the meaning specified in Section 2.09(b).

     “Additional CVGI Shares” has the meaning specified in Section 2.09(b).

     “Additional GVI Cash Consideration” has the meaning specified in Section 2.10(b).

     “Additional GVI Net Proceeds” has the meaning specified in Section 2.10(b).

     “Additional GVI Shares” has the meaning specified in Section 2.10(b).

     “Additional Shares” means the Additional CVGI Shares and the Additional GVI Shares.

     “Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     “Agreement” or “this Agreement” means this Note Purchase Agreement, dated as of January 22, 2002, among the Purchaser, CVGI, GVI and Classic (including the Exhibits hereto) and all amendments hereto made in accordance with the provisions of Section 9.09.

     “Allied Capital Note” means the 12% Partially Exchangeable Note, dated as of June 20, 2000, in the principal amount of $5,500,000 made by GVI in favor of Allied Capital Corporation, a Maryland corporation.

     “Asset Purchase Agreement” has the meaning specified in the recitals to this Agreement.

     “Business” means the business of providing customized vacation product and all other business which immediately prior to the date hereof was being conducted by Classic.

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     “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

     “CCV” has the meaning specified in the recitals to this Agreement.

     “Classic” has the meaning specified in the preamble to this Agreement.

     “Classic Common Stock” has the meaning specified in Section 3.03.

     “Closing” has the meaning specified in Section 2.03.

     “Closing Date” has the meaning specified in Section 2.03.

     “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     “CVGAC” has the meaning specified in the recitals to this Agreement.

     “CVGI” has the meaning specified in the preamble to this Agreement.

     “CVGI Cash Consideration” has the meaning specified in Section 2.07.

     “CVGI Purchase Price Bank Account” means the bank account in the United States to be designated by CVGI in a written notice to the Purchaser at least two (2) Business Days before the Closing.

     “CVGI Shortfall Amount” has the meaning specified in Section 2.09(b).

     “Encumbrance” means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Expedia Common Stock” means the common stock, par value $0.01 per share, of the Purchaser.

     “Expedia Preferred Stock” has the meaning specified in Section 5.02.

     “Governmental Authority” means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

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     “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     “GVI” has the meaning specified in the preamble to this Agreement.

     “GVI Cash Consideration” has the meaning specified in Section 2.08.

     “GVI Purchase Price Bank Account” means the bank account in the United States to be designated by GVI in a written notice to the Purchaser at least two (2) Business Days before the Closing.

     “GVI Shortfall Amount” has the meaning specified in Section 2.10(b).

     “Initial CVGI Net Proceeds” has the meaning specified in Section 2.09(a).

     “Initial GVI Net Proceeds” has the meaning specified in Section 2.10(a).

     “Initial CVGI Shares” has the meaning specified in Section 2.07.

     “Initial GVI Shares” has the meaning specified in Section 2.08.

     “Initial Shares” means the Initial CVGI Shares and the Initial GVI Shares.

     “Law” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

     “Nasdaq” means the Nasdaq National Market.

     “9% Notes” has the meaning specified in the recitals to this Agreement.

     “9% Notes Purchase Price” has the meaning specified in Section 2.02.

     “9% NPA” has the meaning specified in the recitals to this Agreement.

     “Notes” has the meaning specified in the recitals to this Agreement.

     “Notes Purchase Price” has the meaning specified in Section 2.02.

     “NPAs” has the meaning specified in the recitals to this Agreement.

     “Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     “Public Stockholders” has the meaning specified in Section 6.06(b).

     “Purchaser” has the meaning specified in the preamble to this Agreement.

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     “Purchaser SEC Reports” has the meaning specified in Section 5.05(a).

     “Registered Shares” has the meaning specified in Section 6.07(a).

     “Registration Statement” has the meaning specified in Section 6.07(a).

     “Replacement Notes” has the meaning specified in the recitals to this Agreement.

     “SEC” means the U.S. Securities and Exchange Commission.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Seller” or “Sellers” has the meaning specified in the preamble to this Agreement.

     “7.5% Notes” has the meaning specified in the recitals to this Agreement.

     “7.5% Notes Purchase Price” has the meaning specified in Section 2.02.

     “7.5% NPA” has the meaning specified in the recitals to this Agreement.

     “Tender Offer” has the meaning specified in the recitals to this Agreement.

     “Thayer” has the meaning specified in the preamble to this Agreement.

     “Transfer Agent” has the meaning specified in Section 6.06(b).

     “U.S. GAAP” means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

     “Violation” has the meaning specified in Section 6.07(c).

ARTICLE II

PURCHASE AND SALE

     SECTION 2.01 Purchase and Sale of the Notes. Upon the terms and subject to the conditions of this Agreement, at the Closing, (a) CVGI shall sell to the Purchaser, and the Purchaser shall purchase from CVGI, the 7.5% Notes, and (b) GVI shall sell to the Purchaser, and the Purchaser shall purchase from GVI, the 9% Notes.

     SECTION 2.02 Purchase Price. The aggregate purchase price for the 7.5% Notes shall be the sum of (a) $15,221,917.81, which amount represents all of the outstanding principal and accrued interest on the 7.5% Notes as of January 22, 2002 and (b) an amount which equals all of the accrued interest on the 7.5% Notes accrued from January 23, 2002 up to and including the Closing Date (collectively, the “7.5% Notes Purchase Price”). The aggregate purchase price for the 9% Notes shall be the sum of (a) $31,681,625.68, which amount represents all of the outstanding principal and accrued interest on the 9% Notes as of January 22, 2002 and (b) an amount which equals all of the accrued interest on the 9% Notes accrued from January 23, 2002

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up to and including the Closing Date (the “9% Notes Purchase Price”; and, together with the 7.5% Notes Purchase Price, the “Notes Purchase Price”).

     SECTION 2.03 Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Notes contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Shearman & Sterling, 555 California Street, San Francisco, California, at 10:00 A.M. local time on the third Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VII, or at such other place or at such other time or on such other date as the parties hereto may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

     SECTION 2.04 Closing Deliveries by CVGI. At the Closing, CVGI shall deliver or cause to be delivered:

     (a)  to the Purchaser (which in turn shall deliver to Classic for cancellation) the 7.5% Notes; and

     (b)  to the Purchaser a receipt for any portion of the 7.5% Notes Purchase Price paid with CVGI Cash Consideration.

     SECTION 2.05 Closing Deliveries by GVI. At the Closing, GVI shall deliver or cause to be delivered:

     (a)  to the Purchaser (which in turn shall deliver to Classic for cancellation) the 9% Notes; and

     (b)  to the Purchaser a receipt for any portion of the 9% Notes Purchase Price paid with GVI Cash Consideration.

     SECTION 2.06 Closing Deliveries by Classic. At the Closing, Classic shall deliver or cause to be delivered to the Purchaser the Replacement Notes.

     SECTION 2.07 Closing Deliveries by the Purchaser to CVGI. At the Closing, the Purchaser shall deliver to CVGI the 7.5% Notes Purchase Price, payable, at the Purchaser’s election, in some combination (including all of one form of consideration or the other) of (i) cash by wire transfer in immediately available funds (the “CVGI Cash Consideration”) to the CVGI Purchase Price Bank Account, and (ii) a number of shares of Expedia Common Stock (the “Initial CVGI Shares”), the resales of which will have been registered under the Registration Statement pursuant to Section 6.07 herein, and in a number reasonably determined by the Purchaser pursuant to Section 2.09 to be sufficient to yield Initial CVGI Net Proceeds which, together with the CVGI Cash Consideration the Purchaser elects to pay CVGI, will be equal to the 7.5% Notes Purchase Price.

     SECTION 2.08 Closing Deliveries by the Purchaser to GVI(a) . At the Closing, the Purchaser shall deliver to GVI the 9% Notes Purchase Price, payable, at the Purchaser’s election, in some combination (including all of one form of consideration or the other) of (i) cash by wire transfer in immediately available funds (the “GVI Cash Consideration”) to the GVI Purchase

6

Price Bank Account, and (ii) a number of shares of Expedia Common Stock (the “Initial GVI Shares”), the resales of which will have been registered under the Registration Statement pursuant to Section 6.07 herein, and in a number reasonably determined by the Purchaser pursuant to Section 2.10 to be sufficient to yield Initial GVI Net Proceeds which, together with the GVI Cash Consideration the Purchaser elects to pay GVI, will be equal to the 9% Notes Purchase Price.

     SECTION 2.09 Resales of Initial CVGI Shares. (a) CVGI will resell the Initial CVGI Shares only at such time and in such manner (and, as applicable, using such agent or agents) as shall be approved by the Purchaser in its sole discretion, provided, however, that CVGI shall be permitted to resell all such Initial CVGI Shares without such approval beginning thirty (30) trading days following the Closing Date. The aggregate net proceeds (the “Initial CVGI Net Proceeds”) of the resale or resales of the Initial CVGI Shares shall be equal to the cash received by CVGI from such resales after deducting any commissions or other fees or expenses associated with such resales.

     (b)  To the extent the Initial CVGI Net Proceeds, together with any CVGI Cash Consideration which the Purchaser elected to pay to CVGI for the purchase of the 7.5% Notes, is less than the 7.5% Notes Purchase Price (plus interest at 7.5% per annum on any portion of the Initial CVGI Net Proceeds which is not received by CVGI within fifteen (15) trading days after the Closing Date, such interest to commence accruing on the day after such fifteen (15) trading day period) (the “CVGI Shortfall Amount”), within five (5) Business Days following the consummation of all resales of Initial CVGI Shares, the Purchaser shall pay to CVGI in cash the CVGI Shortfall Amount; provided, that, at the Purchaser’s election, the Purchaser may elect to issue an additional number of shares of Expedia Common Stock (the “Additional CVGI Shares”) to CVGI reasonably determined by the Purchaser to be sufficient to yield additional aggregate net proceeds (the “Additional CVGI Net Proceeds”) which, together with any additional cash (the “Additional CVGI Cash Consideration”) that the Purchaser elects to pay to CVGI to make up a portion of the CVGI Shortfall Amount, will be equal to the CVGI Shortfall Amount. CVGI’s resale of any Additional CVGI Shares shall also have been registered under the Registration Statement pursuant to Section 6.07 herein and shall also only be effectuated in accordance with the procedures outlined in the first sentence of Section 2.09(a) above. Any shortfall in the Additional CVGI Net Proceeds of the resales of the Additional CVGI Shares shall be paid in cash by the Purchaser to CVGI within five (5) Business Days following the consummation of such resales.

     (c)  To the extent that (i) the sum of the Initial CVGI Net Proceeds and the CVGI Cash Consideration, if any, is greater than the 7.5% Notes Purchase Price or (ii) the sum of the Additional CVGI Net Proceeds and the Additional CVGI Cash Consideration, if any, is greater than the CVGI Shortfall Amount, within five (5) Business Days following the consummation of such resales, CVGI shall pay to the Purchaser in cash the amount of such excess.

     SECTION 2.10 Resales of Initial GVI Shares. (d) GVI will resell the Initial GVI Shares only at such time and in such manner (and, as applicable, using such agent or agents) as shall be approved by the Purchaser in its sole discretion, provided, however, that GVI shall be permitted to resell all such Initial GVI Shares without such approval beginning thirty (30) trading

7

days following the Closing Date, provided, further, that beginning five (5) trading days following the Closing Date, GVI shall be permitted to resell such Initial GVI Shares as shall be sufficient to yield net proceeds from such resales, after deducting any commissions or other fees or expenses associated with such resales, to pay all of the outstanding principal and accrued interest on the Allied Capital Note. The aggregate net proceeds (the “Initial GVI Net Proceeds”) of the resale or resales of the Initial GVI Shares shall be equal to the cash received by GVI from such resales after deducting any commissions or other fees or expenses associated with such resales.

     (e)  To the extent the Initial GVI Net Proceeds, together with any GVI Cash Consideration which the Purchaser elected to pay to GVI for the purchase of the 9% Notes, is less than the 9% Notes Purchase Price (plus interest at 9% per annum on any portion of the Initial GVI Net Proceeds which is not received by GVI within fifteen (15) trading days after the Closing Date, such interest to commence accruing on the day after such fifteen (15) trading day period) (the “GVI Shortfall Amount”), within five (5) Business Days following the consummation of all resales of Initial GVI Shares, the Purchaser shall pay to GVI in cash the GVI Shortfall Amount; provided, that, at the Purchaser’s election, the Purchaser may elect to issue an additional number of shares of Expedia Common Stock (the “Additional GVI Shares”) to GVI reasonably determined by the Purchaser to be sufficient to yield additional aggregate net proceeds (the “Additional GVI Net Proceeds”) which, together with any additional cash (the “Additional GVI Cash Consideration”) that the Purchaser elects to pay to GVI to make up a portion of the GVI Shortfall Amount, will be equal to the GVI Shortfall Amount. GVI’s resale of any Additional GVI Shares shall also have been registered under the Registration Statement pursuant to Section 6.07 herein and shall also be effectuated in accordance with the procedures outlined in the first sentence of Section 2.10(a) above. Any shortfall in the Additional GVI Net Proceeds of the resales of the Additional GVI Shares shall be paid in cash by the Purchaser to GVI within five (5) Business Days following the consummation of such resales.

     (f)  To the extent that (i) the sum of the Initial GVI Net Proceeds and the GVI Cash Consideration, if any, is greater than the 9% Notes Purchase Price or (ii) the sum of the Additional GVI Net Proceeds and the Additional GVI Cash Consideration, if any, is greater than the GVI Shortfall Amount, within five (5) Business Days following the consummation of such resales, GVI shall pay to the Purchaser in cash the amount of such excess.

     SECTION 2.11 No Election in USA Transaction. The Sellers understand that the Purchaser has agreed with Microsoft Corporation in connection with the Purchaser’s pending merger transaction among USA Networks, Inc., Taipei, Inc., Microsoft Corporation, Microsoft E-Holdings, Inc. and the Purchaser (the “USA Transaction”) that the Purchaser will not permit any Initial Shares or Additional Shares issued to the Sellers by the Purchaser under this Agreement to be eligible to be exchanged for shares of Class B common stock, par value $0.01, of the Purchaser in connection with the recapitalization of the Purchaser contemplated by the USA Transaction and the Sellers hereby agree that, with respect to any Initial Shares or Additional Shares held by them, they will not elect to exchange such shares for shares of Class B common stock of the Purchaser in connection with the recapitalization of the Purchaser, provided, however, that the foregoing shall not in any way affect the Purchaser’s obligations or the Sellers’ rights with regard to resales of such Initial Shares or Additional Shares in accordance with the procedures and time periods set forth in Sections 2.09 and 2.10 above.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     As an inducement to the Purchaser to enter into this Agreement, each Seller, hereby represents and warrants, severally as to itself and not jointly, to the Purchaser as follows:

     SECTION 3.01 Organization, Authority and Qualification of the Seller. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary limited liability company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller, the performance by the Seller of its obligations hereunder and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

     SECTION 3.02 No Conflict. The execution, delivery and performance of this Agreement by the Seller do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Formation or Limited Liability Company Agreement (or similar organizational documents) of the Seller, (b) conflict with or violate any Law or Governmental Order applicable to the Seller, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Notes under any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller is a party or by which it is bound.

     SECTION 3.03 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a) that any issuance of shares of common stock, par value $0.01 per share, of Classic (“Classic Common Stock”) upon conversion of the Notes may require filings with the SEC and (b) the filing with the SEC of the Registration Statement as contemplated by Section 6.07.

     SECTION 3.04 Good and Marketable Title. The Seller has and will as of the Closing have good and marketable title to the Notes to be sold by the Seller hereunder, and, except for the security interest in the 9% Notes granted by GVI pursuant to the Allied Capital Note, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or Encumbrance of any kind. Upon delivery of such Notes and the payment of the Notes Purchase Price therefor as herein contemplated, the Purchaser will receive good and marketable title to the

9

Notes purchased by it from the Seller hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or Encumbrance of any kind, except Encumbrances created by the Purchaser.

     SECTION 3.05 Representations and Warranties contained in the NPAs. The representations and warranties of the Seller contained in the 7.5% NPA or the 9% NPA, as applicable, are true and correct in all material respects as of the date hereof with the same force and effect as if made as of the date hereof, other than such representations and warranties as are made as of another date, which are made as of such date.

     SECTION 3.06 Full Disclosure. The Seller is not aware of any facts pertaining to Classic or the Business which affect adversely Classic or the Business or which are likely in the future to affect adversely Classic or the Business and which have not been disclosed in the 7.5% NPA, in the Asset Purchase Agreement, in this Agreement, or in Classic’s public filings with the SEC or in filings by CVGAC regarding the Tender Offer.

     SECTION 3.07 Valid Exemption. The Seller acquired the Notes it is selling hereunder in a transaction that was exempt from registration under the Securities Act and neither the Seller nor any of its Affiliates has taken any action with respect to the Notes, including, without limitation, engaging in any form of “general solicitation”, as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, that would result in the Purchaser not being able to purchase the Notes hereunder in reliance on an exemption from registration under the Securities Act.

     SECTION 3.08 Purchase Entirely for Own Account. Except as contemplated by Sections 2.09 and 2.10, as applicable, the shares of Expedia Common Stock to be received by the Seller hereunder will be acquired for investment for the Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in any transaction which would be in violation of the Securities Act, without prejudice to the Seller’s right to sell or otherwise dispose of all or any part of such shares of Expedia Common Stock under the Registration Statement or under an exemption from registration under the Securities Act.

     SECTION 3.09 Investment Experience. The Seller is (a) an “Accredited Investor”, as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and (b) by reason of its business and financial experience, and the business and financial experience of those Persons retained by it to advise it with respect to an investment in the shares of Expedia Common Stock, it, together with such advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its prospective investment in the shares of Expedia Common Stock, is able to bear the economic risk of such investment.

     SECTION 3.10 Receipt of Information. The Seller believes that it has received all the information the Seller considers necessary or appropriate for deciding whether to receive shares of Expedia Common Stock as consideration for the sale of the Notes. The Seller further represents that it has had an opportunity to ask questions and receive answers from the Purchaser regarding the terms and conditions of the shares of Expedia Common Stock and the business, properties, prospects, and financial condition of the Purchaser and to obtain additional

10

information necessary to verify the accuracy of any information furnished to the Seller or to which the Seller had access. The foregoing, however, does not limit or modify the representations and warranties of the Purchaser in Article V of this Agreement or the right of the Seller to rely thereon.

     SECTION 3.11 Allied Capital Note. As of the date hereof, the outstanding principal and accrued interest on the Allied Capital Note is, and as of March 31, 2002 will be, less than $6,500,000.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CLASSIC

     As an inducement to the Purchaser to enter into this Agreement, Classic hereby represents and warrants to the Purchaser as follows:

     SECTION 4.01 Asset Purchase Agreement. The representations and warranties of Classic to the Purchaser contained in the Asset Purchase Agreement are incorporated by reference into this Agreement and hereby additionally made to the Purchaser under this Agreement.

     SECTION 4.02 Replacement Notes. When the Replacement Notes are issued and delivered to the Purchaser as contemplated by this Agreement, the Replacement Notes will evidence valid and binding obligations of Classic and will be enforceable against Classic in accordance with their terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity. Upon delivery of the Replacement Notes to the Purchaser, the Purchaser will receive good and marketable title to the Replacement Notes, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or Encumbrance of any kind, except Encumbrances created by the Purchaser.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     As an inducement to the Sellers to enter into this Agreement, the Purchaser hereby represents and warrants to each Seller as follows:

     SECTION 5.01 Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the

11

Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

     SECTION 5.02 Capitalization. (a) The authorized capital stock of the Purchaser consists of (i) 120,000,000 shares of Expedia Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share (“Expedia Preferred Stock”). As of January 15, 2002, (i) 53,151,047 shares of Expedia Common Stock were issued and outstanding, all of which are validly issued, fully paid and non-assessable, (ii) no shares of Expedia Common Stock are held in the treasury of the Purchaser, and (iii) 14,671,264 shares of Expedia Common Stock are reserved for future issuance pursuant to stock options. As of the date of this Agreement, no shares of Expedia Preferred Stock are issued and outstanding. Except as set forth in the Purchaser SEC Reports or as contemplated by this Agreement, and except for stock options granted pursuant to the stock option plans of the Purchaser, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Purchaser or obligating the Purchaser to issue or sell any shares of capital stock of, or other equity interests in, the Purchaser. All shares of Expedia Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Except as set forth in the Purchaser SEC Reports, there are no outstanding contractual obligations of the Purchaser to repurchase, redeem or otherwise acquire any shares of Expedia Common Stock.

     (h)  The shares of Expedia Common Stock to be issued pursuant to this Agreement (i) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Purchaser’s Articles of Incorporation or By-Laws or any agreement to which the Purchaser is a party or is bound and (ii) will, upon effectiveness of the Registration Statement, be registered under the Securities Act and the Exchange Act and be registered or exempt from registration under applicable blue sky Laws. Upon delivery of such shares in payment of the Notes Purchase Price, the Seller to which such shares are issued will receive good and marketable title to such shares, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or Encumbrance of any kind, except Encumbrances created by the applicable Seller.

     SECTION 5.03 No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 5.04, the execution, delivery and performance of this Agreement by the Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or By-laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of

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the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected.

     SECTION 5.04 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (a) that the issuance of shares of Classic Common Stock upon conversion of the Notes may require filings with the SEC and (b) the filing with the SEC of the Registration Statement as contemplated by Section 6.07.

     SECTION 5.05 SEC Filings; Financial Statements. (a) The Purchaser has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2000 (collectively, the “Purchaser SEC Reports”). The Purchaser SEC Reports (i) were prepared in all material respects in accordance with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (j)  Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Purchaser SEC Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Purchaser and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not have, a material adverse effect on the business, properties, prospects, and financial condition of the Purchaser).

     SECTION 5.06 Purchase Entirely for Own Account. The Notes to be purchased by the Purchaser hereunder will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in any transaction which would be in violation of the Securities Act, without prejudice to the Purchaser’s right to sell or otherwise dispose of all or any part of such Notes under a registration statement under the Securities Act or under an exemption from registration under the Securities Act.

     SECTION 5.07 Investment Experience. The Purchaser is (a) an “Accredited Investor”, as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and (b) by reason of its business and financial experience, and the business and financial experience of those Persons retained by it to advise it with respect to an investment in the Notes, it, together with such advisors, has such knowledge, sophistication and experience in business

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and financial matters so as to be capable of evaluating the merits and risks of its prospective investment in the Notes, is able to bear the economic risk of such investment.

     SECTION 5.08 Receipt of Information. The Purchaser believes that it has received all the information the Purchaser considers necessary or appropriate for deciding whether to purchase the Notes. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from Classic regarding the terms and conditions of the Notes and the business, properties, prospects, and financial condition of Classic and to obtain additional information necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser had access. The foregoing, however, does not limit or modify the representations and warranties of Classic in Article IV of this Agreement or the right of the Purchaser to rely thereon.

ARTICLE VI

ADDITIONAL AGREEMENTS

     SECTION 6.01 Regulatory and Other Authorizations; Notices and Consents. (k) Each party hereto shall use its best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals.

     (l)  No party hereto knows of any reason why all the consents, approvals and authorizations necessary for the consummation of the transactions contemplated hereby will not be received.

     SECTION 6.02 Notice of Developments. Prior to the Closing, each party hereto shall promptly notify the other parties hereto in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of such party in this Agreement or which could have the effect of making any representation or warranty of such party in this Agreement untrue or incorrect in any respect.

     SECTION 6.03 Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

     SECTION 6.04 Extension of Tender Offer; Termination of NPAs; Deemed Amendment to Notes. Upon execution of this Agreement, (a) CVGI shall cause CVGAC to extend the Tender Offer until February 15, 2002, the anticipated date of the Closing, and CVGI shall cause CVGAC to further extend the Tender Offer as necessary to the actual date of the Closing, unless this Agreement terminates before the sale of the Notes at the Closing is consummated, (b) the NPAs shall terminate (which, with regard to the 7.5% NPA, will be

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deemed to be a termination under Paragraph 8.2(a) of the 7.5% NPA) and, other than CVGI’s rights under Paragraph 11.1 of the 7.5% NPA to have expenses reimbursed by Classic, shall cease to have any further force or effect and none of Classic, CVGI or GVI shall have any rights or obligations thereunder, and (c) the 7.5% Notes shall be amended as provided in the 7.5% Notes Amendment and Waiver Agreement, which is attached as Exhibit 6.04(c)(i) hereto and the 9% Notes shall be amended as provided in the 9% Notes Amendment and Waiver Agreement, which is attached as Exhibit 6.04(c)(ii) hereto.

     SECTION 6.05 Cancellation of Notes; Issuance of Replacement Notes. At the Closing, the Notes shall be cancelled and in consideration therefor Classic shall issue to the Purchaser the Replacement Notes.

     SECTION 6.06 Withdrawal of Tender Offer and Payment to Classic Stockholders. (a) If the Closing takes place, as soon as practicable thereafter, but in any event not later than the close of business on the first Business Day after the Closing Date (or such other day as is the day on which the purchase of the Notes is completed), CVGI will cause CVGAC to withdraw the Tender Offer without purchasing any shares which are tendered in response to the Tender Offer.

     (b)  Promptly after the Tender Offer is withdrawn in accordance with Section 6.06(a), GVI will pay to the holders of record of the Classic Common Stock other than GVI and Thayer (such stockholders, the “Public Stockholders”), the sum of $0.15 per share. In order to make that payment, not later than forty-five (45) days after the Closing Date, GVI will pay $661,016 to American Stock Transfer & Trust, in its capacity as transfer agent for the Classic Common Stock (the “Transfer Agent”), with an irrevocable and unconditional instruction to distribute that sum, at the rate of $0.15 per share, to the Public Stockholders. In addition, Thayer agrees to deliver the sum of $484,745 to GVI not later than forty (40) days after the Closing Date with an irrevocable and unconditional instruction to pay $0.11 per share to the Public Stockholders. At the same time GVI pays $661,016 to the Transfer Agent, GVI will forward to the Transfer Agent the $484,745 which GVI received from Thayer with an irrevocable and unconditional instruction to distribute that sum, at the rate of $0.11 per share, to the Public Stockholders. The foregoing payments by GVI and Thayer to the Public Stockholders shall be subject to no conditions whatsoever. GVI, Thayer and Classic agree that the form of such instructions from GVI to the Transfer Agent, the procedures for the distribution to the Public Stockholders and any arrangements in connection therewith, including without limitation the fixing of a record date for such distribution and the form and substance of any disclosures to the public or the Public Stockholders, shall be subject to review by Classic to ensure that they comply with applicable laws and stock exchange rules.

     SECTION 6.07 Registered Shares. (m) Registration Statement. The Purchaser shall, as promptly as reasonably practicable:

(i) prepare and file with the SEC a registration statement on Form S-3 (the “Registration Statement”) with respect to the resale by the Sellers of any shares of Expedia Common Stock issued to the Sellers hereunder (including a sufficient number of shares to cover any Additional Shares) (collectively, the “Registered Shares”) and use reasonable best efforts to cause the Registration Statement to become effective as

15

promptly as reasonably practicable, and keep the Registration Statement effective until the resale of all Initial Shares and Additional Shares has been completed;

(ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the Registered Shares and cause the Registration Statement to be declared effective;

(iii) furnish to the Sellers such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registered Shares;

(iv) use commercially reasonable efforts to register and qualify the Registered Shares under such other securities or blue sky laws of any applicable jurisdictions as may be required;

(v) notify the Sellers at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(vi) cause all Registered Shares to be listed on Nasdaq; and

(vii) provide a transfer agent and registrar for all Registered Shares and a CUSIP number for all such Registered Shares, in each case not later than the effective date of such registration.

     (n)  Information from Sellers. Sellers shall promptly furnish to the Purchaser all such information regarding the Sellers as shall be required to effect the registration of the Registered Shares. In addition, each Seller hereby agrees to be named as an “underwriter” (as that term is defined in Section 2(a)(11) of the Securities Act) in the Registration Statement.

     (o)  Indemnification. With respect to the Registered Shares that shall be included in a registration statement pursuant to this Section 6.07:

(i) To the extent permitted by law, the Purchaser will indemnify and hold harmless each Seller, the officers, directors and members of each Seller, legal counsel and accountants for each Seller, any underwriter (as defined in the Securities Act) for such Seller and each person, if any, who controls such Seller or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue

16

statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Purchaser of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws; and the Purchaser will reimburse each such Seller, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.07(c)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser (which consent shall not be unreasonably withheld), nor shall the Purchaser be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Seller, underwriter or controlling person; provided further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Seller or underwriter, or any person controlling such Seller or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares, if a copy of the prospectus (as then amended or supplemented if the Purchaser shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Seller or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(ii) To the extent permitted by law, each Seller will severally as to itself and not jointly indemnify and hold harmless the Purchaser, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Purchaser within the meaning of the Securities Act, legal counsel and accountants for the Purchaser, any underwriter, any other Seller selling securities in the Registration Statement and any controlling person of any such underwriter or other Seller, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Seller expressly for use in connection with such registration; and each such Seller will reimburse any person intended to be indemnified pursuant to this Section 6.07(c)(ii), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.07(c)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Seller (which consent shall not be unreasonably withheld); provided, further, that in no

17

event shall any indemnity under this Section 6.07(c)(ii) exceed the net proceeds from the resale of Registered Shares received by such Seller.

(iii) Promptly after receipt by an indemnified party under this Section 6.07(c) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.07(c), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.07(c), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.07(c).

(iv) If the indemnification provided for in this Section 6.07(c) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     The obligations of the Purchaser and Sellers under this Section 6.07(c) shall survive the completion of the resales of the Registered Shares.

ARTICLE VII

CONDITIONS TO CLOSING

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     SECTION 7.01 Condition to Obligations of the Sellers and the Purchaser. The obligations of each Seller and the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver (where permissible), at or prior to the Closing, of the following condition:

     (a)  No Governmental Order. No Governmental Authority shall have enacted, issued, promulgated or entered any Governmental Order which is then in effect and has the effect of seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which is likely to render it impossible or unlawful to consummate such transactions.

     SECTION 7.02 Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver (where permissible), at or prior to the Closing, of each of the following conditions:

     (a)  Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC; and

     (b)  Nasdaq Quotation. The shares of Expedia Common Stock to be issued to the Sellers hereunder shall have been authorized for quotation on Nasdaq, subject to notice of official issuance.

ARTICLE VIII

TERMINATION AND WAIVER

     SECTION 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

     (a)  by either the Purchaser or the Sellers in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

     (b)  by the mutual written consent of the Sellers and the Purchaser; or

     (c)  by either the Purchaser or the Sellers if the Registration Statement shall not have been declared effective by March 31, 2002; provided, however, that the right to terminate this Agreement under this Section 8.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

     SECTION 8.02 Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Sections 8.02(b)

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and 9.01 and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

     SECTION 8.03 Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

ARTICLE IX

GENERAL PROVISIONS

     SECTION 9.01 Expenses. The Purchaser shall only be responsible for any costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred, including, without limitation, the fees and disbursements of its counsel, financial advisors and accountants. In no event shall the Purchaser be responsible for any costs and expenses incurred by any other party in connection with this Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred, including, without limitation, the fees and disbursements of counsel, financial advisors and accountants to any other party.

     SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

(a)	if to Classic:

Classic Vacation Group, Inc.
One North First Street, Suite 300
San Jose, CA 95113
Telecopy: (408) 993-8547
Attention: Chief Financial Officer

with a copy to:

Hogan & Hartson LLP
555 Thirteenth Street, NW
Washington, D.C. 20004

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Telecopy: (202) 637-5910
Attention: J. Hovey Kemp, Esq.

(b)	if to the Purchaser:

Expedia, Inc.
13810 SE Eastgate Way, Suite 400
Bellevue, WA 98005
Telecopy: (425) 564-7240
Attention: General Counsel

with a copy to:

Shearman & Sterling
555 California Street, Suite 2000
San Francisco, CA 94104
Telecopy: (415) 616-1199
Attention: Peter D. Lyons, Esq.

(c)	if to CVGI:

CVG Investment LLC
c/o Three Cities Research, Inc.
650 Madison Avenue
New York, NY 10022
Telecopy: (212) 980-1142
Attention: J. William Uhrig

with a copy to:

Clifford Chance Rogers & Wells LLP
200 Park Avenue
New York, NY 10166
Telecopy: (212) 878-8375
Attention: David W. Bernstein, Esq.

and with a copy to:

Thayer Equity Investors III, L.P.
c/o Thayer Capital Partners
1455 Pennsylvania Avenue, N.W., Suite 350
Washington, D.C. 20004
Telecopy: (202) 371-0391
Attention: Daniel Raskas

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and with a copy to:

Kirkland & Ellis
655 Fifteenth Street, N.W., Suite 1200
Washington, D.C. 20005
Telecopy: (202) 879-5200
Attention: Terrance L. Bessey, Esq. and Michael T. Edsall, Esq.

(d)	if to GVI:

GV Investment LLC
c/o Three Cities Research, Inc.
650 Madison Avenue
New York, NY 10022
Telecopy: (212) 980-1142
Attention: J. William Uhrig

with a copy to:

Clifford Chance Rogers & Wells LLP
200 Park Avenue
New York, NY 10166
Telecopy: (212) 878-8375
Attention: David W. Bernstein, Esq.

     SECTION 9.03 Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement, except to the extent required by Law or by rules of Nasdaq or the American Stock Exchange, in which case each party shall agree to use reasonable efforts to consult with the other parties hereto regarding the timing and contents thereof prior to any such release or public announcement or communication.

     SECTION 9.04 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

22

     SECTION 9.06 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

     SECTION 9.07 Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Sellers and the Purchaser (which consent may be granted or withheld in the sole discretion of the Sellers or the Purchaser); provided, however, that the Purchaser may assign its rights (but not its obligations) under this Agreement to an Affiliate of the Purchaser without the consent of the Sellers.

     SECTION 9.08 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.09 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Sellers and the Purchaser or (b) by a waiver in accordance with Section 8.03.

     SECTION 9.10 Governing Law(a) . (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (b)  Each party hereto irrevocably submits to the jurisdiction of any Washington state court or any federal court sitting in the State of Washington in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Washington state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

     (c)  To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

     (d)  Each party hereto waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party hereto certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section.

23

     SECTION 9.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

24

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CVG INVESTMENT LLC

By:
Name: Jeanette Welsh Title: Secretary and Treasurer

GV INVESTMENT LLC

By:
Name: Jeanette Welsh Title: Secretary

EXPEDIA, INC

By:
Name: Gregory S. Stanger Title: Senior Vice President and Chief Financial Officer

CLASSIC VACATION GROUP, INC

By:
Name: Debbie A. Lundquist Title: Executive Vice President and Chief Financial Officer

And, solely, for the purposes of Section 6.06(b) herein:

THAYER EQUITY INVESTORS III, L.P.

By: TC Equity Partners, L.L.C, its general partner

By:
Name: Daniel A. Raskas Title: Managing Director

25

EXHIBIT A

FORM OF 7.5% REPLACEMENT NOTE

DEMAND PROMISSORY NOTE

Note: E-1 $[ ]	February [ ], 2002

     FOR VALUE RECEIVED, the undersigned, CLASSIC VACATION GROUP, INC., a New York corporation (“Maker”), HEREBY PROMISES TO PAY ON DEMAND (subject to the limitations on demand set forth in the paragraph below) to the order of EXPEDIA, INC. (herein called “Payee”, which term shall herein in every instance refer to Payee and all assignees and successors-in-interest) the principal sum of $[                               ] on or before December 31, 2006; together with interest (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable) on the principal amount hereof from time to time outstanding from the date hereof until such principal amount is paid in full, at an interest rate per annum of seven and a half percent (7.5%) (the “Interest Rate”); provided, however, that any overdue amount of principal, interest or other amounts payable hereunder shall bear interest, payable on demand, at the rate which is 500 basis points higher than the Interest Rate, or such lower rate as is the maximum rate permitted by law. Interest shall be payable on the first day of March, June, September and December of each year (each an “Interest Payment Date”), with the first interest payment to be made on the first Interest Payment Date after the Termination Date (as defined below).

     Payee shall not be entitled to any demand for payment hereunder until the date that the Asset Purchase Agreement, dated as of January 22, 2002, among the Maker, Payee and Classic Custom Vacations (“CCV”), a California corporation (the “Asset Purchase Agreement”), has been terminated prior to consummation in accordance with its terms (the “Termination Date”). Upon consummation of the Asset Purchase Agreement in accordance with its terms, Payee agrees to surrender and cancel this Note, as partial consideration for the purchase by Payee of the assets of CCV thereunder.

     Maker agrees to pay on demand all costs and expenses, if any, including reasonable counsel fees and expenses, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note.

     Both principal and interest hereunder are payable prior to 11:00 A.M. (Washington time) on the day for payment thereof (whether upon demand or otherwise) in lawful money of the United States of America to the Payee in same day funds at such address or to such account as Payee specifies to Maker in writing at least three (3) Business Days before any payment is to be made. Whenever any payment hereunder shall be stated to be due on a day other than a day of the year on which banks are not required or authorized to close in

A-1

Washington (any such other day being a “Business Day”), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

     Maker shall have the right to prepay the whole or any part of the principal sum hereof, together with any interest which has accrued thereon as of the date of such prepayment and which is attributable to the portion of the principal amount to be prepaid and any other amounts due under this Note, without premium or penalty at any time and from time to time.

     Payee may freely assign this Note or its interest herein to any of its direct or indirect subsidiaries, parent entities or successors in interest. Payee may not sell or assign this Note or its interest herein to any party other than those listed in the preceding sentence without first receiving prior written approval from Maker, and such approval is not to be unreasonably withheld.

     This Note shall be governed by and construed in accordance with the laws of the State of Washington.

CLASSIC VACATION GROUP, INC

By:
Title:

A-2

EXHIBIT B

FORM OF 9% REPLACEMENT NOTE

DEMAND PROMISSORY NOTE

Note: E-2 $[ ]	February [ ], 2002

     FOR VALUE RECEIVED, the undersigned, CLASSIC VACATION GROUP, INC., a New York corporation (“Maker”), HEREBY PROMISES TO PAY ON DEMAND (subject to the limitations on demand set forth in the paragraph below) to the order of EXPEDIA, INC. (herein called “Payee”, which term shall herein in every instance refer to Payee and all assignees and successors-in-interest) the principal sum of $[ ] on or before July 1, 2007; together with interest (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable) on the principal amount hereof from time to time outstanding from the date hereof until such principal amount is paid in full, at an interest rate per annum of nine percent (9%) (the “Interest Rate”); provided, however, that any overdue amount of principal, interest or other amounts payable hereunder shall bear interest, payable on demand, at the rate which is 200 basis points higher than the Interest Rate, or such lower rate as is the maximum rate permitted by law. Interest shall be payable on the first day of March, June, September and December of each year (each an “Interest Payment Date”), with the first interest payment to be made on the first Interest Payment Date after the Termination Date (as defined below).

     Payee shall not be entitled to any demand for payment hereunder until the date that the Asset Purchase Agreement, dated as of January 22, 2002, among the Maker, Payee and Classic Custom Vacations (“CCV”), a California corporation (the “Asset Purchase Agreement”), has been terminated prior to consummation in accordance with its terms (the “Termination Date”). Upon consummation of the Asset Purchase Agreement in accordance with its terms, Payee agrees to surrender and cancel this Note, as partial consideration for the purchase by Payee of the assets of CCV thereunder.

     Maker agrees to pay on demand all costs and expenses, if any, including reasonable counsel fees and expenses, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note.

     Both principal and interest hereunder are payable prior to 11:00 A.M. (Washington time) on the day for payment thereof (whether upon demand or otherwise) in lawful money of the United States of America to the Payee in same day funds at such address or to such account as Payee specifies to Maker in writing at least three (3) Business Days before any payment is to be made. Whenever any payment hereunder shall be stated to be due on a day

B-1

other than a day of the year on which banks are not required or authorized to close in Washington (any such other day being a “Business Day”), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

     Maker shall have the right to prepay the whole or any part of the principal sum hereof, together with any interest which has accrued thereon as of the date of such prepayment and which is attributable to the portion of the principal amount to be prepaid and any other amounts due under this Note, without premium or penalty at any time and from time to time.

     Payee may freely assign this Note or its interest herein to any of its direct or indirect subsidiaries, parent entities or successors in interest. Payee may not sell or assign this Note or its interest herein to any party other than those listed in the preceding sentence without first receiving prior written approval from Maker, and such approval is not to be unreasonably withheld.

     This Note shall be governed by and construed in accordance with the laws of the State of Washington.

CLASSIC VACATION GROUP, INC

By:
Title:

EXHIBIT 6.04(c)(i)

7.5% NOTES AMENDMENT AND WAIVER AGREEMENT

EXHIBIT 6.04(c)(ii)

9% NOTES AMENDMENT AND WAIVER AGREEMENT

EXHIBIT D
[LIQUIDATION AND INDEMNIFICATION AGREEMENT]

EXECUTION COPY

LIQUIDATION AND INDEMNIFICATION AGREEMENT

Among

CLASSIC VACATION GROUP, INC.

THAYER EQUITY INVESTORS III, L.P.,

EXPEDIA, INC.

and

DEBBIE A. LUNDQUIST

Dated as of January 22, 2002

Page

ARTICLE I

LIQUIDATION AND INDEMNIFICATION

SECTION 1.01 Liquidation	2

SECTION 1.02 Assistance of Lundquist	2

SECTION 1.03 Indemnification of Lundquist and Expedia	2

ARTICLE II

GENERAL PROVISIONS

     LIQUIDATION AND INDEMNIFICATION AGREEMENT (this “Agreement”), dated as of January 22, 2002, by and among CLASSIC VACATION GROUP, INC., a New York corporation (“Classic”), THAYER EQUITY INVESTORS III, L.P., a Delaware limited partnership (“Thayer”), EXPEDIA, INC., a Washington corporation (“Expedia”) and DEBBIE A. LUNDQUIST (“Lundquist”).

W I T N E S S E T H:

     WHEREAS, contemporaneously with this Agreement, Classic, Expedia and Classic Custom Vacations, a California corporation (“CCV”) and a wholly owned subsidiary of Classic, are entering into an Asset Purchase Agreement (the “Asset Purchase Agreement”; terms used but not defined herein shall have the meaning ascribed to them therein), dated as of the date hereof, pursuant to which Expedia has agreed to acquire certain of the assets, and assume certain of the liabilities, of CCV, all on the terms and subject to the conditions more particularly set forth therein;

     WHEREAS, contemporaneously with this Agreement, Expedia, Classic, GV Investment LLC, a Delaware limited liability company (“GVI”) and CVG Investment LLC, a Delaware limited liability company (“CVGI”) and an Affiliate of Thayer, are entering into a Note Purchase Agreement (the “Note Purchase Agreement”), dated as of the date hereof, pursuant to which Expedia has agreed to acquire (i) from CVGI all of the outstanding 7.5% Convertible Senior Subordinated Notes due December 31, 2006 issued by Classic and all of the 7.5% Exchangeable Senior Subordinated Notes due December 31, 2006 issued by Classic and (ii) from GVI all of the 9% Convertible Subordinated Notes due July 1, 2007 issued by Classic, all on the terms and subject to the conditions more particularly set forth therein;

     WHEREAS, as a condition to and contemporaneously with the Asset Purchase Agreement, Lundquist is entering into an employment agreement with Expedia to be effective upon the consummation of the transactions contemplated thereunder, all on the terms and subject to the conditions more particularly set forth therein; and

     WHEREAS, after the consummation of the transactions contemplated by the Asset Purchase Agreement, (i) Classic shall effect a liquidating distribution to its stockholders in accordance with the Business Corporation Law of the State of New York (the “NYBCL”), (ii) the Purchaser shall use commercially reasonable efforts to cause Lundquist to be available to assist Classic with effecting such liquidating distribution, and (iii) each of Classic and Thayer shall indemnify and hold harmless the Purchaser and Lundquist for any losses suffered by either the Purchaser or Lundquist in connection with the winding up of Classic and such liquidating distribution, all on the terms and subject to the conditions more particularly set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

LIQUIDATION AND INDEMNIFICATION

1

     SECTION 1.01 Liquidation. As soon as practicable following the consummation of the transactions contemplated by the Asset Purchase Agreement, Classic shall effect a liquidating distribution to its stockholders in accordance with the NYBCL (the “Liquidating Distribution”). Such Liquidating Distribution shall be made only after payment of all amounts owed to any creditors of Classic and shall be made net of any federal, state or local Taxes payable by Classic, the Company or any Consolidated Corporation for all Tax periods (or portions thereof) ending at the close of business on the day of such Liquidating Distribution.

     SECTION 1.02 Assistance of Lundquist(a) . Expedia shall use commercially reasonable efforts to cause Lundquist to be available to assist Classic with effecting such Liquidating Distribution, provided, however, that such assistance shall comprise not more than five (5) hours per week or twenty (20) hours per month.

     SECTION 1.03 Indemnification of Lundquist and Expedia. (a) Each of Lundquist and Expedia, their Affiliates and their successors and assigns, and the officers, directors, employees and agents of Lundquist, Expedia, their Affiliates and their successors and assigns (each an “Indemnified Party”) shall be indemnified and held harmless by Classic and Thayer (each an “Indemnifying Party”), jointly and severally, for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys’ fees and expenses) actually suffered or incurred by such Indemnified Party, except to the extent resulting from the Indemnified Party’s willful misconduct or gross negligence (hereinafter a “Loss”), arising out of or resulting from (i) the Liquidating Distribution, (ii) any payments to, or the failure to pay, any creditors of Classic, or (iii) the winding up of Classic. To the extent that an Indemnifying Party’s undertakings set forth in this Section 1.03 may be unenforceable, such Indemnifying Party shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by any Indemnified Party. Notwithstanding anything to the contrary set forth in this Agreement, (x) Thayer’s maximum aggregate obligation to indemnify or contribute to the Losses incurred by the Indemnified Parties shall be limited to (i) a period of eighteen (18) months commencing on the date of the Liquidating Distribution and shall in no event extend beyond December 31, 2003, and (ii) the actual cash amount received by Thayer in respect of the Liquidating Distribution and (y) no Indemnified Party will proceed against Thayer until it has exhausted its remedies against Classic, provided, however, that nothing in this subclause (y) shall give any Indemnified Party the right to prevent Classic from proceeding to wind-up and effect the Liquidating Distribution, and Classic’s indemnification obligations under this Section 1.03 shall terminate and be of no further force and effect at such time as Classic makes such Liquidating Distribution.

     (b)       An Indemnified Party shall give the Indemnifying Parties notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Indemnifying Parties under this Section 1.03 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section 1.03 (“Third Party Claims”) shall be governed by and contingent

2

upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Parties notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Parties from any of its obligations under this Section 1.03 except to the extent the Indemnifying Parties are materially prejudiced by such failure and shall not relieve the Indemnifying Parties from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Section 1.03. If the Indemnifying Parties acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Parties shall be entitled to assume and control the defense of such Third Party Claim at their expense and through counsel of their choice if they give notice of their intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Parties, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Parties. In the event the Indemnifying Parties exercise the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Parties in such defense and make available to the Indemnifying Parties, at the Indemnifying Parties’ expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Parties. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Parties shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Parties’ expense, all such witnesses, records, materials and information in the Indemnifying Parties’ possession or under the Indemnifying Parties’ control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Parties without the prior written consent of the Indemnified Party.

ARTICLE II

GENERAL PROVISIONS

     SECTION 2.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 2.01):

     (a)       if to Classic, to its address set forth in the Asset Purchase Agreement.

     (b)       if to Expedia or Lundquist, to Expedia’s address set forth in the Asset

3

Purchase Agreement.

     (c)       if to Thayer, to its address set forth in the Voting Agreement.

     SECTION 2.02 Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement, except to the extent required by Law or by rules of Nasdaq or the American Stock Exchange, in which case each party shall agree to use reasonable efforts to consult with the other parties hereto regarding the timing and contents thereof prior to any such release or public announcement or communication.

     SECTION 2.03 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 2.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 2.05 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

     SECTION 2.06 Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of all the parties hereto.

     SECTION 2.07 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 2.08 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, all the parties hereto.

     SECTION 2.09 Governing Law(a) . (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

4

     (b)       Each party hereto irrevocably submits to the jurisdiction of any New York state court or any federal court sitting in the State of New York in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such New York state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

     (c)       To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

     (d)       Each party hereto waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party hereto certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section.

     SECTION 2.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CLASSIC VACATION GROUP, INC.

By:
	Name:	Debbie A. Lundquist
	Title:	Executive Vice President and Chief Financial Officer

THAYER EQUITY INVESTORS III, L.P.

By:	TC Equity Partners, L.L.C, its general partner

By:
	Name:	Daniel A. Raskas
	Title:	Managing Director

EXPEDIA, INC.

By:
	Name:	Gregory S. Stanger
	Title:	Senior Vice President and Chief Financial Officer

DEBBIE A. LUNDQUIST

By:

6

EXHIBIT E
FORM OF PROXY

CLASSIC VACATION GROUP, INC.
One North First St., Suite 300
San Jose, California 95113
(408) 882-8455

PROXY SOLICITED BY MANAGEMENT OF THE COMPANY

     The undersigned hereby constitutes and appoints Debbie A. Lundquist and Joseph K. Grabow, or either of them acting in the absence of the other, with full power of substitution, to be the true and lawful attorneys and proxies for the undersigned to vote at the Special Meeting of Shareholders of Classic Vacation Group, Inc., a New York corporation (the “Company”), to be held at the Company’s offices at One North First St., Suite 300, San Jose, California 95113 on _______________, 2002, at 9:00 a.m., local time, or at any adjournment thereof, notice of which meeting together with a Proxy Statement has been received.

     Said proxies are directed to vote the shares the undersigned would be entitled to vote if personally present upon the following matters, all more fully described in the Proxy Statement.

     The Board of Directors favors a vote FOR the following proposal:

     1.     That the Company approve and adopt the following proposal:

(a)	The sale by the Company of substantially all of its assets to Expedia, Inc., a Washington corporation, for approximately $5 million in cash plus the cancellation of approximately $47 million of the Company’s outstanding debt and the assumption of certain liabilities, all to be effected pursuant to an Asset Purchase Agreement, dated as of January 22, 2002; and

(b)	A proposed Plan of Complete Liquidation and Dissolution of the Company including the possible liquidation through a liquidating trust, if the Board determines in its reasonable judgment that the utilization of such a liquidating trust would be cost-efficient or otherwise in the best interests of the Company’s shareholders.

________ FOR	_______ AGAINST	_______ ABSTAIN

     2.     In accordance with their best judgment with respect to any other business that may properly come before the meeting.

     The shares represented by this Proxy will be voted and in the event instructions are given in the space provided, they will be voted in accordance therewith; if instructions are not given, they will be voted as recommended by the Directors with regard to the proposals.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement.

Number of Shares:________________  Dated:________________

____________________________________________
Signature (must correspond with the name
as printed in the space beside)